UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. __)

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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

NORTHRIM BANCORP, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

3111 C Street
Anchorage, AK 99503
April 18, 2023
Dear Shareholder:
I am pleased to invite you to attend the Northrim BanCorp, Inc. (the "Company") Annual Shareholders’ Meeting (the "Annual Meeting") where you will have the opportunity to hear about our 2022 operations and our plans for 2023. The Annual Meeting will be on Thursday, May 25, 2023, at 9 A.M. Alaska Daylight Time. The Annual Meeting will be a completely “virtual meeting" of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRIM2023. You will need to have your 16-Digit Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to join the Annual Meeting. Please keep your 16-Digit Control Number in a safe place so it is available to you for the Annual Meeting.
You will find additional information concerning the Company and our operations in the enclosed 2022 Annual Report and Form 10-K, which includes our audited financial statements for the year ended December 31, 2022.
Your opinion and your vote are very important to us. Please sign and return your proxy card, which is included with this document, as soon as possible. If you choose to attend the Annual Meeting online, voting by proxy will not prevent you from voting electronically; however, if you are unable to attend online, voting by proxy will ensure that your vote is counted.
Thank you for your continued support of the Company. If you have any questions, please feel free to contact the Corporate Secretary at (907) 562-0062.
Sincerely,
Joseph M. Schierhorn
Chairman, Chief Executive Officer, President & Chief Operating Officer

NOTICE OF ANNUAL SHAREHOLDERS’ MEETING
To Be Held Online at www.virtualshareholdermeeting.com/NRIM2023 on May 25, 2023
Notice is hereby given that Northrim BanCorp, Inc. (the "Company") will hold its 2023 Annual Shareholders’ Meeting (the "Annual Meeting") at 9 A.M. Alaska Daylight Time, on Thursday, May 25, 2023 at www.virtualshareholdermeeting.com/NRIM2023. The Annual Meeting will be a completely “virtual meeting" of shareholders. You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the live webcast of the Annual Meeting by visiting www.virtualshareholdermeeting.com/NRIM2023. You will need to have your 16-Digit Control Number included on your Notice or proxy card (if you received a printed copy of the proxy materials) to participate in the Annual Meeting. The Annual Meeting will be held for the following purposes, as more fully described in the accompanying proxy statement:
1)    To elect thirteen directors nominated by the Company's Board of Directors (the "Board") for a term ending at the 2024 Annual Meeting or such other date as their successors may be elected and qualified;
2)     To approve the Company's 2023 Stock Incentive Plan;
3)     To approve, by nonbinding vote, the compensation of the named executive officers as disclosed in these materials;
4)    To approve, by non-binding vote, the frequency of future advisory votes on executive compensation;
5)    To ratify the selection of Moss Adams LLP as the Company’s independent registered public accounting firm for fiscal year 2023; and
6)    To transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.
Shareholders owning the Company's shares of common stock at the close of business on March 31, 2023 are entitled to receive notice of and to vote online during the Annual Meeting or any adjournment or postponement of that meeting.
The Board recommends that shareholders vote "FOR" the slate of nominees to the Board outlined in this proxy statement; "FOR" approval of the Company's 2023 Stock Incentive Plan; "FOR" the approval of the compensation of the Company's named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement; "FOR" approval of the frequency of "every year" for future advisory votes on executive compensation; and "FOR" the ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year 2023.
By order of the Board of Directors,
/s/ Stefan Saldanha
Stefan Saldanha
Corporate Secretary
April 18, 2023
Whether or not you plan to attend the Annual Meeting online, please complete, sign and date the enclosed form of proxy and mail it promptly in the enclosed return envelope, which requires no postage if mailed in the United States. Alternatively, you may vote using the Internet by following the instructions described in the enclosed proxy statement. Your vote is important to us. If you participate in the Annual Meeting online, you may vote your shares online if you wish to do so even if you have previously sent in your proxy.

i

NORTHRIM BANCORP, INC.
3111 C Street
Anchorage, Alaska 99503
PROXY STATEMENT
The Board is soliciting proxies for this year’s Annual Meeting. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.
The Board set March 31, 2023, as the record date for the Annual Meeting. Shareholders who owned the Company’s common stock on that date are entitled to vote online during the Annual Meeting, with each share entitled to one vote. There were 5,672,841 shares of the Company's common stock outstanding as of the record date.
Voting materials, which include this proxy statement dated April 18, 2023, a proxy card, the 2022 Annual Report and the Company’s Annual Report on Form 10-K, are first being mailed to shareholders on or about April 18, 2023, unless the shareholder has elected electronic delivery. If the shareholder has elected electronic delivery, we have provided a notice of Internet availability of proxy materials which contains instructions on how to access proxy materials via the Internet or how to request a printed set of proxy materials. Additionally, this Proxy Statement, the 2022 Annual Report and the Company's Annual Report on Form 10-K are available at www.northrim.com by clicking the "Investor Relations" link. In accordance with Securities and Exchange Commission rules, our proxy materials posted on both our website and the website described below do not contain any cookies or other tracking features.
INTERNET AVAILABILITY OF PROXY MATERIALS
*****IMPORTANT NOTICE*****
Regarding the Availability of Proxy Materials for the Annual Shareholders’ Meeting
To be Held Online at www.virtualshareholdermeeting.com/NRIM2023 on May 25, 2023
Securities and Exchange Commission rules allow us to furnish proxy materials to our shareholders over the internet.
The Proxy Statement and Annual Report to Shareholders are available at
www.proxyvote.com

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL SHAREHOLDERS’ MEETING
______________________________________________________________________________________________________
Why is the Annual Meeting being held online?
As permitted by the Company’s Bylaws, as amended (the "Bylaws"), we will utilize the virtual meeting format for the Annual Meeting in order to facilitate and increase shareholder attendance and participation by enabling shareholders to participate fully and equally from any location around the world, at no cost. We believe that the use of the virtual annual meeting format is the right choice for the Company under the circumstances, as it not only brings cost savings to the Company and our shareholders, but also increases our ability to engage with all shareholders, regardless of their size, resources, or physical location. We view the virtual meeting format as consistent with our commitment to shareholder engagement as one of our tools by which to further reach our shareholder base. A virtual meeting is also environmentally friendly and in line with our commitment to sustainable business practices.

We remain sensitive to concerns regarding virtual meetings generally from investor advisory groups and other shareholder rights advocates who have voiced concerns that virtual meetings may diminish shareholder voice or reduce accountability. Our Bylaws provide that our annual meetings may be held virtually, by means of remote communication, and our virtual shareholder meeting guidelines provide that (i) we implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting is a shareholder or proxy holder, (ii) we implement reasonable measures to provide shareholders and proxy holders a reasonable opportunity to participate in the meeting and to vote on matters submitted to shareholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) we maintain a record of any votes or other action taken by shareholders or proxy holders at the meeting. Accordingly, the procedures for our virtual meeting format comply with these requirements, and in fact, we believe that our format enhances, rather than constrains, shareholder access, participation and communication. For example, the online format allows shareholders to communicate with us during the meeting so they can ask appropriate questions of our Board or management in accordance with the rules of conduct for the meeting. A further description regarding this process can be found under “Questions and Answers About Voting and the Annual Shareholders’ Meeting - How Do I Attend and Participate in the Annual Meeting.” During the live Q&A session of the meeting, we will answer questions as they come in, as time permits.

See “Questions and Answers About Voting and the Annual Shareholders’ Meeting - How Do I Attend and Participate in the Annual Meeting” in this proxy statement for more information regarding this year’s virtual Annual Meeting. In addition, information regarding the ability of shareholders to ask questions during the Annual Meeting, related rules of conduct at the Annual Meeting, and procedures for posting appropriate questions received during the Annual Meeting, will be available on our website at www.northrim.com under "Investor Relations." Similarly, matters addressing technical and logistical issues, including technical support during the Annual Meeting and related to accessing the Annual Meeting’s virtual meeting platform, will be available at www.virtualshareholdermeeting.com/NRIM2023.

Why am I receiving this proxy statement and proxy card?
You are receiving this proxy statement and proxy card because you own shares of the Company’s common stock. This proxy statement describes matters on which we would like you to vote on at the Annual Meeting.
When you sign the proxy card, you appoint the persons named in the proxy, Messrs. Joseph M. Schierhorn and Jed W. Ballard, as your representatives at the Annual Meeting, and those persons will vote your shares at the Annual Meeting as you have instructed on the proxy card. This way, your shares will be voted even if you cannot attend the Annual Meeting online.
Who is soliciting my proxy, and who is paying the cost of solicitation?
The enclosed proxy is solicited by and on behalf of the Board, and the Company will bear the costs of solicitation. Certain directors, officers, and employees of the Company and/or its subsidiary, Northrim Bank (the "Bank"), may solicit proxies by telephone, facsimile, the Internet, and personal contact.
The Company does not expect to pay any compensation to employees, officers, or directors for soliciting proxies, but will reimburse brokers, nominees, and similar record holders for reasonable expenses in mailing proxy materials to beneficial owners of the Company’s common stock.

How do I attend and participate in the Annual Meeting?
Our completely virtual Annual Meeting will be conducted on the internet via live audio webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/NRIM2023. You also will be able to vote your shares online during the Annual Meeting.
All shareholders of record as of March 31, 2023, or their duly appointed proxies, may participate in the Annual Meeting. To participate in the Annual Meeting, you will need the 16-Digit Control Number included on your Notice, on your proxy card or on the instructions that accompanied your proxy materials. The Annual Meeting webcast will begin promptly at 9:00 A.M. Alaska Daylight Time. We encourage you to access the meeting prior to the start time. Online access will begin at 8:45 A.M. Alaska Daylight Time.
The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a robust internet connection wherever they intend to participate in the Annual Meeting. Participants should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the Annual Meeting.
If you choose to vote your shares online during the Annual Meeting, please follow the instructions provided on the Notice to log in to www.virtualshareholdermeeting.com/NRIM2023. You will need the 16-Digit Control Number included on your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.
Even if you plan to participate in the Annual Meeting, the Company strongly recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting. Voting promptly will save us the expense of further requests for proxies in order to ensure a quorum at the Annual Meeting.
Shareholders may submit questions during the Annual Meeting. If you wish to submit a question, you may do so by logging into the virtual meeting platform at www.virtualshareholdermeeting.com/NRIM2023, type your question into the “Ask a Question” field, and click “Submit.”
Questions pertinent to meeting matters will be answered during the Annual Meeting, subject to time constraints. Questions regarding matters irrelevant to the Company’s business, material non-public information, related to threatened or ongoing litigation, repetitious statements, or personal matters, are not pertinent to meeting matters and therefore will not be answered.
What if I experience technical difficulties with attending the virtual Annual Meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

What am I voting on, and what vote is required for approval?
At the Annual Meeting, you will be asked to vote on:
●    the election of thirteen directors to serve on the Board until the 2024 Annual Meeting or until their successors have been elected and have qualified ("Proposal 1");
●    approval of the Northrim BanCorp 2023 Stock incentive Plan ("Proposal 2");
●    a non-binding advisory vote on the compensation of the named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure in this proxy statement ("Proposal 3");
●    a non-binding advisory vote for the approval of the frequency of "one year" for future advisory votes on executive compensation ("Proposal 4"); and,
●    the ratification of Moss Adams LLP as the Company’s independent registered accounting firm for fiscal year 2023 ("Proposal 5").
All proposals will require the affirmative vote of a majority of the Company's shareholders online or represented by a duly executed proxy at the Annual Meeting.

Who is entitled to vote?
Only shareholders who owned the Company’s common stock as of the close of business on the record date, March 31, 2023, are entitled to receive notice of the Annual Meeting and to vote the shares online that they held on that date at the Annual Meeting, or any postponement or adjournment of the Annual Meeting.
How do I vote, and how are the votes counted?
Registered shareholders may vote online during the Annual Meeting, on the Internet, or by mail.
●    Voting Online during the Annual Meeting. If you attend the Annual Meeting online, you may vote as instructed at the Annual Meeting. However, if you hold your shares in street name (that is, through a broker/dealer or other nominee), you will need to have with you during the Annual Meeting a proxy delivered to you by such nominee reflecting your share ownership as of the record date and your 16-Digit Control Number.
●    Voting on the Internet. Go to www.proxyvote.com and follow the instructions. You will need your proxy when you access the website.
●    Voting by Mail. Complete, date, sign, and mail the proxy in the enclosed postage pre-paid envelope. If you mark your voting instructions on the proxy, your shares will be voted at the Annual Meeting as you instruct. Please see the proxy for voting instructions.
If you own your shares through a brokerage account or in other nominee form, you should follow the instructions you receive from the record holder to see which voting methods are available. If your shares are registered in your own name and you attend the Annual Meeting online, you may vote online during the Annual Meeting, prior to the vote being closed. "Street name" shareholders, that is, those shareholders whose shares are held in the name of and through a broker or other nominee, who wish to vote online during the Annual Meeting will need to obtain a proxy from the broker or nominee that holds their shares. Your broker or nominee will generally provide you with the appropriate forms at the time you receive this proxy statement, including your 16-Digit Control Number. If you own your shares through a broker or other nominee, you cannot vote online during the Annual Meeting unless you receive a proxy card, including a 16-Digit Control Number, from the broker or nominee.
Each shareholder will be entitled to one vote for each share of common stock held of record by the shareholder on the record date, March 31, 2023. With regard to the election of directors, you may cast your vote in favor of some or all of the nominees, or you may withhold your vote for any nominee in the election of directors. Withheld votes will be excluded entirely from the vote and will have no effect on the outcome. On other proposals, you can "abstain." If you abstain, your shares will be counted as present at the Annual Meeting for purposes of that proposal and your abstention will have the effect of a vote against the proposal. Shareholders may not cumulate their votes for the election of directors.
If your shares are held in street name, the broker or nominee is permitted to exercise voting discretion under certain circumstances. At the Annual Meeting, if the broker or nominee is not given specific voting instructions, the shares may not be voted on Proposal 1, Proposal 2, Proposal 3, or Proposal 4 by the broker or nominee in their own discretion, and the votes will be "broker non-votes," which will have the effect of excluding your vote from the tallies. However, in these cases, and in cases where the shareholder abstains from voting on a matter, those shares will be counted for determining whether a quorum is present. We expect that brokers or nominees will be allowed to exercise discretionary authority for beneficial owners who have not provided voting instructions with respect to Proposal 5 to ratify the Company’s selected independent registered public accounting firm, but abstentions will have the effect of a vote against the Proposal 5.
If your shares are held of record in your own name and you do not vote, your shares will not be voted.
What does it mean if I receive more than one proxy card?
It means that you hold shares in multiple accounts. Please complete and return all proxies (either by mail or over the Internet) to ensure that your shares are all voted in accordance with your instructions.

Can I change my vote after I return my proxy card?
Yes. If the enclosed proxy is duly executed and received in time for the Annual Meeting, the persons named in the proxy will vote the shares represented by the proxy "FOR" the thirteen nominees listed in the proxy statement, "FOR" the approval of the Company's 2023 Stock Incentive Plan, "FOR" the approval of the compensation of the named executive officers, "FOR" the approval of the frequency of "every year" for future advisory votes on executive compensation, and "FOR" the ratification of the Company’s independent registered public accounting firm. If you grant a proxy, you may revoke it at any time before its exercise by submitting a second proxy with a subsequent date either over the Internet or by mail to the attention of the Corporate Secretary at P.O. Box 241489, Anchorage, AK 99524-1489 or by announcing your revocation to the Corporate Secretary online during the Annual Meeting prior to the taking of a shareholder vote. The shares represented by properly executed proxies that are not revoked will be voted in accordance with the specifications in such proxies.
Can I vote on other matters or submit a proposal to be considered at the Annual Meeting?
The Company has not received timely notice of any shareholder proposals to be considered at the Annual Meeting, and shareholders may submit matters for a vote only in accordance with the Bylaws. The Board does not presently know of any other matters to be brought before the Annual Meeting.
For shareholders seeking to include proposals in the proxy materials for the 2024 Annual Meeting, including nominations for director candidates, the proposing shareholder or shareholders must comply with our Bylaws, all applicable regulations, including Rule 14a-8 and Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the proposals must be received by the Corporate Secretary of the Company on or before January 26, 2024. Upon receipt of such proposal, the Company will determine whether to include the proposal in its proxy materials for the 2024 Annual Meeting in accordance with the Bylaws and applicable law. Shareholders who intend to solicit proxies in support of director nominees other than the Company's nominees under Rule 14a-19 of the 1934 Act must comply with the requirements of the Company's Bylaws, including providing the notice required under Rule 14a-19 by January 26, 2024 and complying with the requirements of Rule 14a-19 and Section 2.2 of the Company's Bylaws. The Company will disregard any proxies solicited for a shareholder's director nominees if such shareholder fails to comply with such requirements. Shareholder proposals should be sent to the attention of the Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489. A further description regarding this process can be found under "Information Concerning Shareholder Proposals and Director Nominations."
How many votes are needed to hold the Annual Meeting?
A majority of the Company’s outstanding shares as of the record date (a quorum) must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. Shares are counted as present at the Annual Meeting if a shareholder is online and votes online during the Annual Meeting or has properly submitted an executed proxy card either over the Internet or by mail. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. As of March 31, 2023, the record date for the Annual Meeting, 5,672,841 shares of the Company’s common stock were outstanding and eligible to vote.
How many shares are owned by the Directors and Executive Officers?
All directors and named executive officers of the Company as a group (comprised of 17 individuals) beneficially held 229,068 shares of the Company's common stock as of March 31, 2023, representing 4.0% of the outstanding common stock of the Company.
Where and when will I be able to find the results of the voting?
The results of the voting will be announced at the Annual Meeting. Final results will be disclosed in the Company’s Current Report on Form 8-K to be filed with the Securities and Exchange Commission within four business days after the conclusion of the Annual Meeting.
How do I communicate with Directors?
The Board provides a process for shareholders to send communications to the Board or any of the individual directors. Shareholders may send communications to the Board or any of the directors at c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489. All communications will be compiled by the Corporate Secretary of the Company and submitted to the Board or the individual directors on a periodic basis.

PROPOSAL 1: ELECTION OF DIRECTORS
______________________________________________________________________________________________________
General Information
How many directors are nominated?
The Company’s Articles of Incorporation provide that the Board will consist of not less than five nor more than twenty-five directors. Currently, the Board consists of thirteen directors, and the Board has set the number of directors to be elected at the Annual Meeting at thirteen.
Who are the nominees?
The Board has nominated the individuals listed on the following pages for election as directors for a one year term expiring at the 2024 Annual Meeting or until their successors have been elected and qualified. If any nominee declines or becomes unable to serve as a director before the Annual Meeting, the Board will select a replacement nominee, and your proxies will be voted for that replacement nominee. The Board presently has no knowledge that any nominee will decline or be unable to serve.
It is the Company’s policy to encourage director nominees up for election at the Annual Meeting to attend the Annual Meeting. All directors up for election at the 2023 Annual Meeting attended the 2022 Annual Meeting with the exception of Director Schutt who was excused from the meeting and Director Romano who was not a director in 2022.
Information about the Nominees
The following table provides certain information about the nominees for director, including age, principal occupation(s), and public company directorships held during the past five years, and year first elected a director of the Company. All of the nominees are presently directors of the Company and the Bank. There are no family relationships among any of our current directors, director nominees, or executive officers. All of the nominees, with the exception of Messrs Schierhorn and Schutt, are deemed by the Board to be independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Name/Age	Occupation of Nominee During Past Five Years
Larry S. Cash, 71 Director Since: 1995	Since 2020	Chair, RIM Architects, LLC (Alaska, California, Guam and Hawaii)
	2017 to 2020	Chief Executive Officer, RIM Architects, LLC (Alaska, California, Guam and Hawaii)
	1986 to 2016	President of RIM Architects, LLC

Anthony J. Drabek, 75 Director Since: 1991	Since 2019	Director, Koniag, Inc., an Alaska Native Corporation
	1989 to 2010	President and Chief Executive Officer, Natives of Kodiak, Inc., an Alaska Native Corporation
	2001 to 2010	President, Koncor Forest Products Co.
	1986 to 2010	Chairman, Koncor Forest Products Co.

Karl L. Hanneman, 65 Director Since: 2014	Since 2020	Director, Gatos Silver, Inc.
	Since 2018	Director, International Tower Hill Mines, Ltd. (An advanced exploration stage mining company.)(1)
	Since 2017	Chief Executive Officer, International Tower Hill Mines, Ltd.
	2018 to 2020	Director, Sunshine Silver Mining & Refining Corp.
	2015 to 2016	Alaska Chief Operating Officer, International Tower Hill Mines, Ltd.
	2010 to 2015	Alaska General Manager, International Tower Hill Mines, Ltd.
	2010 to 2020	Director, Fairbanks Chamber of Commerce
	2008 to 2010	Director of Corporate Affairs, Teck Resources, Ltd. (A mining and mineral development company.)
	Since 2011	Director, Usibelli Coal Mine, Inc.
	Since 1997	Director, Alaska Mining Hall of Fame
	Since 1998	Director, Resource Development Council

Name/Age	Occupation of Nominee During Past Five Years

David W. Karp, 56 Director Since: 2015	Since 2022	Chairman, Community Advisory Board Alaska Communications Systems Group, Inc.
	Since 2020	Director, Resource Development Council
	Since 2020	Board Member, KEEP Alaska Competitive
	Since 2020	Board Member, Anchorage Economic Development Corp.
	Since 2019	Senior Vice President & Managing Director, Alaska, Saltchuk
	Since 2019	Board Member, Alaska Resource Education
	2018 to 2021	Chairman, Alaska Communications Systems Group, Inc. (A publicly traded company.)
	2011 to 2021	Board Member, Alaska Communications Systems Group, Inc. (A publicly traded company.) Member, Nominating and Corporate Governance Committee
	2011 to 2018	President and Chief Executive Officer, Northern Aviation Services, Inc.
	2007 to 2018	President and Chief Executive Officer, Northern Air Cargo, Inc.

Joseph P. Marushack, 64 Director Since: 2021	2015 to 2022	Board Member, Yellowstone Forever
	2015 to 2021	President, ConocoPhillips Alaska
	2012 to 2015	President, ConocoPhillips Asia, Pacific and Middle East
	2010 to 2012	President, ConocoPhillips Canada
	2007 to 2010	President, ConocoPhillips Australia

David J. McCambridge, 67 Director Since: 2011	1999 to 2020	President and Director, Alaska Kidney Foundation (nonprofit)
	1978 to 2010	Audit Partner, KPMG LLP
	1985 to 2015	Treasurer and Director, The Tanaka Foundation
	1993 to 2012	Director, Great Alaska Council Boy Scouts of America

Krystal M. Nelson, 50 Director Since: 2015	Since 2014	Chief Operating Officer, and Executive Vice President, Bering Straits Native Corporation
	Since 2022	Board Member, Resource Development Council
	Since 2020	Co-Chair, Trinity College Parents Leadership Council
	2014 to 2017	Trustee, Pacific Northern Academy Board
	2007 to 2014	Vice President and Chief Operating Officer, Ahtna Engineering Services
Marilyn F. Romano, 62 Director Since: 2023	Since 2011	Regional Vice President, Alaska Airlines
	2000-2011	Vice President/Publisher, Fairbanks Daily News-Miner
	Since 2015	Board Member, Governor's Aviation Advisory Board
	Since 2011	Vice President, Alaska Airlines Foundation
	2012-2021	Trustee, University of Alaska
	2012-2021	Chairperson, Anchorage Economic Development Corporation

Name/Age	Occupation of Nominee During Past Five Years
Joseph M. Schierhorn, 65 Director Since: 2016	Since 2018	Chair, the Company and the Bank Board
	Since 2017	President and Chief Executive Officer, the Company
	Since 2020	Co-Chair, KEEP Alaska Competitive
	2016 to 2019	Member, Federal Reserve Bank of San Francisco's Twelfth District Community Depository Institutions Advisory Council
	Since 2017	Lead Director and Audit Committee Chair, Pacific Wealth Advisors, LLC and Director, Pacific Portfolio Trust Co.
	Since 2016	Chief Executive Officer, the Bank
	2015 to 2022	President, the Bank
	Since 2013	Chief Operating Officer, the Company
	2013 to 2015	Corporate Secretary, the Company and the Bank
	2013 to 2014	Chief Operating Officer, the Bank
	Since 2017	Member, Board of Directors of the Pacific Bankers Management Institute Representing the Pacific Coast Banking School
	2005 to 2017	Executive Vice President, the Company
	2005 to 2014	Executive Vice President, the Bank
	2001 to 2014	Chief Financial Officer, the Company and the Bank

Aaron M. Schutt, 50 Director Since: 2018	Since 2011	President and Chief Executive Officer, Doyon Limited (an Alaska Native Corporation)
	Since 2018	Chair, Akeela, Inc.
	Since 2018	Chair, ANCSA Regional Association
	Since 2021	Member, University of Alaska Fairbanks Advisory Board
	2012 to 2019	Director and Vice President, Alaska Native Heritage Center
	Since 2011	Director, ANCSA Regional Association
	2008 to 2011	Chief Operating Officer, Doyon Limited
	Since 2007	Board of Managers, Doyon Utilities, LLC
	2006 to 2011	Senior Vice President, Doyon Limited
	Since 2001	Director, Akeela, Inc.

John C. Swalling, 73 Director Since: 2002	Since 2018	Director and Treasurer, Ted Stevens Foundation
	Since 2005	President and Director, Civic Ventures
	Since 2001	Director, Alaska Pacific University Foundation
	Since 1990	President and Director, Anchorage Museum Foundation
	Since 1986	Board Member, Visit Anchorage
	1991 to 2019	President and Director, Swalling & Associates PC
	1975 to 2018	Director, Swalling Construction Co., Inc
	Since 1974	Member, American Institute of CPAs
	Since 1974	Member and past-President, Alaska Society of CPAs
	1994 to 2017	Director, DFK International
	1985 to 2020	Board Member (and former Chair), Providence St. Joseph Health Alaska Community Ministry Board

Linda C. Thomas, 69 Director Since: 2014	Since 2016	Chief Executive Officer, Alaskan Brewing Company
	Since 2021	Board Member, League of Women Voters
	1996 to 2016	Chief Operations Officer, Alaskan Brewing Company
	1994 to 1996	Chief Financial Officer, Alaskan Brewing Company
	2013 to 2019	Director, Juneau Chamber of Commerce
	2007 to 2019	Director, Bartlett Regional Hospital

Name/Age	Occupation of Nominee During Past Five Years
David G. Wight, 82 Director Since: 2006	Since 2018	Board Member, The Dome (a non-profit company)
	Since 2016	Director, Alaska Gasline Development Corporation
	Since 2014	Unpaid Insider/consultant, Saturn Ferrestol
	2006 to 2010	Director, Storm Cat Energy (Denver based company)
	Since 2002	Board Member, CommonWealth North
	2000 to 2005	President and Chief Executive Officer, Alyeska Pipeline Service Company
	1992 to 2000	President, BP Amoco Energy Co. Trinidad and Tobago

(1) Effective March 12, 2018, Karl Hanneman entered into a new employment agreement with International Tower Hill Mines Ltd. that states that Mr. Hanneman continues to be responsible for all duties normally incidental to the position of CEO. However, it reduces his salary by 50% due to a 50% reduction in the amount of time required to perform those duties as the scope of work for International Tower Hill Mines, Ltd. Mr. Hanneman is performing is reduced.

Board Composition: The following Board members Diversity Matrix provides a high-level overview of certain personal characteristics and backgrounds of directors serving as of the date of this proxy statement.

Board Diversity Matrix
Number of Directors	13
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	10	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	2	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	8	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—	—	—	—
Did Not Disclose Demographic Background	—	—	—	—
Director Qualifications and Experience: The following table identifies the experience, qualifications, attributes, and skills that the Board considered in making its decision to appoint and nominate directors to our Board. The nominees' breadth and diversity of experience, mix of qualifications, attributes and skills strengthen our Board's effective oversight of the Company's business. While our longer tenured directors bring a wealth of experience and deep understanding of the business and local community in which we operate, we recognize the need for fresh perspectives, have consistently added new directors, and are committed to continued board and committee diversity and refreshment. This information supplements the biographical information provided above.

Specific skills/knowledge:
	Professional standing in chosen field	Expertise in financial services or related industry	Community involvement	Other Board experience	Other public company experience	Accounting	Legal	Business management
Larry S. Cash	x		x	x				x
Anthony J. Drabek	x		x	x				x
Karl L. Hanneman	x		x	x	x			x
David W. Karp	x		x	x	x			x
David J. McCambridge	x	x	x	x	x	x		x
Joseph P. Marushack	x		x	x	x			x
Krystal M. Nelson	x		x	x				x
Marilyn F. Romano	x		x	x	x			x
Joseph M. Schierhorn	x	x	x	x		x	x	x
Aaron M. Schutt	x		x	x			x	x
John C. Swalling	x	x	x	x		x		x
Linda C. Thomas	x	x	x	x	x	x		x
David G. Wight	x		x	x	x			x
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THESE NOMINEES.
Shareholder Nominations for 2023 Annual Shareholders’ Meeting
In accordance with the Bylaws, shareholder nominations for the 2023 Annual Meeting may be made (i) by, or at the direction of, a majority of the Board or (ii) by any shareholder entitled to vote online during the Annual Meeting, provided that such shareholder has complied with the notice procedures set forth in the Bylaws and with the requirements of the 1934 Act (including Rule 14a-19 and any Securities and Exchange Commission staff interpretations thereunder). Only persons nominated in accordance with the procedures set forth in the Bylaws shall be eligible for election as directors at the Annual Meeting. Nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Corporate Secretary of the Company as set forth in the Bylaws. To be timely, a shareholder's notice shall be delivered to, or mailed and received at, the principal office of the Company not later than one-hundred-twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company.
Such shareholder’s notice shall set forth the information required in Section 2.2 of the Bylaws (a copy of which will be provided to any shareholder upon written request to the Corporate Secretary), including, but not limited to: (i) the proposing shareholder's timely written notice; (ii) such other information regarding the proposing shareholder, each nominee proposed by such shareholder and any other person as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, or is otherwise required under Regulation 14A; (iii) the consent of each nominee to serve as a director of the Company if so elected; and (iv) a written questionnaire with respect to the background and qualifications of the nominee, completed and executed by the nominee, in the form required by the Company (which form such shareholder giving notice shall request in writing from the Secretary of the Company prior to submitting notice and which the Corporate Secretary shall provide to the proposing shareholder within ten days after receiving such request). The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee. With respect to solicitations under Rule 14a-19, reasonable evidence, including shareholder’s certification, that it has met the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3). If any proposing shareholder making a solicitation under Rule 14a-19 subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Company (which proxies and votes shall be disregarded).

The Board may reject any nomination by a shareholder not timely made in accordance with the requirements of the Bylaws and the requirements of the federal securities laws, regulations and rules, including Rule 14a-19, and each nominee must also meet all additional qualifications for directors which may be adopted from time to time by the Board or the shareholders or as set forth in the Governance and Nominating Committee Charter.
Information Regarding the Board of Directors and Its Committees
The Board has determined that all nominees other than Messrs Schierhorn and Schutt are independent within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements. The Company Board of Directors met nine times during 2022 and the Bank Board of Directors also met nine times during 2022. The Board has adopted certain standing committees, including an Audit Committee, a Compensation Committee, and a Governance and Nominating Committee. During 2022, all directors attended at least seventy-five percent (75%) of the total meetings of the Board and committee meetings that they were each required to attend. The Board did not hold any special meetings related to the novel coronavirus 19 ("COVID-19"). COVID-19 matters were addressed in regularly scheduled meetings of the Company and the Bank Boards and committee meetings.
Currently, the Board has determined that having the Company's Chief Executive Officer also serve as Chair of the Board is in the best interests of the Company's shareholders. Given Mr. Schierhorn's in-depth knowledge of the Company's business, his leadership in formulating and implementing strategic initiatives and the current regulatory and market environment, the Board believes that having one leader serving as both Chair and Chief Executive Officer provides the most decisive and effective leadership for the Company. Further, having a combined Chair and Chief Executive Officer enables the Company to speak with a unified voice to the Company's shareholders, employees, governmental and regulatory agencies, and other stakeholders. The Board believes that this current structure is optimal for the Company because it provides the Company with consistent leadership.
The Board has also designated one of its independent members as an independent lead director. Mr. John C. Swalling currently serves as the Company’s independent lead director. The independent lead director’s primary responsibilities are to preside over executive sessions of non-management directors; to conduct annual interviews with all directors regarding each director’s own self-assessment of their contribution to the Board prior to nominations for election at the Annual Meeting; and, to recommend to the Governance and Nominating Committee, in consultation with the Chair of the Board, proposed committee assignments and chairmanships. The Board believes that our leadership structure of combining the Chair and Chief Executive Officer roles as part of a governance structure that includes an independent lead director, plus the exercise of key board oversight responsibilities by independent directors, is appropriate for the Company at this time.

Risk Oversight
The Company and the Bank have in place policies and procedures to manage risks that could affect their operational and strategic position as a profitable, safe and sound financial institution. The Bank’s Internal Audit Department provides written results of internal and out-sourced audits, including review of the credit quality of the loan portfolio, directly to the Audit Committee and management. The Audit Committee, which is made up entirely of directors deemed independent of the Company by the Board, reviews, and reports to the Board on the results of these audits. The Audit Committee also reports to the Board on any deficiencies identified, as well as any steps deemed necessary to resolve and mitigate risk. An officer, appointed by the Board, serves as the Bank’s risk manager and is responsible for monitoring and maintaining the Bank’s company-wide contingency plan. This contingency plan addresses and provides guidelines for the restoration of business in the event of man-made and natural disruptive events.
The Company monitors its interest rate risk through a review of its sensitivity to upward and downward movements of interest rates and their impact on the Company’s interest-earning assets, interest-bearing liabilities, and the net interest margin. The Company monitors concentrations and economic trends in the communities it serves and in the global economy in order to respond to issues that could affect the economic climate in which it operates. The Company's management reports its analysis of these areas to the Bank’s Board of Directors on a periodic basis.
It is management’s policy to discuss a detailed analysis of any proposed major project with the Board. This analysis generally includes management’s reasons for the proposal, results of due diligence analysis, potential risks, costs, and the estimated period for implementation of the project, and the Bank's Compliance Department and Operations and Technology Committee's recommendations prior to seeking the Board’s approval.
From time to time, the Company provides director education and discussion as to bank directorship issues, the management of risk, miscellaneous timely topics affecting the Company, as well as future corporate governance matters by receiving periodic briefings from senior management of the Company, legal counsel, auditors and other consultants. In addition, the Company periodically engages the services of experienced consultants to facilitate more formal director education matters, strategic planning, and other topics affecting the Company.
Cybersecurity and Information Security Risk Oversight

Management of cybersecurity risk is the responsibility of the full Board, with additional assistance from the Audit Committee and the Governance and Nominating Committee. With regard to certain cybersecurity and information security risks affecting the Company and the Bank, we recognize that not maintaining the privacy and security of customer information could damage our reputation and cause us to incur additional costs or even litigation. The Board also devotes significant time and attention to the oversight of cybersecurity and information security risk and receives an operational risk update that includes a review of cybersecurity and information security risk. The Governance and Nominating Committee periodically reviews and reassesses the Company’s cybersecurity oversight framework and initiatives. As part of its oversight of cybersecurity and informational security risk, on an annual basis, the Bank’s Board of Directors reviews its Information Security Policy with its appointed Information Security Officer and frequently receives presentations on and discusses cybersecurity and information security risks, industry trends and best practices.

We work to educate our customers about the importance and understanding of their role in protecting their identities and the privacy of their information. We consider customer education regarding the use of electronic convenience products to be especially important due to the Bank’s increased exposure to loss related to these products if procedures are not followed. A Vendor Management Policy is in place, which is approved by the Bank’s Board of Directors annually. The Vendor Management Policy calls for the assignment of levels of risk to each vendor based upon an assessment of the degree to which their relationship could expose the Company to risk in relation to the Company’s reliance on the vendor’s promise to perform and to protect customer privacy and based on the vendor’s fiscal strength.
Audit Committee
The primary functions of the Audit Committee, which met seven times in 2022, include reviewing and approving the services of the independent registered public accounting firm; reviewing the Company’s financial statements; review of the Company's processes and procedures in place for maintaining the Company’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX") as evaluated by the Company’s internal audit manager, internal SOX Committee, and the Company's independent registered public accounting firm, reviewing the plan, scope, and audit results of the internal and external auditors; reviewing the reports of regulatory authorities; reviewing controls related to cybersecurity risk disclosures; and, reviewing and overseeing the Company's external reporting on environmental, social and governance related matters. The Board has adopted a written charter for the Audit Committee. A copy of the Audit Committee charter is attached to this proxy statement as Exhibit A. Members of the Audit Committee in 2022 were Mr. David J. McCambridge, Ms. Linda C. Thomas, and Mr. David G. Wight. Mr. McCambridge was appointed to the Committee in 2011, Ms. Thomas was appointed in 2016, and Mr. Wight was appointed in 2007. Mr. McCambridge has been the Chair of the Audit Committee since 2017. The Board has determined that each of the members of the Audit Committee are independent directors within the meaning of the Securities and Exchange Commission rules applying to Audit Committee members and the Nasdaq Global Select Market listing standards. The Audit Committee and the Board have also determined that Mr. McCambridge qualifies as an Audit Committee financial expert within the meaning of such rules.
Compensation Committee
The primary functions of the Compensation Committee, which met three times in 2022, are: to review and approve Executive and all Senior Vice President compensation; to select and approve employee benefits and retirement plans; to review and approve the Company’s stock incentive and profit sharing plans; and, to oversee environmental, social and governance matters related to human resource management including review of the effectiveness and continuous improvement of the Company's strategies and practices regarding its human resources management function including total rewards, corporate culture, human capital and talent management, management succession, and diversity and inclusion practices. The Board has adopted a written charter for the Compensation Committee. A copy of the Compensation Committee charter is attached to this proxy statement as Exhibit B. Compensation Committee members are Mr. Karl L. Hanneman, Mr. David J. McCambridge, Ms. Krystal M. Nelson, and Mr. John C. Swalling. Mr. Hanneman was appointed to the Compensation Committee in 2014, Mr. McCambridge was appointed in 2011, Ms. Nelson was appointed in 2015, and Mr. Swalling was appointed in 2005. Ms. Nelson has been the Chair of the Compensation Committee since 2017. All members of the Compensation Committee have been determined by the Board to be independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.
Governance and Nominating Committee
The primary functions of the Governance and Nominating Committee, which met four times in 2022, are to evaluate the size and composition of the Board; to develop criteria for Board membership; to identify, recruit, interview, and evaluate individuals qualified to become Board members; to evaluate the independence of existing and prospective directors; to periodically review and reassess the Company's cybersecurity oversight framework and initiatives; and, to review the Company's practices that relate to matters of environmental, social and governance framework initiatives. A copy of the Governance and Nominating Committee charter is attached to this proxy statement as Exhibit C. With respect to nomination of director candidates, the Governance and Nominating Committee will consider nominations from the Company’s shareholders using the same criteria as for all other nominations. Shareholder nominations must be made in writing and delivered or mailed to the Corporate Secretary no later than one-hundred-twenty days prior to the anniversary date of the immediately preceding annual meeting of shareholders of the Company. Any nomination not made in accordance with the Bylaws and the requirements of Rule 14a-19 of the 1934 Act may be disregarded at the discretion of the Chair of the Annual Meeting.
Additionally, the Governance and Nominating Committee recommends appointments of directors to the Board’s Committees, reviews and approves the related party nature of all related party transactions, and reviews the adequacy of the Company’s Corporate Governance Guidelines, the Company's environmental, social and governance framework and initiatives, and the Company’s Code of Business Conduct and Ethics and recommends any proposed changes to the Board for approval. Current members of the Governance and Nominating Committee are Mr. David W. Karp, Mr. Joseph P. Marushack, Mr. John C. Swalling, and Ms. Linda C. Thomas. Mr. Karp was appointed to the Governance and Nominating Committee in 2015, Mr. Marushack was appointed in 2022, Mr. Swalling was appointed in 2011, and Ms. Thomas was appointed in 2014. Mr. Swalling is the Chair of the Governance and Nominating Committee. All of the members of the Governance and Nominating Committee are considered by the Board to be independent directors within the meaning of currently applicable rules of the Securities and Exchange Commission and the Nasdaq Global Select Market listing requirements.

Director Nomination Criteria
The Governance and Nominating Committee believes that certain criteria should be met by director nominees to ensure effective corporate governance of the Company. Qualified candidates are those who, in the judgment of the Governance and Nominating Committee, possess certain personal attributes, a diversity of ideas and viewpoints, and a sufficient mix of experience and related attributes to assure effective service on the Board. The personal attributes of director nominees that the Governance and Nominating Committee considers include:
●    Integrity. Each candidate shall be an individual who has demonstrated integrity, honesty, fairness, responsibility, good judgment, and ethics in his or her personal and professional life and has established a record of professional accomplishment in his or her chosen field.
●    Leadership. Each candidate should be or have been in a generally recognized position of leadership in the candidate’s field of endeavors.
●    Independence. No candidate, or family member (as defined in Nasdaq Global Select Market rules) or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of the Company.
●    Active Participation. Each candidate must be prepared to participate fully in Board activities, attendance at, and active participation in, meetings of the Board and the committee(s) of which they are a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit their ability to do so.
●    Best Interests of All Shareholders. Each candidate must be prepared to represent the best interests of all the Company’s shareholders and be willing to state their independent opinions in a constructive manner.
●    Collegiality. Each candidate should be able to work well with other directors and executives of the Company.
●    Diversity. Each candidate's background, qualifications and personal characteristics and the candidate's impact on the diversity of the Board's composition in terms of age, skills, gender, race and other factors relevant to the Company's business.
The Governance and Nominating Committee will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by the Company’s shareholders. After consideration, the Governance and Nominating Committee will finalize its list of recommended candidates for the Board's consideration. Candidates who are then approved by the Board are included in the recommended slate of director nominees in the Company's proxy statement.
Director Experience, Tenure, Diversity and Refreshment

The Board maintains a unique balance of experience, tenure, diversity, cultural and local market knowledge and broad subject matter expertise. While our longer-tenured directors carry a wealth of experience and deep understanding of the Company and our industry, the Board embraces the need for fresh perspectives and is committed to continued director refreshment.

The Board's refreshment activities are ongoing. Since 2014, the Board added eight new directors including one in 2023, one in 2021 and one in 2018.

The Board employs a balanced approach to populating Board committees. We believe this refreshment strategy results in a membership that maintains new and contemporary perspectives, ideas and approaches.

Board and Committee Evaluations

The Governance and Nominating Committee leads and oversees the annual evaluation of the Board and Board committees, including an annual individual director self-assessment. Additionally, there is a biannual independent third party hosted survey to determine whether the Board and its committees are functioning effectively. The Governance and Nominating Committee establishes the evaluation criteria, oversees the evaluation process, discusses the results with the Board, and implements any changes that emerge from the evaluations that the Board deems appropriate to enhance Board effectiveness.

An independent consultant provides assistance with the design of the online survey instrument and administers the survey on behalf of the Governance and Nominating Committee, thereby assuring anonymity of participant responses through a secure, encrypted website. A written report of total Board data, as well as data for the Board committees, is prepared by the consultant, analyzing the closed-end questions and including the verbatim comments offered by directors at the close of each section of the survey that may provide recommendations for improvement. The report also tracks current data against results from previous surveys, where comparable.

Director Compensation
In 2022, all non-officer directors who did not serve as a committee chair received a $30,000 annual cash retainer. Annual cash retainers of $42,500, $36,000, and $35,000 were paid to the independent lead director and Chair of the Governance and Nominating Committee, the non-officer Chair of the Audit Committee, and the non-officer Chair of the Compensation Committee, respectively, in 2022. All non-officer directors received an additional $25,000 in cash to be used for the purchase of the Company’s common stock on the open market following the 2022 Annual Meeting. Members of the Audit Committee receive $1,000 for each Audit Committee meeting attended and members of the Governance and Nominating, and Compensation Committees receive $850 for each committee meeting attended. For information as to specific amounts paid to each of our directors in 2022, see "Director Compensation" in this proxy statement.
Compensation Committee Interlocks and Insider Participation
The following directors served as members of the Compensation Committee during 2022: Mr. Hanneman, Mr. McCambridge, Ms. Nelson, and Mr. Swalling. No member of the Compensation Committee was, during the year ended December 31, 2022, an officer, former officer, or employee of the Company or any of its subsidiaries, or had any relationship requiring disclosure by the Company under the Securities and Exchange Commission rules requiring disclosure of certain relationships and related party transactions. No executive officer of the Company served as a member of the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, the board of directors of another entity in which one of the executive officers of such entity served on the Company’s Compensation Committee, or the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Board during the year ended December 31, 2022.
Code of Conduct

The Company has adopted a Code of Conduct, which includes a Code of Ethics for all employees, including executive officers, and all of our non-employee directors. We will furnish a copy of the Code of Conduct to shareholders, at no charge, upon written request to the Corporate Secretary at P.O. Box 241489, Anchorage, AK 99524-1489.

The Code of Conduct addresses the professional, honest and ethical conduct required of each employee and director, conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading), corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, and encourages the reporting of any illegal or unethical behavior through robust reporting protocols and whistleblower protections. A waiver of any provision of the Code of Conduct may be made only by the Company's Governance and Nominating Committee of the Board and must be promptly disclosed as required by SEC and NASDAQ rules. The Company will disclose any such waivers.

The Company’s management team develops the Company’s strategic direction and oversees its execution, while the Board is charged with providing guidance, insight and oversight as to the strategy, initiatives and management’s performance. As discussed elsewhere in this proxy statement, the Board and management also remain committed to fostering an effective and efficient risk and control environment that includes an emphasis on an ethically driven culture and an ongoing investment in our employees and community.

Environmental, Social, Governance and Leadership Highlights

The Company is committed to promoting sound environmental, social, governance ("ESG") and effective leadership through strong Board leadership and management oversight of the Company’s processes. Broadly speaking, our senior management team develops the Company’s ESG strategic direction and oversees its execution while the Board, primarily through the Governance and Nominating Committee is charged with providing guidance, insight and oversight as to the strategy, initiatives and management’s performance. In addition, the Company’s Audit Committee and Compensation Committee also play significant oversight roles with respect to the external communications and human resources implementation elements, respectively, of the Company’s overall environmental, social and governance initiatives.

Protecting and Preserving the Environment

Lending in compliance with all applicable environmental laws and regulations: When real property is involved in a lending transaction, whether used for a real estate business or as collateral for commercial and industrial lending, Northrim is committed to complying with all applicable environmental laws and regulations. For example, before a lending transaction takes place, the bank receives a property questionnaire regarding current and historical compliance with environmental laws, including groundwater and/ or soil contamination, the presence of asbestos, etc. Other inspections or tests may also be performed. The final lending documentation includes an environmental agreement obligating the borrower to comply with all applicable environmental laws and regulations, committing the borrower to cure any violations and notifying Northrim should there be a breach.

Sustainability Master Plan Project: The goal of the Sustainability Master Plan is to address revitalizing the infrastructure of our 52-year old headquarters building. Some of these projects encompass equipment replacement due to age, implementing energy efficiencies and renewable resources, and sustainability in the event of a catastrophic natural disaster. In 2022, Northrim engaged a contractor for design-build services for this long range building plan to encompass the following initial projects: Electrical Transformer Replacement, Cooling Tower Replacement, new Stand-by Generator, new Building Air Cleaning System, Solar Power and other Green Building Modifications, and an Exterior Façade Upgrade. Research & Planning was scheduled for Q1-Q4 2022 and based on budget and recommendations, implementation of projects is planned in 2023-2026.

Financing the Clean Energy Transition: Northrim recognizes the risks created by climate change and we are working to be part of the solution. To accelerate the transition to clean energy, we have been actively engaged with the Commercial Property Assessed Clean Energy ("C-PACE") program in Alaskan communities to drive energy improvements in local communities and create energy jobs. Working with a customer, national lender and the Municipality of Anchorage, Northrim was part of the first C-PACE financing in Anchorage and Alaska. By financing energy improvements and renewable energy in Alaska, we are doing our part in accelerating the clean energy transition while building a greener, stronger community.

In 2022, we introduced the ACE (Adopt Clean Energy) Loan product for Interior Gas Utility (IGU) customers who want to migrate from heating oil and wood stoves to natural gas as a heating source in Interior Alaska. We believe that this should improve the air pollution experienced by local residents. In 2022, there are 600 IGU customers eligible for this conversion. This pilot program has been designed to reach the maximum amount of borrowers.

Northrim became a sponsor and attended the Arctic Encounter Symposium (AES). AES is the largest annual Arctic policy event in the United States, which is held annually in Alaska. The symposium aims to connect the shared interests and concerns of the United States and the larger global community around the emerging frontier of the Arctic. Policymakers, industry leaders, regional stakeholders, and leading experts from the science, technology, maritime and energy sectors come together to attend and share at sessions such as Sustainable Resource Development & ESG investments in Arctic Mining; The Arctic and the Future of Resource Development; and Economic Growth, Environmental Stewardship-Responsible Policy Solutions for a Changing Arctic.

Diversity, Equity, and Inclusion (DEI)

At Northrim, we value all of our 469 employees. We strive to ensure a respectful, diverse, equitable and inclusive environment and experience for all our employees. We support and cultivate an open and respectful environment where everyone can actively contribute, have equal access to opportunities and resources, be themselves, and realize their potential. This is reflected in our policies, which encourage individual values, strengths, and protections to provide gender diversity and equality in the workplace and reinforced through our annual anti-harassment training. We believe that through these efforts our relations with our employees are highly satisfactory.
Among the Company's full-time equivalent employees as of December 31, 2022, 69% identify as women and 31% as men. Approximately 33% of the workforce identify as a member of a racial minority, 3% identify as individuals with a disability, and 1% identify as veterans. In executive and senior management positions, 43% identify as women and 57% as men as of December 31, 2022. Approximately 11% of those in executive and senior management positions identify as a member of a racial minority, 4% identify as individuals with a disability, and 4% identify as veterans.
We also emphasize inclusion through our hiring and compensation practices. As an Equal Opportunity Employer, we consider a pool of diverse candidates for open positions and internal advancement opportunities and treat all our applicants with the same high level of respect regardless of their race, ethnicity, religion, national origin, age, marital status, political affiliation, sexual orientation, gender identity, disability or protected veteran status. Northrim participates in the FDIC Financial Institutions Diversity program designed to assess the diversity policies and practices of FDIC regulated financial institutions.

We do not ask potential candidates about their current or previous compensation during the hiring process, and we incorporate equal and fair pay reviews into every employment compensation decision to address issues related to pay discrimination. Our annual Affirmative Action Plan continues to focus our DEI efforts on increasing the number of veterans and persons with disabilities in our workforce.

Employee Benefits: Northrim provides for a strong work /life balance, including generous paid time off and paid parental leave. In 2022, enhancements were made to the benefits offerings for all Northrim Bank and Residential Mortgage employees. The education reimbursements were increased to the maximum amount allowed under the IRS limit to encourage our employees’ ongoing education. Leave benefits were expanded through our Holiday and Paid Parental Leave programs. An additional voluntary short-term disability plan was made available when the new healthcare plan year began. This plan supports employees who have additional leave needs.

2022 also saw the critical review of insurance coverages to ensure we remain attuned to the needs and health goals of our employees and their families while keeping premium costs flat. As part of this review, the Bank now provides more immediate access to insurance benefits for new employees of the Company by reducing the waiting period for enrollment. Diversification of some of our benefit options now allows employees more choice in the benefits that best meet their needs.

Training: At Northrim, we believe that well-trained and highly motivated employees are better able to understand and fulfill customer needs and preferences, which are key to providing our “Superior Customer First Service”. Our current company-wide employee training program focuses on Northrim’s culture, Superior Customer First Service, general sales skills, and various technical areas related to job function. We also ensure that our employees complete all necessary consumer compliance trainings. Employees are required to read the Employee Handbook, the Code of Business Conduct and Ethics, as well as our Information Technology policies annually. We continue to enhance our employee training annually and in 2022 we rolled out our new Commercial Banker trainee program while also celebrating our first class of Management training Academy participants.

Employee Health and Wellness: We understand the importance of prioritizing our employees’ health. We offer a comprehensive benefits plan for our employees that includes medical, dental, vision and prescription drug insurance, preventive healthcare benefits, and employee assistance programs for mental health, among others. Additionally, we assist our employees with setting up ergonomic offices upon request, such as through providing a standing desk, to promote employee health and wellness.

We also have developed a robust Wellness Program that includes a platform that allows employees to link a fitness device to track their steps, participate in wellness competitions, share healthy recipes, complete personal health assessments, learn stress reduction and mental health strategies and more. The Company sponsors wellness events such as 5K walks/runs, as well as team sporting events to encourage wellness and team building. Additionally, the Company provides annual State of Alaska Park parking passes to all employees to encourage them to get outside, be healthy and explore nature.

In 2022, the Company provided Northrim employees with a Wellness Day to promote the importance of work life balance through mental and physical health.

Volunteering and Employee Giving

We actively support employees taking part in a variety of community activities, and we provide community volunteer opportunities during work hours. Employees are encouraged to serve in leadership roles with nonprofit organizations and to share their expertise in the community. We continued to take extra precautions and safety measures this year during our volunteering efforts and our employees continued to give generously of their time.

In 2022, Northrim employees volunteered over 2,000 hours in their local communities in a return to pre-pandemic levels of support. Some of the areas where our employees have supported their community can be found below:
• Teach Children to Save. Teams of employees help students learn the importance of saving for the future through the American Bankers Association (ABA) Teach Children to Save program.
• School-Business Partnership. Employees work closely with neighborhood schools to encourage students to become engaged in their community and school.
• Financial Literacy Classes. Our financial literacy classes at local nonprofits provide an underserved community with critical lessons in establishing credit, saving, and budgeting.
• Paint the Town. Employees volunteer to paint the home of an individual or family through the popular annual NeighborWorks’ Paint the Town event.
• United Way. Since the Bank was founded, Northrim and our employees have contributed over $2 million to support United Way. In 2022, employees participated in the annual United Way Campaign and pledged $141,000 in support of local communities throughout Alaska and in Washington State. This total includes direct donations from employees and Northrim’s 50% match for employee gifts to United Way.
• Encouraging Entrepreneurs. We encourage the entrepreneurial spirit by participating in the Business Plan Competition and Alaska Business Week.

Community Reinvestment Act (CRA): We are committed to serving the needs of our entire community, including small businesses and low- and moderate-income areas. This is reflected in our most recent rating completed by the Federal Deposit Insurance Corporation (FDIC) in December 2020, where we received a Satisfactory CRA rating.

To meet the credit needs of Alaskan communities, we have recently opened branches in Kodiak and Nome with the ability to serve the surrounding rural areas as well. When combined with our 17 branches and our wholly-owned mortgage brokerage company, Residential Mortgage, LLC (together with Residential Mortgage Holding Company, LLC, "Residential Mortgage"), the Bank is able to serve approximately 90% of Alaska’s population.

Low Income Housing: Affordable housing continues to be a critical need throughout Alaska, which was only exacerbated by the economic impacts of the pandemic. In 2022, we financed 23 units for $3,000,000 with Cook Inlet Housing Authority. In 2020, we were recognized as an eligible lender in the Tribal Housing Activities Loan Guarantee program, making Northrim just the second financial institution in Alaska to offer these loans. Housing in Alaska’s remote communities is challenging to construct and make affordable to homebuyers. With this program, we have the opportunity to help many residents throughout the state achieve the dream of homeownership.

SBA Loan Program: Small businesses are at the heart of our community and Northrim is committed to serving the needs of Alaska. Access to capital is critical for the recovery and growth of many small businesses, especially during challenging times such as this past year. During 2022, Northrim approved 22 SBA loans totaling over $13 million and was recognized as Alaska’s 2021 SBA Lender of the Year. This marks the third year in a row that Northrim Bank has received the Alaska Lender of the Year or Community Lender of the Year award. These awards recognize our commitment to providing financial assistance to Alaska's small business owners.

Community Giving: As a local, community bank, Northrim takes its commitments to Alaska very seriously and we pride ourselves in taking an active role in building the communities we serve. Improving the economic vitality and quality of life where we do business is in the best interest of our customers, our employees, our company, and our industry. We are committed to sharing our time, talents, and other resources to meet community needs. We focus our giving so we can make meaningful contributions, measure the results of our contributions, and work more closely with the organizations we support. Our focus areas are:

• Community and economic development;
• Programs to strengthen low-income families;
• Health and wellness programs that support healthy communities; and
• Higher education through the State of Alaska Education Tax Credit Program.

In 2022, Northrim Bank contributed over $1,000,000 to organizations throughout Alaska. Some of these organizations include:

• United Way. Northrim provides a 50% employee match for our United Way fundraiser. In 2022, our employee match totaled $48,000.
• Camp Fire Alaska. Camp Fire Alaska is a youth development organization that provides Alaskan youth with the opportunity to find their spark, lift their voice, and discover who they are.
• Alaska Native Heritage Center. In 2022, Northrim Bank contributed to the Alaska Native Heritage Center’s mission bundles at the Ivory Level to support mission driven programming that promotes work between generations and continued education through Alaska Native Cultural workshops.
• Alaska Federation of Natives. The AFN convention is the largest gathering of Indigenous people in Alaska and the Nation and represents more than 140,000 Alaska Natives, including 169 federally recognized tribes, 174 village for-profit corporations, 9 regional for-profit corporations, and 12 regional nonprofit and tribal entities. This is the principal forum and voice for the Alaska Native community in addressing critical issues of public policy and government and as a convention sponsor, the bank is recognized as a partner in building strong relationships across the state.
• Anchorage Economic Development Corporation. Funding provided to the organization to produce reports such as the economic forecast, 3 year outlook, and video series to help grow a prosperous, sustainable and diverse economy that benefits all industries in Anchorage.
• Higher Education Giving. Northrim makes annual contributions to the University of Alaska and supports higher education as the backbone of a strong community. We believe that it is important to have a strong system for higher education that is accessible to many throughout Alaska. By continuing our longstanding support of the University of Alaska and its programs, Northrim remains an advocate for higher education throughout Alaska.

Compliance and Code of Conduct: We are deeply committed to complying with all laws and regulations while operating and maintaining a high standard of business and personal ethics. We do so by ensuring we operate with integrity, abiding by all applicable state and local laws, and completing annual compliance trainings.

The Company has adopted a Code of Business Conduct and Ethics. The Code of Business Conduct and Ethics addresses the professional, honest and ethical conduct required of each employee and director. It provides guidance on topics including conflicts of interest, disclosure process, compliance with laws, rules and regulations (including securities trading), corporate opportunities, confidentiality, fair dealing, protection and proper use of Company assets, and the importance of reporting of any suspected illegal or unethical behavior through a variety of methods, including a confidential hotline, and whistleblower protections. Every director, executive, manager, officer, and employee is expected to comply with Northrim’s Code of Business Conduct and Ethics.

Management: We are committed to promoting sound ESG practices and effective leadership through strong Board leadership and management oversight of Northrim’s processes. Broadly speaking, our senior management team develops our ESG strategic direction and oversees its execution. The Board is charged with providing guidance, insight and oversight to the strategy, initiatives, and management’s performance. This is done primarily through the Governance and Nominating Committee, who reviews and reassesses management’s ESG framework and initiatives. However, the Audit and Compensation Committees have ESG-related responsibilities as well. The Audit Committee oversees external communications, and the Compensation Committee oversees human resource management matters that intersect with ESG. Both committees conduct their ESG responsibilities in conjunction with the Governance and Nominating Committee.

Together with our Board of Directors, the Bank has adopted an ESG policy to reflect our commitment to environmental, social and governance factors in the development of our business strategies. Our commitment to good corporate citizenship and the achievement of ESG policy goals enhances our ability to pursue business opportunities and manage risks across our business, and it supports our values in addressing the environmental and social challenges faced by the communities we serve.

Marketing
It is our practice to design and offer loan products, advertisements and marketing pieces that are clear and easy for individuals and businesses to understand and do not discriminate on a prohibited basis. It is also our practice to be transparent, clear, and conspicuous, and state information with equal prominence and close proximity when required. All advertising complies with the regulatory requirements to include Equal Credit Opportunity Act, rules against unfair, deceptive, or abusive acts or practices, Truth in Lending Act and the Fair Housing Act. Our Compliance Department ensures that all regulatory and disclosure requirements have been met.

EXECUTIVE OFFICERS
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The following table sets forth certain information about the Company’s executive officers:

Name/Age	Position	Has Served as an Executive Officer Since
Michael C. Baldwin, 56 (1)	President and Chief Operating Officer of Residential Mortgage	2022
Jed W. Ballard, 44 (2)	Executive Vice President, Chief Financial Officer of the Company and the Bank	2018
Benjamin D. Craig, 48(3)	Executive Vice President, Chief Information Officer of the Bank	2015
Michael G. Huston, 55 (4)	President, Chief Lending Officer of the Bank	2017
Joseph M. Schierhorn, 65(5)	Chairman, President, Chief Executive Officer and Chief Operating Officer of the Company. Chairman, and Chief Executive Officer of the Bank	2001

(1)    Mr. Baldwin joined Residential Mortgage in 2021 as Chief Operating Officer. Mr. Baldwin was named as President and Chief Operating Officer in 2022. Prior to joining Residential Mortgage, Mr. Baldwin was a Senior Vice President with Directors Mortgage from 2019-2020, and prior to that was the Chief Executive Officer and President of Loan Star Home Lending from 2013-2019. Mr. Baldwin holds a Bachelors of Science in Business Administration, with a minor in History, from the University of the Pacific. Mr. Baldwin was named as one of the Top 40 Under 40 in 2006 in the Portland Business Journal.
(2)    Mr. Ballard joined the Company at the beginning of 2018 as Executive Vice President, Chief Financial officer for both the Company and the Bank. Prior to joining the Company, Mr. Ballard was with KPMG, an international public accounting firm, for over sixteen years, with his last role being Senior Audit Manager for KPMG. Mr. Ballard holds a Bachelors of Business Administration, with a major in Accounting from the University of Alaska Fairbanks and is a Certified Public Accountant. Mr. Ballard is a lifelong Alaskan and a shareholder of Bering Straits Native Corporation. He is a past mentor for the University of Alaska Anchorage Leadership Fellows program. Mr. Ballard is currently a Board Member of Junior Achievement of Alaska and is a Board Member and President of the Bering Straits Foundation. Mr. Ballard is also currently a Board Member and Vice-Chair of the Audit and Finance Committee of the Alaska Native Heritage Center. Mr. Ballard is also a graduate of the Pacific Coast Banking School.
(3)    Mr. Craig joined the Bank in 2009 as Vice President, Information Technology Manager. He was promoted to Senior Vice President, Chief Technology Officer in 2010 and to his current position as Executive Vice President, Chief Information Officer in 2015. Mr. Craig began his technology career in the United States Air Force in 1995, where he honorably served until 2000 as a Computer and Communications Systems Manager. From 2000 to 2001, Mr. Craig was Director of Network Operations at 3NF Corporation. Immediately prior to joining the Bank, from 2001 until 2009, Mr. Craig served as the Vice President, Information Technology Manager for River City Bank in California. Mr. Craig also formed the Anchorage Technology Forum in 2017, which he continues to lead, and in 2018 joined the Alaska Association for Career and Technical Education as a Board member until 2020.
(4)    Mr. Huston joined the Bank in May of 2017 as Executive Vice President, Chief Lending Officer. Mr. Huston was promoted to President of the Bank on March 26, 2022. Prior to joining the Bank, Mr. Huston was Executive Vice President and Chief Banking Officer at First Interstate BancSystem, where he worked for twenty-five years. He graduated Magna Cum Laude from Arizona State University with a Bachelor of Science degree in Finance. Mr. Huston is also a graduate of the Pacific Coast Banking School.
(5)    Mr. Schierhorn previously served as Assistant Vice President, Commercial Loan Officer, with Key Bank Alaska from 1988 until 1990. He joined the Bank in 1990 as Vice President and Commercial Loan Officer, was appointed Senior Vice President, Commercial Loan, and Compliance Manager in 2000, and in 2001 was named an executive officer as Senior Vice President, Chief Financial Officer, and Compliance Manager of the Company and the Bank. He was named Executive Vice President, Chief Financial Officer in 2005, and Corporate Secretary in 2013. In 2013, Mr. Schierhorn was appointed Chief Operating Officer of the Company and the Bank while continuing to serve as the Executive Vice President, Chief Financial Officer, and Corporate Secretary of the Company and the Bank until May 2014. In March of 2015, Mr. Schierhorn was promoted to President of the Bank and in January 2016, was named Chief

Executive Officer of the Bank, and retained his title of Executive Vice President, Chief Operating Officer of the Company. In June of 2017, Mr. Schierhorn was named President and Chief Executive Officer of the Company, while retaining the titles of Chief Operating Officer. At the beginning of 2018, he was named Chairman of both the Company's and the Bank's Board of Directors while retaining his titles of President and Chief Executive Officer of the Bank, and President, Chief Executive Officer and Chief Operating Officer of the Company. On March 26, 2022, Mr. Schierhorn ceased serving as the President of the Bank, while continuing to serve as the Chairman, President & Chief Executive Officer and Chief Operating Officer of the Company and Chairman and Chief Executive Officer of the Bank. Mr. Schierhorn earned his Juris Doctorate and Masters in Management from Willamette University in 1985, is a Certified Public Accountant, and member of the Alaska Bar Association. Mr. Schierhorn is a past-President of the Alaska Bankers Association and has been on the Board of Directors of the Pacific Bankers Management Institute Representing the Pacific Coast Banking School since 2017. Mr. Schierhorn has been a Director of Pacific Wealth Advisors, LLC, and Pacific Portfolio Trust Company since 2017.
Each of our named executive officers has employment agreements with the Company with the exception of Messrs. Craig and Huston, whose employment agreements are solely with the Bank and Mr. Baldwin, whose employment agreement is solely with Residential Mortgage Holding Company, LLC.
COMPENSATION DISCUSSION AND ANALYSIS
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This section provides information regarding the compensation program in place for those who served as Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers who were serving as executive officers of the Company, the Bank or Residential Mortgage at the end of 2022, outside of those who served as Chief Executive Officer and Chief Financial Officer (collectively, the "named executive officers"). This section includes information regarding the overall objectives of our compensation program and each element of compensation.
The Compensation Committee believes that the Company’s current annual and long-term incentive compensation programs for its executives, including the named executive officers, senior managers and key employees serve to appropriately focus these individuals on the Company's current and future business needs. The Company’s compensation program is designed to mitigate risk by capping performance-based payments and defining performance criteria focused not only on profitability and growth, but also on managing risk and expenses and improving credit quality. The Compensation Committee continually assesses the Company’s compensation objectives, philosophy, forms of compensation for the Company’s executives, and has determined that the Company’s current compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.
The Company has included Proposal 3, a non-binding advisory vote on executive compensation, in this proxy statement in accordance with the provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") and regulations of the Securities and Exchange Commission. Proposal 3 provides the shareholders of the Company with a non-binding advisory vote on compensation programs for our named executive officers (sometimes referred to as "say on pay") as described in this section of this proxy statement. Although the vote is non-binding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers. At the annual meeting of our shareholders that was held on May 25, 2017, the Company’s shareholders expressed a preference that an advisory vote on executive compensation of the Company’s named officers should occur every year. Accordingly, we are holding the non-binding advisory vote outlined in Proposal 3 at the Annual Meeting. Additionally, since the Dodd-Frank Act and related regulations of the Securities and Exchange Commission require that shareholders must select the frequency at which the Company will hold this non-binding say on pay advisory vote at least once every six years, the Company is required to hold such a frequency vote at this Annual Meeting of shareholders. Accordingly, we are holding the non-binding advisory vote outlined in Proposal 4. Shareholders shall vote on whether or not the advisory vote on executive compensation of the Company’s named executive officers should occur every one (1), two (2), or three (3) years.

Overview of Compensation Program
The Compensation Committee bases its compensation strategy on maintaining the Company’s primary strategic goal: to maintain, over the next several years, a well-capitalized, superior customer first service-focused financial institution headquartered in Anchorage and serving the greater Anchorage, Matanuska Valley, Fairbanks, Kenai Peninsula, Kodiak, Northwest, and Southeast Alaska areas, as well as various other markets in and outside Alaska. We believe that achieving the Company’s business and growth strategies will create long-term value for shareholders and will protect the interests of our customers.
Compensation Philosophy and Objectives
The Compensation Committee believes that compensation packages for the Company’s named executive officers, key personnel, and other employees should be based, to a substantial extent, on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock-based awards for named executive officers, the Compensation Committee considers: (i) the Company’s financial performance during the past year; (ii) the individual officer’s performance during the past year based upon the officer’s scope and level of responsibility and how well that officer managed and carried out those responsibilities to achieve the Company’s goals, as well as how well that officer dealt with unexpected challenges and opportunities that were not anticipated in the Company’s annual goal setting process; and (iii) market data related to the salaries of executive officers and key personnel in similar positions with companies of comparable size, as well as other companies within the financial institutions industry. For named executive officers other than the Chief Executive Officer, the Compensation Committee considers recommendations made by the Chief Executive Officer.
The Company has developed and implemented policies for determining salary structure, annual performance based payments, and employee stock option, performance shares and other stock-based awards based on recommendations of independent, nationally recognized compensation consultants. These consultants periodically evaluate the Company’s executive compensation programs at the request of the Compensation Committee.
Role of Executive Officers in Compensation Decisions
The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer, subject to the Board’s further approval. The Compensation Committee approves recommendations made by the Chief Executive Officer for all compensation for other executive officers of the Company. All compensation for the Company’s Chief Executive Officer and Chief Financial Officer, and the Bank's President and Chief Operating Officer is further approved by the Board.
The Chief Executive Officer annually reviews the individual performance of the Company’s key employees. The Chief Executive Officer's recommendations for all compensation, based upon individual officer performance evaluations, are presented to and discussed with the Compensation Committee. The Compensation Committee can modify any recommended adjustments or awards as deemed to be appropriate.
Independent Consultants
The Compensation Committee has the authority to engage independent compensation consultants. The Compensation Committee, from time-to-time as deemed appropriate, has engaged the services of Frederic W. Cook and Co., Inc. ("FWCC") to analyze and evaluate the Company’s overall compensation program and practices as compared to a selected group of publicly traded peer group banks of similar size within the Pacific Northwest region, California and Hawaii. The Company engaged FWCC to assist the Governance and Nominating Committee with a review of compensation for non-officer members of the Board in 2019 and 2021. In 2020 and 2022, the Compensation Committee engaged FWCC to assist the Compensation Committee with a compensation survey in connection with the review of compensation for the named executive officers and other senior officers. Additionally, in 2017, FWCC advised the Compensation Committee regarding the creation of the 2017 Stock Incentive Plan, and in 2019 regarding changes to the Company's Profit Sharing Plan, and in 2020 regarding the creation of the 2020 Stock Incentive Plan, and in 2023 regarding the creation of the 2023 Stock Incentive Plan.
In connection with its engagements with FWCC, the Compensation Committee considered various factors bearing upon FWCC’s independence, including, but not limited to, FWCC’s policies and procedures designed to prevent conflicts of interest and the existence of any business or personal relationship that could affect FWCC’s independence. After reviewing these and other factors, the Compensation Committee determined that FWCC was independent and that FWCC's engagements with the Compensation Committee did not present any conflicts of interest.

COVID-19

The COVID-19 pandemic significantly impacted our Company throughout 2020 and 2021. Because of our strong performance against these unprecedented circumstances, the Compensation Committee made no adjustment to our executive compensation programs for 2020 and 2021, with the exception of the annual cash bonus as discussed further in the Elements of Compensation – Performance Based Annual Payment section of this proxy statement. There were no changes in executive compensation programs for 2022 as a result of the impacts of COVID-19. All compensation plans have remained unaltered during the COVID-19 pandemic.

Executive Compensation
The Company’s executive compensation program currently consists of four key elements: (i) base salary; (ii) a performance-based annual payment; (iii) periodic stock-based compensation awards, including stock options; and, (iv) retirement and other deferred compensation benefits. The Compensation Committee engages the services of a qualified compensation consultant as appropriate, and it considers the Company’s executive compensation package as a whole. Each component of the executive’s package is in large part provided for under the terms of the executive’s employment agreement including base salary, which can change from time-to-time, as well as a performance based payment opportunity for certain named executive officers under the Company’s Profit Sharing Plan and retirement benefits according to the prescribed terms of the executive’s employment agreement. The Compensation Committee’s and the Company’s philosophy is to be consistent in the timing of its review of the executive's performance and opportunities for compensatory recognition. The Compensation Committee and the Company believe that this practice facilitates the retention of the executive over the short and long-term and appropriately rewards performance based upon each executive’s level of responsibility, accountability, leadership, and measured contributions to the organization.
The Compensation Committee believes that this four-part approach best serves the interests of the Bank, the Company, and its shareholders. This approach enables the Company to meet the requirements of the highly competitive banking and lending environment in which it currently operates while ensuring that executive officers are compensated in a way that advances both the short and long-term interests of shareholders. The performance based annual payment opportunity, which is provided for certain named executive officers under the Company’s Profit Sharing Plan, rewards and motivates individual performance, and is based in large part on the contribution made by the officer to the Company’s overall performance. Stock-based awards, including stock options, relate a significant portion of long-term remuneration directly to stock price appreciation and retention with the Company. The Compensation Committee believes that these awards also closely align the interests of the executive and the Company’s shareholders.
The Compensation Committee annually evaluates both executive performance and the structure of executive compensation to ensure that the Company maintains its ability to attract and retain customer focused employees in key positions. From time-to-time, the Compensation Committee engages an independent consultant to analyze executive compensation. The last evaluation of executive compensation that included an analysis by FWCC was done in 2022. This evaluation ensures that compensation for executives is reasonable and competitive with similar positions held in peer group organizations in the local Alaska market, the Pacific Northwest, California, and Hawaii. The peer group that the Compensation Committee used for this evaluation in 2022 consisted of 16 Pacific Northwest and California commercial banks similar in size to Northrim: HomeStreet, Heritage Financial, Central Pacific Financial, F&M Bancorp, Heritage Commerce, Bank of Marin, Sierra Bancorp, Five Star Bancorp, FS Bancorp, Central Valley Bancorp, Territorial Bancorp, First Northwest Bancorp, Oak Valley Bancorp, Timberland Bancorp, First Northern Bancorp, and Riverview Bancorp. The Compensation Committee objectively evaluates the performance of the Company’s compensation program by periodically comparing the weight and values of its components to the Company’s peer group of Pacific Northwest, California and Hawaii financial institutions as surveyed by independent compensation consultants who gather pertinent salary, benefit, and equity compensation data from then current proxy statement disclosures.
The Compensation Committee’s approach for giving consideration to each element of the Company’s executive compensation package during a given year is intended to bring consistency to the overall program, and to support the Company’s philosophy to provide opportunity during a given year to measure and recognize the performance and contributions of individual executive officers and officers in key positions. For example, in the first quarter, the Compensation Committee considers and approves awards to participants under the Company’s Profit Sharing Plan, selects criteria for the Company’s Profit Sharing Plan’s plan year, considers and approves stock-based compensation awards, and conducts the annual officer and executive officer salary review.
The Compensation Committee takes an approach based on both quantitative and qualitative factors when considering the compensation of the Company’s Chief Executive Officer. The Compensation Committee considers the Company’s financial results for a given year compared to the Company’s plan and actual results for the previous year. The Compensation Committee also considers certain qualitative accomplishments of the Chief Executive Officer in terms of the Company’s realization of its corporate objectives, his foresight, his extensive community involvement, as well as his leadership in strategically positioning the Company for future significant developments in the banking industry and the Company’s market and developing long-term strategies for the future direction and growth of the organization.
Elements of Executive Compensation
Each year, the Compensation Committee determines whether or not the employment agreements of the named executive officers should be renewed, and whether or not a change in terms is appropriate. See further discussion of the employment agreements under Executive Compensation - Employment Agreements.
The Company and the Bank do not have any arrangements in place for or with the named executive officers whereby their compensation may be comprised of proportionate amounts of base salary, performance based annual payments, options and other stock-based compensation, or retirement and other deferred benefits. Instead, compensation is comprised of such components in amounts as determined by the Compensation Committee at its discretion and with respect to the components of compensation for the Company's Chief Executive Officer and Chief Financial Officer, and the Bank's President and Chief Operating Officer, approved by the Board.
Base Salary. Based on its consideration of competitive industry salaries and general economic conditions within the Company’s market area and the financial institution industry, the Company’s Human Resources Department has established a graded salary structure for all of the Company’s employees. Every salary grade is structured to allow for personal growth ranging from the grade’s entry-level benchmark through the mid-point range and to the upper-most level of annual salary for each grade. The matrix used to calculate annual merit increases applies factors related to the position of the individual’s current salary within the established ranges for her or his salary grade, predetermined rates of increase based on an annual survey of market data, and an evaluation of the employee’s performance. The Company's Human Resources Department reviews the schedule of matrix driven changes to individual officer annual base salaries and can make recommendations for any additional adjustments. Additionally, individual base salaries for named executive officers and other officers in key positions, other than the Chief Executive Officer, are reviewed and may be adjusted by the Chief Executive Officer. The Compensation Committee makes all decisions related to the compensation of the Company’s Chief Executive Officer. Officer base salary levels are reviewed annually in the first quarter of the Company’s fiscal year and any increases to base annual salaries are recommended to the Compensation Committee by the Chief Executive Officer for approval based on an assessment of an officer’s scope of responsibilities, experience, the officer’s individual performance, and contributions to the success of the organization. Additionally, the salaries of the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's President and Chief Operating Officer, are reviewed and approved by the Compensation Committee and the Board. The Board of Managers of Residential Mortgage Holding Company, LLC approves compensation of the President and Chief Operating Office of Residential Mortgage.
Performance Based Annual Payment. In November of 2011, the Board approved the Company’s Profit Sharing Plan. Executive officers, in addition to all current employees of the Company and Bank who commenced employment payments calculated during the performance period, are eligible to participate in profit sharing in accordance with the provisions of the Company's Profit Sharing Plan. The selection of the Company's Profit Sharing Plan criteria occurs within one-hundred-twenty days of the beginning of the Company’s fiscal year. The selection of the criteria for 2022 occurred in March of 2022.
The Company's Profit Sharing Plan also provides that the Compensation Committee may designate any employee, including an executive officer, as ineligible to receive a profit sharing payment at its complete discretion. Additionally, the Compensation Committee may adjust any employee’s profit sharing payment at its discretion. However, no individual profit sharing payment can exceed ten percent (10%) of the entire profit sharing pool for any performance period. Unless otherwise approved by the Compensation Committee, no individual profit sharing allocation can exceed 50% of that individual’s base salary or 150% of target. Total profit sharing allocations made to the Chief Executive Officer and Chief Financial Officer of the Company, and the President and Chief Operating Officer of the Bank, cannot exceed 25% of the profit sharing pool in any performance period. The profit sharing awards to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's President and Chief Operating Officer, are reviewed and approved by the Compensation Committee and the Board.
In March of 2019, the Board amended the Company’s Profit Sharing Plan to fund the plan based on a target percentage of employees’ base salary as opposed to creating a pool based on a percentage of the Company’s pre-tax income. This target is based on the financial results of the Company. Specifically, 60% of the profit sharing is based on a comparison of annual budget to actual pre-tax income for the Community Banking segment and 40% is based on the Company’s consolidated return on average assets rank in a peer comparison of U.S. banks with assets between one and five billion dollars. A tiered approach is taken for both criteria. In general, funding between 50% and 150% of the target occurs for the portion of the profit sharing that is based on budget to actual performance at the Community Banking segment. Funding of 50% of the target occurs when actual pre-tax income is equal to or less than 85% of budgeted pre-tax income. The maximum funding of 150% of the target occurs when actual pre-tax income is equal to or greater than 125% of budgeted pre-tax income. Funding between 50% and 150% of the target occurs using a tiered scale for budget to actual pre-tax income results. Funding between 50% and 150% of the target for the portion of the profit sharing that is based on the Company’s return on average assets as compared to peers occurs when the Company’s return on average assets is ranked in the top 71% to the top 10% of peer banks. Zero percent is applied for the Company's return on average assets if ranked 70% or below. A weighted average based on this funding criteria determines the total funding percentage of the target which can range from 30% to 150%. The funding percentage, which may be adjusted by the Compensation Committee at its discretion, is then applied to an individual’s targeted percent of base salary based on their grade to establish the total profit sharing amount. Once this amount is determined, 10% of the total profit share is reserved for allocation at the Chief Executive Officer's discretion.
The performance goals established by the Compensation Committee for the Company's Profit Sharing Plan for 2022 include measures based on the Company’s strategic goals for 2022. The Compensation Committee reviewed and approved management’s recommended thresholds for each criterion. In 2022, the Company had to meet the following minimum criteria in order for the approval of the profit sharing:
●    A ratio of total regulatory capital to risk-weighted assets of at least ten percent (10%) for both the Bank and the Company;
●    A ratio of tier one regulatory capital to risk-weighted assets of at least eight percent (8%) for both the Bank and the Company;
●    A ratio of tier one regulatory capital to total average assets of at least five percent (5%) for both the Bank and the Company;
●    A ratio of classified assets to total risk-based regulatory capital for the Company of no more than thirty percent (30%). (Classified assets include loans classified as substandard, doubtful or loss assets within the Bank’s internal risk rating system, plus other real estate owned and other repossessed assets.); and,
●    Regulatory examination results must be acceptable.

Once the Company determined that the above criteria were met for 2022, the Compensation Committee approved management’s recommendation based upon the calculated payout under the Profit Sharing Plan’s matrix methodology resulting in an aggregate payout of $3.8 million for 2022, $586,200 of which was paid, in aggregate, to the named executive officers.
As an employee of Residential Mortgage, Mr. Baldwin does not participate in the Company's Profit Sharing Plan. Instead, Mr. Baldwin's employment agreement includes an annual bonus equal to a percentage of pre-tax net earnings of Residential Mortgage. This bonus arrangement is part of Mr. Baldwin's employment agreement and is not determined under a formal plan adopted by Residential Mortgage. The Chairman of the Board of Managers of Residential Mortgage Holding Company, LLC designed this bonus arrangement to incentivize financial performance at Residential Mortgage. This bonus arrangement does not include regulatory capital and classified asset ratio targets because the nature of the operations of Residential Mortgage do not lend themselves to these performance metrics.
Stock-Based Compensation. The Compensation Committee is of the philosophy that offering stock-based incentives to executives and key employees: (i) attracts and retains the best available personnel for the long-term; (ii) enhances long-term profitability and shareholder value; and (iii) encourages employees to acquire and maintain stock ownership in the Company, thereby more closely aligning the interests of employees and shareholders. The Compensation Committee follows this philosophy, and subject to the Company’s employee stock incentive plans, the Compensation Committee may determine the employees eligible to receive stock options and other equity awards and to assess the amount of each such stock option or other equity award.
The Company’s 2020 Stock Incentive Plan ("2020 Plan"), an omnibus plan approved by the Company's shareholders, authorizes the Board or the Compensation Committee to administer the 2020 Plan and to grant to eligible key employees nonqualified stock options, restricted stock, restricted units, performance shares, performance units, stock appreciation rights, or dividend equivalent rights. The Compensation Committee has not delegated any aspect of the administration of any of the Company’s stock incentive plans, including the 2020 Plan, to any other persons.
The 2020 Plan is designed to afford the Compensation Committee flexibility, consistency, and balance in determining and governing the terms and mix of the annual grant of long- and short-term equity based compensation awards to the Company’s executive officers and other employees key to the safe and profitable operation of the Bank. The participants in the 2020 Plan are members of the Company's and the Bank’s senior management team and other key employees. Participants, including certain of the Company’s named executive officers, are awarded options and other stock-based compensation based on the value of equity compensation awards, and overall compensation, for comparable positions at peer institutions. Peer data was obtained from data received from FWCC, an independent, nationally recognized compensation-consulting firm, in 2022. The banks that were used to obtain this peer group median were 16 Pacific Northwest and California commercial banks similar in size to Northrim: HomeStreet, Heritage Financial, Central Pacific Financial, F&M Bancorp, Heritage Commerce, Bank of Marin, Sierra Bancorp, Five Star Bancorp, FS Bancorp, Central Valley Bancorp, Territorial Bancorp, First Northwest Bancorp, Oak Valley Bancorp, Timberland Bancorp, First Northern Bancorp, and Riverview Bancorp.
The Compensation Committee believes that the awards of stock options and shorter-term restricted stock units serve to tie the executives’ interests to those of the Company’s shareholders. These awards also provide an incentive for the executives’ long-term retention given the competitive climate in the Bank’s marketplace for experienced and seasoned bankers. The methodology for calculating the maximum total value of equity awards that will be awarded to employees, including certain of the named executive officers, is calculated by taking the Company’s market capitalization times point five percent (0.50%). The Chief Executive Officer recommends proposed grantees and proposed award levels based on performance. The Compensation Committee has full discretion to approve, deny, or change any recommendations from the Chief Executive Officer. Additionally, awards of stock options and restricted units made to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's President and Chief Operating Officer, are reviewed and approved by the Board. The Compensation Committee also analyzes the financial impact of the grant on the Company’s income statement and the potential dilution of the grant to existing shareholders compared to prior grants and the Company’s peer group. Looking forward, the Compensation Committee is considering moving away from stock option awards, which are expected to be replaced with awards of performance shares or performance units in order to more closely align stock awards to the Company's performance. As an employee of Residential Mortgage, Mr. Baldwin does not participate in the 2020 Plan.
The Company has not established any program whereby executives or key personnel are required to own and purchase within any specific schedule a defined number of shares of the Company’s common stock.
Retirement and Other Deferred Benefits
Deferred Compensation Plan. The Bank established a Deferred Compensation Plan ("DCP") dated January 1, 1995, as amended October 3, 1996 and January 1, 2005, for the purpose of providing benefit planning to key employees of the Bank by permitting them to defer the receipt of compensation. All officers of the Bank and the Company, including the named executive officers (other than Mr. Baldwin), are eligible to participate and other key employees may become eligible to participate if so notified by the Compensation Committee.
The DCP provides that on or prior to December 31 of each year the DCP is in effect, any eligible employee may elect in writing to defer receipt of at least five percent (5%) to a maximum of one hundred percent (100%) of their salary to be paid in the calendar year following the year of election. Any election is irrevocable as to any salary payable in the next year and effective with respect to future years unless revoked by the participant prior to December 31 of the year preceding the year in which the deferral is to take effect. Under the DCP, eligible employees, including certain of the named executive officers, may elect to defer receipt of all or a portion of their remaining salary to be paid in the current calendar year if such written election is made within thirty days after they are first notified by the Compensation Committee of their eligibility to become a participant. The DCP provides that any eligible employee may elect to defer receipt of at least five percent (5%) to a maximum of one hundred percent (100%) of their performance-based payments for services to be performed in a succeeding plan year under the same conditions described above. All amounts deferred are credited to participant accounts with interest compounded annually. According to the DCP, interest while an eligible employee is not eligible for distributions is based on the Bank’s average yield on its total assets calculated on January 1, based on the prior year’s performance, less one percentage point. Interest after an employee starts taking distributions from the DCP is based on the market yield on U.S. Treasury securities for a term equal to two-thirds of the installment period of payments to the employee. None of the named executive officers elected to defer receipt of compensation in 2022.
Northrim Bank Savings Incentive Plan 401k. Named executive officers participate in the Company’s qualified retirement plan originally established on July 1, 1992, the Northrim Bank Savings Incentive Plan ("401k Plan"), to the same extent and subject to the same rules and limitations as the Company’s and the Bank’s other employees. The 401k Plan provides a $1.00 match for each $1.00 contributed by an employee up to five point five percent (5.5%) of the employee’s salary. Residential Mortgage. participates in the plan as a separate division with a $1.00 match for each $1.00 contributed by an employee up to three point zero percent (3.0%) of the employee's salary.

Supplemental Executive Retirement Plan. The Bank adopted the Northrim Bank Supplemental Executive Retirement Plan ("SERP") effective July 1, 1994, as amended January 6, 2000, January 8, 2004, January 1, 2005, and January 1, 2015, for the benefit of its executive officers, including the named executive officers (other than Mr. Baldwin.) As provided by the SERP, the Company makes annual contributions to participant accounts on January 1 at a percentage rate of annual base salary determined and approved by the Compensation Committee. The Compensation Committee can exercise its authority to determine and approve changes to this percentage, as well as approve new participants under the SERP. The Compensation Committee generally makes these determinations based upon recommendations of the Chief Executive Officer or the Bank's Chief Operating Officer and upon consideration of the percentage rates of annual base salary contributed by the Company for each SERP participant and relative levels of each participant’s current responsibility. Additionally, contributions made to the Company's Chief Executive Officer and the Chief Financial Officer, and the Bank's President and Chief Operating Officer, under the SERP Plan are reviewed and approved by the Board.
Earnings under the SERP are credited for the year on January 1 and based on the Bank’s average yield on its total assets, less a three year rolling average of net loan charge-offs as a percentage of average loans outstanding for the respective periods. The SERP provides for payment of a specified amount to plan participants upon retirement, with early retirement permitted after the participant’s fifty-fifth birthday, if she or he has completed at least five years of vesting service under the terms of the Company’s Savings Incentive Plan prior to early retirement. Benefits are payable in lump sum or in monthly installments beginning ninety-one days after retirement, with the amount payable being equal to the total plan account balance for that participant (including interest at a specified fixed rate) divided by twelve months, divided by the number of years over which the participant elects to receive payments, with fifteen years being the maximum period over which payout is permitted. If the participant dies prior to commencement of benefits, benefits are paid to the participant’s survivors in equal installments over fifteen years unless the Compensation Committee elects to accelerate payment. Additionally, the SERP was amended in August 2015 to provide for a distribution of benefits upon termination of employment resulting from disability. Under the terms of the SERP a participant will receive such participant’s account in the most recent form of payment properly elected prior to his or her disability in accordance with the terms of this SERP, with payments commencing as soon as reasonably practicable after such participant’s disability. If the SERP participant made no form of payment election, the participant’s account will be paid to the participant in ten annual installments, beginning as soon as reasonably practicable after the participant’s disability.
Nonqualified Deferred Bonus Plan - Residential Mortgage, LLC. Residential Mortgage adopted the Nonqualified Deferred Bonus Plan ("NQDBP") effective January 1, 2004 for the benefit of certain executive officers, including Mr. Baldwin, the President and Chief Operating Officer of Residential Mortgage, as well as certain loan officers who have achieved certain production volume levels. Fixed annual contributions are made for participating executive officers. The annual contribution to the NQDBP for Mr. Baldwin is included in his employment agreement. Contributions for loan officers participating in the NQDBP vary based on production levels using a tiered structure. All contributions to the NQDBP are non-interest bearing. The period for full vesting is 10 years or age 65. Prior to the last year of vesting the employee may elect to take distributions of vested account balances or to have the funds remain in the plan for an addition 5 years. The employee will be asked to make this election every 5 years until he/she ceases to be employed with Residential Mortgage.
Supplemental Executive Retirement Deferred Compensation Plan. The Compensation Committee, the Board and management have deemed it prudent for the Bank to have life insurance protection on certain of the Company's executive officers, including the named executive officers, considering the out-of-pocket costs related to replacing an executive officer, as well as the intangible but real loss due to disruptions in management and loss of existing or new business because of the death of a key individual. For these reasons, the Compensation Committee and the Board authorized the Bank to establish the Supplemental Executive Retirement Deferred Compensation Plan ("SERDCP"), a non-qualified deferred compensation plan. Certain executive officers, including the named executive officers, other than Mr. Baldwin, as identified by the Compensation Committee, are entitled to participate in the SERDCP. The SERDCP is intended to provide a source of funds for participants’ retirement through the Bank’s purchase and ownership of key man insurance coverage in the form of a variable adjustable life policy in an amount approved by the Compensation Committee and the Board for each participant. The annual premium payment covers the cost of providing the Bank with a full death benefit for the face amount of the policy, and the cost of providing the executive officer the deferred compensation retirement benefit or a death benefit to the executive officer’s beneficiaries in the event of the executive officer’s death before retirement. Earnings are based upon the participant’s discretionary selection of investment opportunities available through the insurance provider to develop the cash surrender value of the portion of the premiums paid and allocated for that purpose.
In the event of the participant’s retirement, the cash surrender value of the policy can be paid out in a lump sum or in installments not to exceed ten years. The participant can also elect to receive the insurance policy net of a distribution of cash value sufficient to pay taxes upon receipt of the policy. In the event of the participant’s death, an amount equal to the greater of the cash surrender value or a stated death benefit, as described in the SERDCP, would be paid to the participant’s beneficiaries. Additionally, the SERDCP was amended in August 2015 to provide for a distribution of benefits upon termination of employment resulting from disability. Under the terms of the SERDCP a participant will receive such participant’s account in the most recent form of payment properly elected prior to his or her disability in accordance with the terms of this SERDCP, with payments commencing as soon as reasonably practicable after such participant’s disability.
Tax and Accounting Treatment of Executive Compensation
Nonqualified Deferred Compensation. Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") imposes election, payment, and funding requirements on "nonqualified deferred compensation" plans. If a nonqualified deferred compensation arrangement subject to Section 409A of the Code fails to meet, or is not operated in accordance with, the requirements of Section 409A, then compensation deferred under the arrangement may become immediately taxable and subject to a twenty percent (20%) additional tax. Certain awards that may be issued under the plan may constitute a "deferral of compensation" subject to the requirements of Section 409A of the Code.
Prohibition against Hedging
The Board has approved a policy that prohibits our directors and executive officers, including the named executive officers, from hedging their ownership of Company shares of common stock including trading in options, puts, calls, or other derivative instruments relating to our securities.
2022 Advisory Vote on Executive Compensation
The Company provided shareholders a non-binding advisory vote on executive compensation in 2022. At the Company’s 2022 Annual Meeting, shareholders expressed substantial support for the compensation of the Company’s named executive officers, with approximately ninety-eight percent (98%) of the votes cast for approval of the "say-on-pay" vote on executive compensation. The Compensation Committee considered the results of the 2022 advisory vote. The Compensation Committee also considered many other factors in evaluating the interaction of the Company’s compensation programs with its business objectives. While all of these factors bore on the Compensation Committee’s decisions regarding named executive officer compensation, the Compensation Committee did not make any changes to the Company’s executive compensation program and policies as a result of the shareholders’ 2022 "say-on-pay" advisory vote.

EXECUTIVE COMPENSATION
_____________________________________________________________________________________________________
Summary Compensation Table
The following table sets forth information regarding compensation earned by our named executive officers for 2022, which includes our Chief Executive Officer, our Chief Financial Officer, and our three other most highly compensated officers who were serving as executive officers at the end of 2022. The information in the following table is provided for the fiscal years ended December 31, 2022, 2021, and 2020, and includes all compensation awarded to, earned by, or paid to our named executive officers during the years indicated:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards (3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)	All Other Compensation (6)	Total
Joseph M. Schierhorn, Chairman, President, Chief Executive Officer, and Chief Operating Officer of the Company and Chairman and Chief Executive Officer of the Bank:
	2022	$478,855	N/A	$—	$—	$237,512	$368	$164,701	$881,436
	2021	$458,838	N/A	$60,677	$60,675	$229,419	$52,596	$157,228	$1,019,434
	2020	$434,692	N/A	$60,714	$60,705	$217,346	$24,847	$153,922	$952,226
Jed W. Ballard, Executive Vice President, Chief Financial Officer of the Company and the Bank:
	2022	$303,745	N/A	$—	$—	$112,993	$48	$53,718	$470,504
	2021	$292,598	N/A	$42,356	$14,111	$128,158	$1,251	$50,868	$529,342
	2020	$275,641	N/A	$42,327	$14,102	$114,115	$1,614	$32,678	$480,477
Michael G. Huston, President, Chief Lending Officer of the Bank:
	2022	$322,738	N/A	$—	$—	$140,068	$52	$52,792	$515,650
	2021	$293,368	N/A	$35,549	$11,841	$128,495	$1,697	$49,718	$520,668
	2020	$281,254	$10,000	$35,363	$11,790	$116,439	$2,411	$48,232	$505,489
Benjamin D. Craig, Executive Vice President, Chief Information Officer of the Bank:
	2022	$257,061	N/A	$—	$—	$95,627	$36	$33,365	$386,089
	2021	$247,426	N/A	$22,859	$7,620	$111,342	$916	$32,046	$422,209
	2020	$240,238	$7,500	$22,656	$7,559	$108,107	$1,376	$32,564	$420,000
Michael C. Baldwin, President, Chief Operating Officer of Residential Mortgage, LLC (7):
	2022	$300,000	$142,360	$—	$—	$—	$—	$9,150	$451,510
(1)    The amounts listed for Mr. Huston and Mr. Craig under this category in 2020 represent a project bonus related to the Company's successful navigation of the Paycheck Protection Program in response to the COVID-19 pandemic. The amounts listed for Mr. Baldwin represent bonuses per his employment agreement.
(2)    The amounts listed for each named executive officer’s stock award represent the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718 and are based on the price of the Company’s stock at the close of business on the date of each grant.
(3)    The amount listed for each named executive officer’s option award represents the aggregate grant date fair value of the awards determined in accordance with FASB ASC Topic 718. See further discussion about the assumptions used in the pricing model at Note 21 in Part II. Item 8 of the Company’s Form 10-k for the year ended December 31, 2022.
(4)    The amount listed for each named executive officer represents the individual’s performance based payment earned in such fiscal year, but paid in the following fiscal year, as calculated according to the provisions of the Company’s Profit Sharing Plan in 2022, 2021 and 2020 as approved by the Compensation Committee. See Non-Equity Incentive Plan Awards and Employment Agreements contained in this proxy statement.
(5)    The amount listed for each named executive officer under this category is the excess earnings on the named executive officer’s account over one-hundred-twenty percent (120%) of the federal rate for each applicable year.

(6)    The amount listed for each named executive officer represents items of compensation not reflected elsewhere in this Summary Compensation Table:
The aggregate total of all other compensation disclosed for Mr. Schierhorn for 2022 is equal to the amounts of $16,775 representing contributions to the Company’s 401k Plan for Mr. Schierhorn, the Company’s contributions to the SERP and SERDCP for Mr. Schierhorn in the amounts of $93,051 and $44,992, respectively, and dividend equivalents earned but not yet paid on restricted stock units of $9,883. The amounts contributed to the SERP and SERDCP for Mr. Schierhorn are disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Ballard for 2022 is equal to the amounts of $16,775, $29,407, and $7,536 representing contributions to the Company’s 401k Plan for Mr. Ballard, the Company’s contribution to the SERP for Mr. Ballard, and dividend equivalents earned but not yet paid on restricted stock units, respectively. The amount contributed to the SERP for Mr. Ballard is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Huston for 2022 is equal to the amounts of $16,775, $29,523, and $6,494 representing contributions to the Company’s 401k Plan for Mr. Huston, the Company’s contribution to the SERP for Mr. Huston, and dividend equivalents earned but not yet paid on restricted stock units, respectively. The amount contributed to the SERP for Mr. Huston is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Craig for 2022 is equal to the amounts of $16,775, $12,466, and $4,124 representing contributions to the Company’s 401k Plan for Mr. Craig, the Company’s contribution to the SERP for Mr. Craig, and dividend equivalents earned but not yet paid on restricted stock units, respectively. The amount contributed to the SERP for Mr. Craig is disclosed in the footnotes to the Nonqualified Deferred Compensation table.
The aggregate total of all other compensation disclosed for Mr. Baldwin for 2022 is equal to the amounts of $9,150 representing contributions to the Company’s 401k Plan for Mr. Baldwin.
(7)    Mr. Baldwin's compensation for 2021 and 2020 is not presented because he was not a named executive officer for those fiscal years.
Employment Agreements
The Company and the Compensation Committee share the philosophy that employment agreements serve to further strengthen the relationships between the Company, its key executives, and its shareholders, particularly in light of the highly competitive climate in which the Bank and the Company currently operate.
Messrs. Schierhorn, Ballard, Huston, Craig and Baldwin entered into new employment agreements effective January 1, 2023, and included the following entitlements: reasonable health insurance, disability and other employee benefits, as well as allowance for adjustments to annual base salary as deemed appropriate by the Compensation Committee.
The contracts of Messrs. Schierhorn, Ballard, Huston, Craig, and Baldwin included nearly identical terms and provisions as their previous employment agreements. Each new employment agreement also provides that in the event of termination of employment by the Company or the Bank (or in the case of Mr. Baldwin, Residential Mortgage) without cause or by the employee for good reason, health and insurance benefits for such employee will be continued for a period of one year from the termination date, with the exception of Mr. Craig, who's benefits will be continued for a period of nine months from the termination date.
Each of the new employment agreements has an initial term ending on December 31, 2023, which will be automatically extended for an additional one year term unless at least ninety days prior to any January 1, either party gives notice of its intent not to extend such term or the employment agreement is terminated in accordance with its termination provisions.
All of the employment agreements, with the exception of Mr. Baldwin, reflect the named executive officer’s eligibility to participate in the Company’s Profit Sharing Plan. The employment agreements with the named executive officers also contain a covenant not to compete, which stipulates that for a period of one year following termination of the agreement (or in the case of Mr. Craig, nine months following the termination of his employment agreement), or one year following the close of a transaction constituting a change of control agreement (or in the case of Mr. Craig, nine months following the close of such a change in control transaction), the named executive officer will not be directly or indirectly employed by or own any business activity that is competitive with the Company or the Bank. As defined in each of their employment agreements, each of the named executive officers is also entitled to the severance benefits discussed herein under the heading Potential Payments upon Termination or Change of Control.
Joseph M. Schierhorn
The employment agreement dated January 1, 2023, by and among the Company, the Bank, and Mr. Schierhorn, as Chairman, President, Chief Executive Officer, and Chief Operating Officer of the Company, and Chairman and Chief Executive Officer of the Bank, establishes Mr. Schierhorn’s annual salary at $483,866. Mr. Schierhorn received $478,855 in salary in 2022, which reflected the $465,255 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2022 and distributed in accordance with the Company’s biweekly payroll cycle. A profit sharing allocation of $237,512 was earned by Mr. Schierhorn in 2022 under the provisions of the Company's Profit Sharing Plan. Mr. Schierhorn is entitled to receive an annual contribution equal to twenty percent (20%) of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.

Jed W. Ballard
The employment agreement dated January 1, 2023, by and among the Company, the Bank and Mr. Ballard, as Executive Vice President and Chief Financial Officer of both the Company and the Bank, established Mr. Ballard's annual salary at $307,308. Mr. Ballard received $303,745 in salary in 2022, which reflected a $294,074 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2022 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $112,993 was earned by Mr. Ballard in 2022, under the provisions of the Company's Profit Sharing Plan. Mr. Ballard is entitled to receive an annual contribution equal to ten percent (10%) of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Michael G. Huston
The employment agreement dated January 1, 2023 between the Bank and Mr. Huston, as President and Chief Lending Officer of the Bank, establishes Mr. Huston's annual base salary at $332,872. Mr. Huston received $322,738 in salary in 2022, which reflected the $332,872 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2022 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $140,068 was earned by Mr. Huston in 2022 under the provisions of the Company's Profit Sharing Plan. Mr. Huston is entitled to receive an annual contribution equal to fifteen percent (15%) of annual base salary in accordance with the Company's SERP, which may be adjusted at the Compensation Committee's and the Board's discretion. Interest on the accruing contributions is credited based on the average yield of the Bank's assets less a three year moving average rate of loan charge-offs.
Benjamin D. Craig
The employment agreement dated January 1, 2023 between the Bank and Mr. Craig, as Executive Vice President, Chief Information Officer, establishes Mr. Craig’s annual salary at $259,914. Mr. Craig received $257,061 in salary in 2022, which reflected a $249,318 annual salary specified in his previous employment agreement combined with a salary increase approved by the Compensation Committee in 2022 and distributed in accordance with the Bank's biweekly payroll cycle. A profit sharing allocation of $95,627 was earned by Mr. Craig in 2022 under the provisions of the Company's Profit Sharing Plan. Mr. Craig is entitled to receive an annual contribution equal to five percent (5%) of annual base salary in accordance with the Company’s SERP, which may be adjusted at the Compensation Committee’s and the Board’s discretion. Interest on the accruing contributions is credited based on the average yield of the Bank’s assets less a three year moving average rate of loan charge-offs.
Michael C. Baldwin
The employment agreement dated January 1, 2023 between the Residential Mortgage and Mr. Baldwin, as President and Chief Operating Officer, establishes Mr. Baldwin's annual base salary at $300,000. A bonus of $142,360 was earned by Mr. Baldwin in 2022 under the provisions of his employment agreement. Mr. Baldwin is entitled to receive an annual contribution equal to $30,000 to the NQDBP and may be adjusted at the discretion of Residential Mortgage's Board of Managers.

Potential Payments upon Termination or Change in Control
In accordance with the terms of the 2020 Plan, which applied to all named executive officers except for Mr. Baldwin, if the Company or the Bank is subjected to a change of control, any outstanding stock option grants or stock awards held by the named executive officers would not automatically vest. However, if the awards were not assumed by or replaced with comparable awards by the successor company, the Compensation Committee may immediately vest all shares at its sole discretion.
Additionally, the current employment agreements with Messrs. Schierhorn, Ballard, Huston, Craig, and Baldwin specify that if the Company or the Bank (or in the case of Mr. Baldwin, Residential Mortgage) is subjected to a change of control and either the Company or the Bank (or in the case of Mr. Baldwin, Residential Mortgage) terminates a named executive officer’s employment without cause or if a named executive terminates his or her employment for good reason within seven hundred and thirty days of the change in control the named executive is entitled to:
●    All base salary earned and all reimbursable expenses incurred through the termination date payable in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to two times their highest base salary over the prior three years for Messrs. Schierhorn, Ballard, and Huston; and, one times the highest base salary over the prior three years for Messrs. Craig and Baldwin, also payable in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to two times their average profit share received over the prior three years for Messrs. Schierhorn, Ballard, and Huston; and, one times the average profit share (bonus for Mr. Baldwin) received over the prior three years for Messrs. Craig and Baldwin payable in a lump sum no later than forty-five days after the day on which employment is terminated;
●    The continuation of health and insurance benefits for two years following the termination date of their agreement for Messrs. Schierhorn, Ballard, and Huston; and, one year for Messrs. Craig and Baldwin; and,
●    Receive age credit and credit for period of service towards all SERP (and in the case of Mr. Baldwin, the NQDBP) plans for the remaining term covered by each named executive officer’s individual employment agreement.
For Messrs. Schierhorn, Ballard, Huston, Craig, and Baldwin, if the Company (or in the case of Mr. Baldwin, Residential Mortgage) terminates the named executive officer’s employment without cause, or if they terminate their employment for good reason, the named executive officer is entitled to:
●    All base salary earned and all reimbursable expenses incurred under the agreement through their termination date payable in a lump sum no later than forty-five days after the day on which employment is terminated;
●    An amount equal to one times their highest base salary over the prior three years for Messrs. Schierhorn, Ballard, Huston, and Baldwin; and, seventy-five percent (75%) of his highest base salary over the prior three years for Mr. Craig, to be paid on the first day of the month following a period of six months after the termination;
●    Continuation of health and insurance benefits for one year for Messrs. Schierhorn, Ballard, Huston and Baldwin; and nine months for Mr. Craig following the termination date of their agreement; and,
●    Receive age credit and credit for period of service towards all SERP (and in the case of Mr. Baldwin, NQDBP) plans for the remaining term covered by each named executive officer’s individual employment agreement.
For Messrs. Schierhorn, Ballard, Huston, Craig, and Baldwin, in the event the Company terminates the named executive officer’s employment for cause or the named executive officer terminates their employment without good reason, the named executive officer is entitled only to payment of all base salary earned and all reimbursable expenses incurred through the termination date payable upon the effective date of termination and will have no right to receive compensation or other benefits for any period after termination.
If the the employment of Messrs. Schierhorn, Ballard, Huston, Craig, or Baldwin is terminated on account of any mental or physical disability that prevents them from performing their duties, then they are entitled to one lump sum payment, on the first day of the month following a period of six months after employment was terminated, of all base salary earned and reimbursable expenses incurred through the termination date, as well as full base salary and health and dental insurance benefits provided, at the Company’s expense, for one year following the termination date.

If a named executive officer’s employment agreement is terminated due to their death, under the terms of the agreement, their beneficiaries will receive that portion of their base salary that otherwise would have been paid to them for the month in which their death occurred and any other amounts due them pursuant to the Company’s SERP, any supplemental deferred compensation plan, and any other death, insurance, employee benefit plan or stock benefit plan provided to them by the Company according to the terms of the respective plans.
The following table sets forth potential payments payable to our named executive officers in the event of termination of their employment or a change of control of the Company or the Bank (or in the case of Mr. Baldwin, Residential Mortgage) as of December 31, 2022 under the provisions of their employment agreements as described above. The value of unvested options and restricted stock units in the discussion below is based on the closing price of the Company’s common stock on December 31, 2022 at $54.57 per share.

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Joseph M. Schierhorn
Termination by Employer Without Cause	$18,610	$483,866	$—	$—	$—
By Executive For Good Reason	$18,610	$483,866	$—	$—	$—
Termination by Employer for Cause	$18,610	$—	$—	$—	$—
By Executive Without Good Reason	$18,610	$—	$—	$—	$—
Change in Control:
Without Cause	$18,610	$1,423,916	$—	$—	$—
For Good Reason within 730 days of change in control	$18,610	$1,423,916	$—	$—	$—
Death	$18,610	$—	$118,875	$195,197	$2,016,709
Disability	$18,610	$363,866	$118,875	$195,197	$1,999,934

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Jed W. Ballard
Termination by Employer Without Cause	$11,820	$307,308	$—	$—	$37,692
By Executive For Good Reason	$11,820	$307,308	$—	$—	$37,692
Termination by Employer for Cause	$11,820	$—	$—	$—	$—
By Executive Without Good Reason	$11,820	$—	$—	$—	$—
Change in Control:
Without Cause	$11,820	$851,460	$—	$—	$75,384
For Good Reason within 730 days of change in control	$11,820	$851,460	$—	$—	$75,384
Death	$11,820	$—	$27,636	$136,207	$157,324
Disability	$11,820	$187,308	$27,636	$136,207	$178,241

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Michael G. Huston
Termination by Employer Without Cause	$12,803	$332,872	$—	$—	$37,692
By Executive For Good Reason	$12,803	$332,872	$—	$—	$37,692
Termination by Employer for Cause	$12,803	$—	$—	$—	$—
By Executive Without Good Reason	$12,803	$—	$—	$—	$—
Change in Control:
Without Cause	$12,803	$922,412	$—	$—	$75,384
For Good Reason within 730 days of change in control	$12,803	$922,412	$—	$—	$75,384
Death	$12,803	$—	$23,139	$113,942	$196,718
Disability	$12,803	$212,872	$23,139	$113,942	$217,635

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Benjamin D. Craig
Termination by Employer Without Cause	$9,997	$194,936	$—	$—	$—
By Executive For Good Reason	$9,997	$194,936	$—	$—	$—
Termination by Employer for Cause	$9,997	$—	$—	$—	$—
By Executive Without Good Reason	$9,997	$—	$—	$—	$—
Change in Control:
Without Cause	$9,997	$364,939	$—	$—	$—
For Good Reason within 730 days of change in control	$9,997	$364,939	$—	$—	$—
Death	$9,997	$—	$14,890	$73,069	$110,248
Disability	$9,997	$139,914	$14,890	$73,069	$93,473

Potential Payments Upon Termination/Change of Control
Name	Salary	Cash Severance	Unvested Stock Options	Unvested Restricted Stock Units	Benefits
Michael C. Baldwin
Termination by Employer Without Cause	$11,538	$300,000	$—	$—	$33,777
By Executive For Good Reason	$11,538	$300,000	$—	$—	$33,777
Termination by Employer for Cause	$11,538	$—	$—	$—	$—
By Executive Without Good Reason	$11,538	$—	$—	$—	$—
Change in Control:
Without Cause	$11,538	$441,832	$—	$—	$67,555
For Good Reason within 730 days of change in control	$11,538	$441,832	$—	$—	$67,555
Death	$11,538	$—	$—	$—	$9,150
Disability	$11,538	$180,000	$—	$—	$33,777
In addition to the above provisions, the Company’s Profit Sharing Plan contains what is commonly referred to as a "claw back provision" with respect to bonuses or profit sharing allocations paid under the plan. Under this provision, if the Company is required to restate the financial statements due to material noncompliance with generally accepted accounting principles, the

Company will recover from the named executive officers any excess incentive compensation that was paid as a result of the restatement during the three years prior to the restatement.
Mr. Baldwin's contract with Residential Mortgage states that previously paid monthly bonuses will not be clawed back if profits from Residential Mortgage decrease after the bonuses are paid, but cumulative pre-tax net earnings for the calendar year must return to a positive position prior to bonuses resuming.
Grants of Plan-Based Awards
The Compensation Committee approved awards under our Profit Sharing Plan but did not award any equity compensation awards in 2022. Set forth below is information regarding awards granted during 2022:

Name	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Equity Incentive Grant Date	Estimated Future Payouts Under Equity Incentive Plan Awards	All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Shares Underlying Options	Exercise or Base Price of Option Awards per share	Grant Date Fair Value of Stock and Option Awards
	Threshold	Target	Maximum
Joseph M. Schierhorn	$57,463	$191,542	$239,428	N/A	$—	—	—	$—	$—
Jed W. Ballard	$27,337	$91,123	$136,685	N/A	$—	—	—	$—	$—
Michael G. Huston	$33,887	$112,958	$169,437	N/A	$—	—	—	$—	$—
Benjamin D. Craig	$23,135	$77,118	$115,677	N/A	$—	—	—	$—	$—
Profit Sharing Plan
The dollar values reflected in the above table as to estimated future payouts under the non-equity incentive plan awards to the named executive officers (other than Mr. Baldwin) are based on a formula driven methodology applied to determine the annual profit sharing allocation to the Company’s Profit Sharing Plan participants recommended by the Chief Executive Officer as described above in the section entitled "Performance Based Annual Payment." The Company’s Profit Sharing Plan applies a weighted average based on the funding criteria to determine the total funding percentage of the target amount. The funding percentage is then applied to an individual’s targeted percent of base salary based on their grade to establish the total profit sharing amount, subject to the Chief Executive Officer's discretion and Compensation Committee and Board approval. As an employee of Residential Mortgage, Mr. Baldwin does not participate in the Company's Profit Sharing Plan.
2020 Stock Incentive Plan
No equity compensation awards were granted in 2022 under the 2020 Plan. The Compensation Committee determined that it is in the best interest of the Company to change the timing of grants of equity compensation for the current fiscal year to the first quarter of the subsequent year. Historically, grants of equity compensation have occurred in the fourth quarter each year. As a result of this change, grants under the 2020 Plan initially planned for the fourth quarter of 2022 were incorporated into grants of equity compensation awards that were made in the first quarter of 2023. We believe that the change in the timing of the grants of equity compensation awards will better align the Company's analysis of equity compensation as a component of the Company's overall compensation strategies with the measurement of financial performance. The provisions of the 2020 Plan permit the Compensation Committee flexibility in determining the terms of the stock option agreements and letter agreements for restricted/performance shares and units granted, respectively, as related to the death, disability, retirement, and termination of employment, and in the event of a change in control.

Shares Available for Issuance
The 2020 Plan provides that a total of 325,000 shares may be issued to eligible participants. Additionally, any shares under the 2020 Plan that are forfeited back to the Company and shares that are withheld by the Company to pay for taxes with respect to awards other than options or stock appreciation rights shall again be available for issue pursuant to new awards granted under this plan. For purposes of calculating available shares, stock options or stock appreciation rights granted are counted as one share for every one share granted, and any shares that are subject to awards other than stock options or stock appreciation rights are counted as three shares for every one share granted. As of December 31, 2022 under the 2020 Plan and previous plans, there were a total of 120,195 options, 38,502 shares of restricted stock, and no performance shares or performance units outstanding and there were 166,318 shares available for issuance.
Stock Options
The 2020 Plan provides that the exercise price of stock options or any other awards as set by the Compensation Committee shall not be less than one-hundred percent (100%) of the fair market value of the shares at the close of business on the date of grant. Outstanding options may not be repriced without shareholder approval. All options granted under the 2020 Plan will expire not more than ten years from the date of grant. Each option is exercisable subject to the vesting schedule determined by the Compensation Committee. The exercise price for shares purchased upon the exercise of an option must be paid in cash or such other consideration, including shares of the Company’s common stock, as the Compensation Committee deems acceptable.
Stock Awards
Stock awards are earned and vest over a period of at least three years and can be governed by conditions, restrictions, and contingencies determined at the discretion of the Compensation Committee such as continuous service and/or the achievement of performance goals. The stock awards will be in the form of restricted stock, restricted units, performance shares, and performance units. Dividend equivalent units are accrued on unvested restricted stock and ultimately settled in shares of stock upon the vesting date.
Stock Appreciation Rights
The 2020 Plan also authorizes the grants of stock appreciation rights, which are grants of rights that entitle the holder to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights may be granted in connection with options or separately. Similarly, the 2020 Plan authorizes the grant of dividend equivalent rights, either in connection with other awards (particularly stock awards and stock appreciation rights) or separately.
Amendment and Termination
The 2020 Plan may be modified, amended or terminated by the Board, except that shareholder approval is required for any amendment which increases the number of shares subject to the 2020 Plan other than in the cases of certain automatic adjustments such as (but not limited to) changes in the Company's total shares outstanding resulting from a merger, reorganization, recapitalization, stock split, or stock dividend; which increases or expands the category of eligible recipients; or whenever applicable law requires that a proposed amendment of the 2020 Plan receive shareholder approval. The Compensation Committee may amend the terms and conditions of outstanding stock options as long as such amendments do not terminate the option or otherwise adversely affect the holders of such stock options without the holders’ consent. Additional amendments to terms and conditions of outstanding stock options are subject to vote by the Board.

Shares of Common Stock Authorized for Issuance under Equity Compensation Plans
The following table sets forth information regarding securities authorized for issuance under the Company’s equity plans as of December 31, 2022:

Plan category	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a) (1)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a)) (c )
Equity compensation plans approved by security holders	158,697	$25.91	166,318
(1) Includes 67,982 outstanding awards granted under the 2020 Plan and 90,715 outstanding awards granted under previous stock option plans.
We do not have any equity compensation plans that have not been approved by our shareholders.
Outstanding Equity Awards at Fiscal Year-End
The following table summarizes the outstanding equity award holdings, as adjusted for dividends, held by our named executive officers (other than Mr. Baldwin, who does not participate in the Company's equity compensation plan) as of December 31, 2022:

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jed W. Ballard	458	916	—	$42.02	12/1/2031	2,496	$136,207	—	—
	1,435	718	—	$32.09	12/2/2030	—	—	—	—
	2,450	—	—	$36.46	12/4/2029	—	—	—	—
	2,487	—	—	$37.06	11/28/2028	—	—	—	—
(1) The number of shares underlying unexercised options that have not vested as of December 31, 2022 total 1,634 in the aggregate and vest as follows:
December 1, 2023					458
December 2, 2023					718
December 1, 2024					458
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2022 total 2,496 in the aggregate and vest as follows:
December 2, 2023					1,437
December 1, 2024					1,059
(3) Based on the closing price of $54.57 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Joseph M. Schierhorn	1,969	3,939	—	$42.02	12/1/2031	3,577	$195,197	—	—
	6,179	3,089	—	$32.09	12/2/2030	—	$—	—	—
	7,409	—	—	$36.46	12/4/2029	—	$—	—	—
	11,192	—	—	$37.06	11/28/2028	—	$—	—	—
	10,423	—	—	$33.30	11/15/2027	—	$—	—	—
	3,830	—	—	$28.10	11/16/2026	—	$—	—	—
	7,035	—	—	$28.76	11/18/2025	—	$—	—	—
	4,958	—	—	$27.28	11/19/2024	—	$—	—	—
(1) The number of shares underlying unexercised options unexerciseable as of December 31, 2022 total 7,028 in the aggregate and vest as follows:
December 1, 2023					1,970
December 2, 2023					3,089
December 1, 2024					1,969
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2022 total 3,577 in the aggregate and vest as follows:
December 2, 2023					2,059
December 1, 2024					1,518
(3) Based on the closing price of $54.57 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael G. Huston	384	769	—	$42.02	12/1/2031	2,088	$113,942	—	—
	1,200	600	—	$32.09	12/2/2030	—	—	—	—
	2,300	—	—	$36.46	12/4/2029	—	—	—	—
	1,658	—	—	$37.06	11/28/2028	—	—	—	—
	1,702	—	—	$33.30	11/15/2027	—	—	—	—
	3,775	—	—	$31.45	5/8/2027	—	—	—	—
(1) The number of shares underlying unexercised options unexerciseable as of December 31, 2022 total 1,369 in the aggregate and vest as follows:
December 1, 2023					385
December 2, 2023					600
December 1, 2024					384
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2022 total 2,088 in the aggregate and vest as follows:
December 2, 2023					1,199
December 1, 2024					889
(3) Based on the closing price of $54.57 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2022.

	Option Awards					Stock Awards
Name	Number of Shares Underlying Unexercised Options Exercisable	Number of Shares Underlying Unexercised Options Unexercisable (1)	Equity Incentive Plan Awards: Number of Shares Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)	Market Value of Shares or Units of Stock That Have Not Vested (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Benjamin D. Craig	—	495	—	$42.02	12/1/2031	1,339	$73,069	—	—
	1	385	—	$32.09	12/2/2030	—	—	—	—
(1) The number of shares or units of stock that have not vested as of December 31, 2022 total 880 in the aggregate and vest as follows:
December 1, 2023					248
December 2, 2023					385
December 1, 2024					247
(2) The number of shares or units of stock, including dividend equivalent units earned, that have not vested as of December 31, 2022 total 1,339 in the aggregate and vest as follows:
December 2, 2023					768
December 1, 2024					571
(3) Based on the closing price of $54.57 per share of our shares of common stock on the Nasdaq Global Select Market on December 31, 2022.
Option Exercises and Stock Vested
The following table summarizes the aggregate options exercised and the value realized thereon held by our named executive officers (other than Mr. Baldwin, who does not participate in the Company's equity compensation plans) during 2022.
Restricted Stock Units granted in 2019 became fully vested in 2022. The number of shares listed in the following table represents the gross number of shares delivered to each named executive officer (other than Mr. Baldwin), including dividend equivalent shares on restricted stock awards, and valued at the fair market value of the Company’s common stock at the close of business on their respective vesting dates.

OPTION EXERCISES AND STOCK VESTED
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joseph M. Schierhorn	4,707	$108,685	1,229	$69,008
Jed W. Ballard	—	$—	1,220	$68,503
Michael G. Huston	—	$—	1,145	$64,292
Benjamin D. Craig	2,882	$42,292	979	$54,971
Pension Benefits
The Company does not sponsor or have any provisions under which the named executive officers can participate or have account balances in qualified or nonqualified defined benefit plans.

Nonqualified Deferred Compensation
The following table summarizes the activity related to our nonqualified deferred compensation arrangement during 2022:

Name	Executive Contributions in Last Fiscal Year(1)	Company Contributions in Last Fiscal Year(2)(6)	Aggregate Earnings in Last Fiscal Year(3)(7)	Aggregate Withdrawals/ Distributions(5)	Aggregate Balance at Last Fiscal Year End(4)
Joseph M. Schierhorn	$—	$138,043	$39,831	$—	$1,999,934
Jed W. Ballard	$—	$29,407	$5,139	$—	$140,549
Michael G. Huston	$—	$29,523	$6,579	$—	$179,943
Benjamin D. Craig	$—	$12,466	$3,418	$—	$93,473
Michael C. Baldwin	$—	$—	$—	$—	$—
(1)None of the named executive officers made contributions under the NQDCP for 2022.
(2)Includes $93,051, $29,407, $29,523, and $12,466, in contributions to the SERP for Mr. Schierhorn, Mr. Ballard, Mr. Huston, and Mr. Craig, respectively, in 2022. Includes $44,992 in contributions to the Company’s SERDCP through payment of annual premiums on variable adjustable life insurance policies in 2022 for Mr. Schierhorn. Includes $0 in contributions to the NQDBP plan in 2022 for Mr. Baldwin.
(3)Includes earnings of $39,831, $5,139, $6,579, and $3,418 under the SERP for Mr. Schierhorn, Mr. Ballard, Mr. Huston, and Mr. Craig, respectively for 2022. Includes earnings of $0 and under the SERDCP for Mr. Schierhorn for 2022.
(4)Includes $1,089,388, $140,549, $179,943, and $93,473 for Mr. Schierhorn, Mr. Ballard, Mr. Huston, and Mr. Craig, respectively, in plan asset balances under the SERP for 2022. Includes $910,546 in plan asset balance for Mr. Schierhorn under the SERDCP for 2022. Includes $0 in plan asset balances for Mr. Baldwin under the NQDBP for 2022.
(5)There were no distributions under the Company’s DCP plan and nothing was distributed under the Company's SERP plan for the named executives in 2022.
(6)In reference to the amounts reported in the Company Contributions in Last Fiscal Year column above, these amounts were reported as compensation in the Summary Compensation Table for the fiscal year ended December 31, 2022.
(7)A portion of the named executive officers’ earnings noted in the Aggregate Earnings in Last Fiscal Year column is reported as excess earnings for the fiscal years ended December 31, 2022, 2021, and 2020 under the column in the Summary Compensation Table, Change in Pension Value and Nonqualified Deferred Compensation Earnings with excess earnings identified by footnote to the Summary Compensation Table.
Pay-Ratio Disclosure
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission has adopted a final rule requiring annual disclosure of the ratio of the median employee's annual compensation to the annual compensation of the Chief Executive Officer.
The median employee compensation was identified from full-time and part-time employees, excluding the Chief Executive Officer, who were employed by the Company on December 31, 2022. All of our employees are located in the United States. A total of 471 employees were included. Compensation was measured over the 12-month period beginning on January 1, 2022 and ending on December 31, 2022.
We have concluded that it is appropriate to identify a new median employee for this year's disclosure due to changes to the employee population and material changes to compensation arrangements. We identified our median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.
The median employee compensation was determined in the same manner that total compensation was determined in the Summary Compensation Table at the beginning of this section. Wages were annualized for our employees who did not work the entire calendar year.

In 2022, Mr. Schierhorn had an annual total compensation of $881,436 as reflected in the Summary Compensation Table included in this Proxy Statement. The median employee's annual total compensation for 2022 that would be reportable in the Summary Compensation Table was $79,620. As a result, the Chief Executive Officer pay ratio is 11:1.
Pay Versus Performance
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission has adopted a final rule requiring annual disclosure of the relationship between executive compensation actually paid and the financial performance of the Company. This rule is commonly referred to as "pay versus performance", or "pay for performance". The new rule requires companies to designate a "company-selected measure", which in the Company's assessment represents the most important financial performance measure (that is not otherwise required to be disclosed in the table below) used by the Company to link compensation actually paid to the Company's named executive officers to the Company's performance. For the purposes of the pay versus performance rule, "financial performance measures" means measures that are determined and presented in accordance with the accounting principles used in preparing the Company's financial statements, any measures that are derived wholly or in part from such measures, and stock price and total shareholder return, or TSR.
Management believes that the size of the Company, as measured by total assets as of the end of each fiscal year, represents the most important financial performance measure used by the Company to link compensation of our Principal Executive Officer and the other named executive officers to the Company's performance. As noted throughout the Compensation Discussion and Analysis section above, the Company evaluates both executive performance and the structure of executive compensation to ensure that compensation for executives is reasonable and competitive with similar positions held in peer group organizations. The selection of the peer group for this evaluation has a material impact on executive compensation. The Company considers several factors when selecting the peer group, including but not limited to geographical markets in which the entities operate and similarities to the Company in entity structure and business activities. The Company's peer group for the years ended 2020 and 2021 included 14 companies. The Company's peer group for the year ended 2022 included 16 companies. While these criteria are important, the Company believes that the size of the entities selected as peers has the most significant impact on executive compensation.
The table below, read in conjunction with the following narrative discussion, provides information relevant to an analysis of the Company's pay versus performance for our Principal Executive Officer and our other named executive officers for the years ended 2022, 2021, and 2020:
Pay Versus Performance Tabular Disclosures

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO named executive officers	Average Compensation Actually Paid to Non-PEO named executive officers	Total Shareholder Return	Peer Group Total Shareholder Return	Net Income	Company-Selected Measure:Total Assets at Year End
	(1)	(2)(3)	(4)	(2)(3)	(5)	(5) (6)		(7)
2022	$881,436	$1,050,452	$455,938	$503,053	159	103	$30,741,000	$2,674,318,000
2021	$1,019,434	$1,199,410	$646,236	$708,907	122	104	$37,517,000	$2,724,719,000
2020	$952,226	$963,692	$491,824	$477,109	92	81	$32,888,000	$2,121,798,000
(1)Total Compensation from the Summary Compensation Table.
(2)Compensation actually paid represents an abstract number and may not actually reflect actual amounts paid to the Principal Executive Officer or the other named executive officers. Compensation actually paid is calculated as follows: Total Compensation from the Summary Compensation Table; less the grant date fair value of awards granted during the year; plus the year end fair value of awards granted during the year and unvested and outstanding at year end; plus the vesting date fair value of awards granted during the year that also vested during the year; plus or minus the change in the year end fair value of awards granted in prior years that are unvested and outstanding at the end of the year; plus or minus the vesting date fair value of awards granted in prior years that vested during the year compared to the prior year end fair value; less the prior year end fair value of awards that failed to meet vesting conditions and were forfeited or expired unexercised; plus dividends or other earnings paid on awards during the year that are not otherwise captured in the total compensation for the year. The following amounts were deducted and added to Total Compensation in accordance with Item 402(v)(2)(iii) of Regulation S-K to calculate compensation actually paid for the Principal Executive Officer:

Year	Less: Grant Date Fair Value of Stock Awards awarded in this year	Plus: Year End Fair Value of Stock Awards granted in this year that are unvested and outstanding at year end	Plus: Vesting Date Fair Value of Stock Awards granted in this year that vested this year	Plus/Minus: Change in Year End Fair Value of Stock Awards awarded in priors year that are unvested and outstanding at year end	Plus/Minus: Vesting Date Fair Value versus prior year end fair value of Stock Awards granted in prior years that vested this year	Less: Prior Year End Fair Value of Stock Awards that fail to meet vesting conditions during current year (forfeited awards)
2022	$—	$—	$—	$92,569	$76,447	$—
2021	($121,352)	$130,022	$—	$87,045	$84,261	$—
2020	($121,419)	$141,744	$—	($3,270)	($5,589)	$—

The following amounts were deducted and added to Total Compensation in accordance with Item 402(v)(2)(iii) of Regulation S-K to calculate average compensation actually paid for the named executive officers other than the Principal Executive Officer:

Year	Less: Grant Date Fair Value of Stock Awards awarded in this year	Plus: Year End Fair Value of Stock Awards granted in this year that are unvested and outstanding at year end	Plus: Vesting Date Fair Value of Stock Awards granted in this year that vested this year	Plus/Minus: Change in Year End Fair Value of Stock Awards awarded in priors year that are unvested and outstanding at year end	Plus/Minus: Vesting Date Fair Value versus prior year end fair value of Stock Awards granted in prior years that vested this year	Less: Prior Year End Fair Value of Stock Awards that fail to meet vesting conditions during current year (forfeited awards)
2022	$—	$—	$—	$25,433	$21,682	$—
2021	($39,585)	$28,408	$12,718	$20,884	$40,246	$—
2020	($49,314)	$54,400	$—	($5,070)	($14,731)	$—

(3) The year-end fair value of stock awards is equal to the number of stock awards granted multiplied by the Company's closing share price at year end. The year-end fair value of option awards is calculated using the same Black Scholes model used the calculate stock option expense in the Company's financial statements, adjusted for current market conditions and management expectations for expected life as of each year end.
(4)Average of the Total Compensation for all named executive officers, excluding the Principal Executive Officer, in each fiscal year from the Summary Compensation Table. This includes compensation from the Summary Compensation Table for the following named executive officers, other than the Principal Executive Officer, in fiscal 2020: Jed W. Ballard, Michael G. Huston, Benjamin D. Craig, Michael A. Martin. This includes compensation from the Summary Compensation Table for the following named executive officers, other than the Principal Executive Officer, in fiscal 2021: Jed W. Ballard, Michael G. Huston, Benjamin D. Craig, Steve R. Aldrich and Michael A. Martin.

(5)The amounts disclosed are cumulative for the measurement periods based on a hypothetical $100 investment beginning at the market close on the last trading day of 2019 and ending on the last trading day of 2022, 2021, and 2020, respectively. Total shareholder return is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company's closing share price at the end and the beginning of the measurement period by the share price at the beginning of the measurement period. The measurement period starts on the last trading day of the prior year and ends on the last trading day of the current year.

(6)Total shareholder return for the Company's selected peer group is calculated using the methodology described in footnote 5, weighted according to the respective companies' stock market capitalization at the beginning of the measurement period. The peer group used for 2022 includes the following entities: Bank of Marin Bancorp, Central Pacific Financial Corp., Central Valley Community BanCorp, Farmers & Merchants BanCorp, Inc., First Northern Community Bancorp, First Northwest Bancorp, Five Star Bancorp, FS Bancorp, Inc., Heritage Commerce Corp, Heritage Financial Corporation, HomeStreet, Inc., Oak Valley Bancorp, Riverview Bancorp, Inc., Sierra Bancorp, Territorial Bancorp Inc. and Timberland Bancorp, Inc. The peer group used for 2021 and 2020 includes the following entities: Bank of Commerce, Bank of Marin Bancorp, Central Valley Bancorp, First Northern Community Bancorp, First Northwest, FS BanCorp, Inc., Farmers & Merchants BanCorp, Inc., First Financial Northwest, Inc.; Heritage Commerce Corp., Oak Valley Bancorp, Riverview Bancorp, Inc., Sierra Bancorp, Territorial BanCorp Inc.,,, and Timberland Bancorp, Inc.
(7)Total assets are derived from the Company’s audited balance sheet at December 31 of each year presented.

Financial Performance Measures
As described in greater detail in the "Compensation Discussion and Analysis", the Company's executive compensation packages are based on achievement of the goals and strategies the Board has established. When establishing salaries, performance based payments, and stock-based awards for our named executive officers, including our Principal Executive Officer, the Compensation Committee considers, among other things, the Company’s financial performance during the past year and market data related to the salaries of executive officers in similar positions with companies of comparable size in the financial institutions industry. The Compensation Committee believes that the Company’s current annual and long-term incentive compensation programs for its executives, including the named executive officers, senior managers and key employees serve to appropriately focus these individuals on the Company's current and future business needs.
The following are the most important financial measures, which in our assessment, represent the most important financial performance measures linking compensation actually paid to our named executive officers to the Company’s performance in 2022:
•Total asset size;
•Budget to actual results for pre-tax income in the Community Banking Segment; and
•Return on Average Assets ("ROAA").
Pre-tax income for the Community Banking segment can be found in Part II. Item 8. "Financial Statements and Supplementary Data" in Note 25, "Segment Information", in the Company's Form 10-K for the year ended December 31, 2022. Return on Average Assets is calculated as: Consolidated net income divided by average assets for any given year. Return on Average Assets in included in Part II Item 7. "Management's Discussion and Analysis of Financial Condition and Result of Operations" of the Company's Form 10-K for the year ended December 31, 2022.
The Compensation Committee evaluates total executive compensation and its individual components for each executive using compensation data for the peer group. The target compensation for each executive is the midpoint of the peer group for comparable positions. The Company does not tie executive compensation explicitly to total shareholder return. However, as shown in the table above, the Company has had favorable shareholder returns compared to its peer group in the last three years. Annual shareholder return is generally volatile in the short-term for many reasons, and the Company believes that this makes quantitative use of this financial measurement to explicitly measure, or set executive compensation inappropriate. However, the stock award component included in the Company's overall compensation strategy aligns management incentives to increasing shareholder return via increases in both share price and cash dividends per share over time.
Payments to executive officers (excluding Mr. Baldwin) under the Company's Profit Sharing Plan are directly impacted by the financial performance of the Company. Approximately 60% of the profit sharing is based on a comparison of annual budget to actual pre-tax income for the Community Banking segment and 40% is based on the Company’s consolidated return on average assets rank in a peer comparison of all U.S. banks with assets between one and five billion dollars. The Company obtains peer data from S&P Global. A tiered approach is taken to profit sharing payments, as is described in detail in the Compensation Discussion and Analysis section of this report. In general, profit sharing decreases when pre-tax income for the Community Banking segment underperforms compared to the annual budget, and/or when the Company's consolidated return on average assets declines compared to the peer group.

As an employee of Residential Mortgage, Mr. Baldwin does not participate in the Company's Profit Sharing Plan. However, Mr. Baldwin's annual bonus is directly impacted by the financial performance of Residential Mortgage. Mr. Baldwin's annual bonus is equal to a percentage of pre-tax net earnings of Residential Mortgage as set forth in Mr. Baldwin's employment agreement with Residential Mortgage.
Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with its performance, not all of those measures are presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align all performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year, except in the Profit Sharing Plan.. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between compensation actually paid and the financial performance measures presented in the Pay versus Performance table.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Schierhorn and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding Mr. Schierhorn) are generally aligned with the Company’s cumulative TSR over the three years presented in the table. However, compensation actually paid to Mr. Schierhorn and to the Company's named executive officers as a group (excluding Mr. Schierhorn) in 2022 decreases while cumulative TSR increases in 2022. This is primarily the result of the fact that there were no awards in 2022 under the Company's 2020 Plan due to a change in the timing of when these awards are granted, as described in the "Compensation Discussion and Analysis" section. Compensation actually paid is generally aligned with cumulative TSR over the period because a material portion of the compensation actually paid to Mr. Schierhorn and to the other named executive officers is comprised of equity awards.
Compensation Actually Paid and Net Income
As demonstrated by the following table, the amount of compensation actually paid to Mr. Schierhorn and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding Mr. Schierhorn) is generally aligned with the Company’s net income over the three years presented in the table. While the Company does not specifically use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure of ROAA, which the Company utilizes for setting goals in the Company’s short-term incentive compensation program, the Profit Sharing Plan.

Compensation Actually Paid and Total Assets
As demonstrated by the following table, the amount of compensation actually paid to Mr. Schierhorn and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding Mr. Schierhorn) is generally aligned with the Company’s total assets over the three years presented in the table. However, compensation actually paid to Mr. Schierhorn and to the Company's named executive officers as a group (excluding Mr. Schierhorn) in 2022 decreases while total assets decreases at a lower rate in 2022. This is primarily the result of the fact that there were no awards in 2022 under the Company's 2020 Plan due to a change in the timing of when these awards are granted, as described in the "Compensation Discussion and Analysis" section. The Company does not specifically use change in total assets year-over-year as a performance measure in the overall executive compensation program, however, the size of the Company, as measured by asset size, is a major factor in the selection of the peer group used to set executive compensation. Generally, over the long term, an increase in total assets will equate to higher amounts of compensation actually paid to Mr. Schierhorn and the average amount of compensation actually paid to the Company’s named executive officers as a group (excluding Mr. Schierhorn).

DIRECTOR COMPENSATION

Directors who are Company employees receive no additional fee for service as a director. Except for Mr. Schierhorn, the remaining directors in 2022 were non-officers of the Company and the Bank.
In 2022, all non-officer directors who did not serve as a committee chair received a $30,000 annual cash retainer. Annual cash retainers of $42,500, $36,000, and $35,000 were paid to the independent lead director and Chair of the Governance and Nominating Committee, the non-officer Chair of the Audit Committee, and the non-officer Chair of the Compensation Committee, respectively, in 2022. All non-officer directors received an additional $25,000 in cash to be used for the purchase of the Company’s common stock on the open market following the 2022 Annual Meeting. Additionally, members of the Audit Committee received $1,000 for each Audit Committee meeting attended and members of the Governance and Nominating, and Compensation Committees received $850 for each committee meeting attended.
The Alaska Banking Code requires that each director of a state bank shall own at least an aggregate fair market value of $1,000 in the common or preferred stock in such state bank or the controlling entity of such state bank. All of the Company’s current directors are currently in compliance with the share ownership provisions of the Alaska Banking Code.
Additionally, the Company’s Corporate Governance Guidelines include a recommendation (as a minimum level of stock ownership) that non-officer directors should purchase not less than three times their annual stock retainer of Company common stock and hold that common stock free of any encumbrances. Non-officer directors should meet this stock ownership requirement within five years of that date or within five years of their election to the Board. All non-officer directors currently subject to this guideline have satisfied the minimum stock ownership recommendation within the five year time as of March 31, 2023.
The following table sets forth a summary of the compensation that was earned by our non-management directors in 2022:
Director Compensation

Name	Total Fees Earned or Paid in Cash
Larry S. Cash	$55,850
Anthony J. Drabek	$56,700
Karl L. Hanneman	$59,250
David W. Karp	$59,250
Joseph P. Marushack	$58,400
David J. McCambridge	$72,250
Krystal M. Nelson	$64,250
Aaron M. Schutt	$57,550
John C. Swalling	$76,000
Linda C. Thomas	$67,100
David G. Wight	$62,850

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the 1934 Act ("Section 16(a)") requires that the Company’s officers, directors and persons who own more than ten percent (10%) of the Company’s outstanding shares of common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based solely upon a review of the copies of these reports and upon written representations by the Company’s directors and officers regarding their compliance with the applicable reporting requirements under Section 16(a), the Company believes all of the Company’s directors and officers filed all reports required by Section 16(a) in a timely manner for the year ended December 31, 2022, other than a Form 4 report with respect to a stock purchase by Ms. Linda Thomas that was filed one day late.

INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
______________________________________________________________________________________________________
Bank Loan Transactions
As prescribed by regulation and specifically incorporated into the Bank’s Loan Policy, Regulation O promulgated under the Federal Reserve Act, governs loans made to or guaranteed by directors, executive officers, and principal shareholders or their related interests. As a group, these people and related interests are referred to as "insiders." All loans subject to Regulation O, which include new, modified, and/or increased loans to insiders, or loans guaranteed by insiders are further subject to the provisions and procedures of the Bank’s Loan Policy. The Bank’s Loan Policy requires that loans to insiders, after proper approval by the Bank’s Loan Committee, must also be approved by a majority of the Bank’s directors who are not members of the Bank's Loan Committee. Director approval of those loans is documented and provided to the Board.
During 2022, certain directors and executive officers of the Company and the Bank and/or their associates were also customers of the Bank. It is anticipated that directors, executive officers, and their associates will continue to be customers of the Bank in the future. All transactions between the Bank and directors, executive officers, and their associates were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Bank. These transactions did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2022 the Bank had an outstanding line of credit balance in the amount of $2.0 million to directors and their related interests. The Bank had $10,000 in unfunded loan commitments to directors and their related interests at December 31, 2022. The Bank also had a $100,000 undrawn letter of credit to directors and their related interests at December 31, 2022. Lastly, the Bank had $123,000 in purchase card balances outstanding and $177,000 in credit available to directors and their related interests at December 31, 2022.
Other Related Party Transactions
Under the Company’s Corporate Governance Guidelines, directors are required to disclose to the Governance and Nominating Committee any financial interest or personal interest that such director may have in any contract or transaction being considered by the Board for approval. The Governance and Nominating Committee is charged with review and approval of all related person transactions. All proposed related person transactions that are not subject to Regulation O must be presented to the Governance and Nominating Committee and ultimately to the Board for review, discussion, and consideration. Neither the Governance and Nominating Committee nor the Board has adopted any specific procedures for conducting reviews of related party transactions not subject to Regulation O and considers each transaction in light of the particular facts and circumstances. In the course of its review, the Governance and Nominating Committee considers the related party nature of a transaction and its relation to the services being rendered to the Company. In addition, any interested director, after full disclosure, does not participate in the discussion related to and abstains from voting on the transaction or issue brought before the Governance and Nominating Committee or the Board.
During 2021, the Company entered into a three-year sponsorship agreement with Nahtsiith, LLC d/b/a the Anchorage Wolverines, a minor league ice hockey team and a related interest of Aaron Schutt, a director of the Company and the Bank. Under the terms of the sponsorship agreement, the Company agreed to make sponsorship payments in the total amount of $300,000 for the 2021-2022, 2022-2023, and 2023-2024 ice hockey seasons. The Company funded $200,000 of its total $300,000 sponsorship commitment in 2021. These transactions, as with any other involving directors, executive officers, or their related interests were approved by the Governance and Nominating Committee and Mr. Schutt did not participate in such approval.

There are no other currently proposed transactions with related persons that exceed $120,000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
______________________________________________________________________________________________________
The following table sets forth certain information concerning the beneficial ownership of the Company’s common stock as of March 31, 2023 by: (i) each director and nominee for director of the Company; (ii) the Company's named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) persons known to management to beneficially own more than five percent (5%) of the outstanding common stock (as adjusted for dividends), based solely upon statements made in filings with the Securities and Exchange Commission or other information the Company believes to be reliable:

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership(2)		Percent of Class(3)
Larry S. Cash	1,852		*
Anthony J. Drabek	3,830		*
Karl L. Hanneman	8,648		*
David W. Karp	10,186		*
Joseph P. Marushack	1,580		*
David J. McCambridge	8,878		*
Krystal M. Nelson	5,500		*
Marilyn F. Romano	53	(4)	*
Aaron M. Schutt	3,750	(5)	*
John C. Swalling	12,356	(6)	*
Linda C. Thomas	4,922		*
David G. Wight	18,000		*
Michael G. Huston	31,699	(7)	*
Jed W. Ballard	12,149	(8)	*
Benjamin D. Craig	2,870	(9)	*
Michael Baldwin	—		*
Joseph M. Schierhorn	102,795	(10)	1.8
All executive officers and directors as a group (16 persons)	229,068		4.0

BlackRock, Inc.
55 East 52nd Street
New York, New York 10055	558,453	(11)	9.8

Dimensional Fund Advisors LP
Palisades West, Building One
6300 Bee Cave Road
Austin, TX 78746	497,803	(12)	8.8

AltraVue Capital, LLC
1747 NE 1st Street, Suite 205
Bellevue, WA 98005	351,539	(13)	6.2
(1)    Unless otherwise provided, the address for all directors and executive officers of the Company is 3111 C Street, Anchorage, Alaska 99503.
(2)    Unless otherwise indicated, parties named exercise sole voting and investment power over the shares, subject to community property laws (where applicable).
(3)    An asterisk indicates that beneficial ownership does not exceed one percent (1%) of all outstanding shares, in which case the percentage is not reflected in the table. The percentages shown are based on 5,672,841 shares of common stock deemed outstanding under applicable regulations as of March 31, 2023. Shares of our common stock subject to options that are currently exercisable or exercisable within sixty days of March 31, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(4) Includes 28 shares held in Ms. Romano's spouse's 401(k).
(5) Includes 300 shares held in Mr. Schutt's 401(k).
(6) Includes 4,520 shares held in trust as part of an estate. Mr. Swalling is a Co-Personal Representative of the Estate.
(7)    Includes options for Mr. Huston to purchase 11,019 shares exercisable within sixty days of the date of this proxy statement and 446 shares held in his 401(k).
(8)    Includes options for Mr. Ballard to purchase 6,830 shares exercisable within sixty days of the date of this proxy statement and 234 shares held in Mr. Ballard's 401(k).
(9)    Includes 871 shares held in Mr. Craig's 401(k).
(10)    Includes options for Mr. Schierhorn to purchase 52,995 shares exercisable within sixty days of the date of this proxy statement, 307 shares held by Mr. Schierhorn’s spouse to which he disclaims beneficial ownership, and 8,777 shares held in his 401(k).
(11) BlackRock, Inc., in its capacity as an investment adviser, may be deemed to beneficially own 519,728 shares with sole voting power and 558,453 shares with sole dispositive power over such shares which are held of record by its clients and disclaims any pecuniary interest. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 24, 2023.
(12) Dimensional Fund Advisors, LP, in its capacity as an investment advisor, may be deemed to beneficially own 489,644 shares with sole power to vote or direct to vote and 497,803 shares with sole power to dispose or to direct the disposition of which are held of record by its clients and disclaims any pecuniary interest. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2023.
(13) AltraVue Capital, LLC, in its capacity as an investment advisor, may be deemed to beneficially own, 68,846 shares with sole power to vote, 282,693 with shared voting power, and 351,539 shares with sole dispositive power which are held of record by its clients. Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on January 19, 2023.
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
______________________________________________________________________________________________________
The accounting firm of Moss Adams LLP ("Moss Adams") has performed the audit of the financial statements for the Company for and as of the year ended December 31, 2022. Representatives of Moss Adams are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire. They also will be available to respond to appropriate questions.
Fees Billed By Independent Registered Public Accounting Firms during Fiscal Years 2022 and 2021
The following table itemizes fees billed to the Company by Moss Adams for professional services including the audit of the Company’s annual consolidated financial statements and effectiveness of internal control over financial reporting for fiscal years 2022 and 2021, respectively:

	2022	2021
Audit fees	$492,750	$481,099
Audit related fees:
Audit of Benefit Plan	20,000	18,500
Tax fees:
Tax return preparation and related matters	87,500	92,500
All other fees	—	—
Total Fees Paid	$600,250	$592,099
The Company requires that all non-audit services rendered to the Company by independent registered public accounting firms be pre-approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to address requests for pre-approval of non-audit services in an amount up to an aggregate of $50,000. The Chair must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. In all cases the Audit Committee considers whether the provision of such services would impair the independence of the Company’s external registered public accounting firm.
COMMITTEE REPORTS
______________________________________________________________________________________________________
The following reports of the Audit Committee and Compensation Committee are made pursuant to the rules of the Securities and Exchange Commission and the listing standards of the Nasdaq Global Select Market These reports shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such acts.
Audit Committee Report
The Audit Committee Charter of the Company and its subsidiaries specifies that the purpose of the Audit Committee is to assist the Board in its oversight of:
●    The integrity of the Company’s financial reporting process, financial statements, and systems of internal controls;
●    The Company’s accounting practices and internal controls;
●    The independent registered public accounting firm’s qualifications, independence, and performance; and,
●    The performance of the Company’s internal audit function.
The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2022 with the Company’s management and has discussed with Moss Adams the matters required to be discussed by the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard 1301 (Communications with Audit Committees). The Audit Committee discussed with the Company’s internal and external independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and external independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the Company’s independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also discussed with the Company’s independent registered public accounting firm the independent accountant’s independence.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended December 31, 2022, be included in the Company’s Annual Report on Form 10-K for that year for filing with the Securities and Exchange Commission.

The Audit Committee does not believe the non-audit services provided by Moss Adams called into question Moss Adams’ independence.
    Respectfully submitted by:
    Audit Committee:
    David J. McCambridge, Chair
    Linda C. Thomas
    David G. Wight
Compensation Committee Report
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402 of Regulation S-K with management, and based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2023 Proxy Statement.
    Respectfully submitted by:
    Compensation Committee
    Krystal M. Nelson, Chair
    Karl L. Hanneman
    David J. McCambridge
    John C. Swalling

PROPOSAL 2: APPROVAL OF NORTHRIM BANCORP, INC. 2023 STOCK INCENTIVE PLAN
______________________________________________________________________________________________________
We are asking shareholders to vote in favor of the 2023 Stock Incentive Plan (the "2023 Plan"), which would replace our existing 2020 Stock Incentive Plan (the "2020 Plan"). The 2023 Plan will enable us to continue to grant equity awards to deserving individuals and remain competitive with our industry peers. We believe that equity awards are critical incentives to recruiting, retaining and motivating the best employees in our industry. We designed the 2023 Plan, including the proposed share request, based on advice from our independent compensation consultant and legal counsel. Subject to certain equitable adjustments, a total of 325,000 shares of common stock will be authorized for awards to be granted under the 2023 Plan, less one share for every one share that was subject to an option or stock appreciation right granted under the 2020 Plan after December 31, 2022 and prior to the 2023 Plan's effective date and three shares for every one share that was subject to an award other than an option or stock appreciation right granted under the 2020 Plan after December 31, 2022 and prior to the 2023 Plan's effective date.
The Company's 2020 Plan is currently the Company’s only actively operated equity incentive plan. As of December 31, 2022, there were 166,318 shares of common stock available for issuance under the 2020 Plan while 120,195 shares are subject to currently outstanding options and 38,502 shares are subject to unvested restricted stock units (RSUs) that were previously granted under the 2020 Plan and prior plans. Once the 2023 Plan is approved by shareholders, no awards may be granted under any prior plan, including the 2020 Plan. The current request for 325,000 shares under the 2023 Plan is comprised of the 166,318 shares that remained available for grant under the 2020 Plan as of December 31, 2022, plus 158,682 new shares (less any grants made after December 31, 2022 as described above).
If this proposal is not approved, we believe we would be at a significant disadvantage against our competitors for recruiting, retaining and motivating those individuals who are critical to our success. We could be forced to increase cash compensation, reducing resources available to meet our other business needs. If this 2023 Plan is not approved by the Company’s shareholders at the Annual Meeting, then the 2020 Plan, as in effect immediately prior to the Board’s adoption of this 2023 Plan, will continue to exist and operate according to all of its terms and conditions.
The 2023 Plan was adopted by the Compensation Committee on March 8, 2023 and, as further recommended by the Compensation Committee, approved by the unanimous vote of the Board on March 23, 2023.
If shareholder approval of the 2023 Plan is obtained, the 2020 Plan will no longer be effective for purposes of granting additional awards after the date of shareholder approval of the 2023 Plan, but will continue to govern outstanding awards that were granted under the 2020 Plan. The term of the 2023 Plan is ten years.
Key employees and officers of the Company are eligible to participate in the 2023 Plan, as determined by the Compensation Committee. Presently, the Company estimates that approximately 35 persons will be eligible each year to receive awards under the 2023 Plan. Since specific grants under the 2023 Plan are discretionary, they may vary from year to year and participant to participant and are not yet determinable. As a result, no information is provided concerning the benefits to be delivered under the 2023 Plan to any individual or group of individuals.
Historical Award Information and Equity Usage
Summarized below is the total number of shares of common stock outstanding pursuant to awards granted and shares available for issuance for future equity awards under the 2020 Plan as of December 31, 2022. Also shown are the number of shares that would be available for future grant if the 2023 Plan is approved. The proposed new share reserve will be reduced by grants made after December 31, 2022 and prior to shareholder approval of the 2023 Plan, counted at the three-to-one fungible ratio as further described below.

	Shares Subject to Outstanding Stock Options[1]	Shares Subject to Outstanding RSUs	Shares Remaining Available for Future Grant

As of 12/31/22 (Before 2023 Plan is Approved)	120,195	38,502	166,318

Shares Available for Future grant if 2023 Plan is Approved			325,000

1 As of 12/31/22, the 120,195 stock options outstanding had a weighted average exercise price of $34.21 and a weighted average life of 5.64 years.
The following table provides information regarding the grant of equity awards under the 2020 Plan:

Year	Stock Options Granted	RSUs Granted	Total Granted	Weighted Average Common Shares Outstanding	Burn Rate

2022	—	—	—	5,765,088	—%
2021	12,893	17,316	30,209	6,180,801	0.49%
2020	20,173	22,709	42,882	6,354,687	0.67%
3-Year Average	11,022	13,342	24,364	6,100,192	0.39%

Total potential dilution was 5.3% of average fully diluted shares outstanding as of December 31, 2022, and would be 7.7% after the new share request. Fully diluted shares includes common shares outstanding, equity grants outstanding, and shares available for future grant.

Key Features of the 2023 Plan

Some key features of the 2023 Plan, which support our corporate governance best practices, are as follows:

•Administration. The 2023 Plan is administered by the Compensation Committee of the Board, which is composed entirely of independent, non-employee directors.

•Fungible Share Ratio. Awards other than stock options and stock appreciation rights (full-value awards) are charged against the 2023 Plan share reserve at the rate of three shares for each share actually granted.

•Shareholder Approval is Required for Any Additional Shares. The 2023 Plan does not contain an annual “evergreen” provision, but instead reserves a fixed maximum number of shares of common stock. Additional shareholder approval is required to increase that number.

•Prohibited Re-pricings. Stock options and stock appreciation rights may not be granted below fair market value and may not be repriced without shareholder approval.

•No Liberal Share Recycling for Stock Options or Stock Appreciation Rights. Shares tendered, exchanged or withheld to pay the exercise price or to satisfy withholding taxes with respect to stock options or stock appreciation rights are not available again for grant.

•Dividend Payment Until Underlying Shares Vest. Dividends and dividend equivalents on restricted stock, restricted stock units and performance share or unit awards vest and are paid only if and to the extent those underlying awards become vested.

•Limited Transferability. Generally awards are not transferable, except for certain limited exceptions as set forth in the 2023 Plan.

•No Liberal Change in Control Definition and No Single Trigger. The 2023 Plan does not provide for automatic acceleration of equity upon a change in control and the vesting of any awards upon such a transaction requires consummation of the transaction rather than the announcement or shareholder approval of the transaction.

Summary of the 2023 Plan

The following briefly summarizes certain key features of the proposed 2023 Plan, and is qualified in its entirety by reference to the full text of the 2023 Plan, a copy of which is attached hereto this proxy statement as Exhibit D.

Eligibility

Awards may be granted to any eligible participant whom the Compensation Committee determines, in its discretion, to be a key employee or officer of the Company.

Available Shares and Sharing Counting

Subject to certain equitable adjustments, a total of 325,000 shares will be authorized for awards granted under the 2023 Plan, less one share for every one share that was subject to an option or stock appreciation right granted under the 2020 Plan after December 31, 2022 and prior to the 2023 Plan's effective date and three shares for every one share that was subject to an award other than an option or stock appreciation right granted under the 2020 Plan after December 31, 2022 and prior to the 2023 Plan's effective date. Any shares that are subject to options or stock appreciation rights will be counted against this limit as one share for every one share granted, and any shares that are subject to awards other than options or stock appreciation rights will be counted against this limit as three shares for every one share granted.

If any shares subject to an award are forfeited, an award expires or an award is settled for cash (including awards under any prior plan if such forfeiture, expiration or settlement occurs after December 31, 2022), then the shares subject to such award will be added to the number of shares available for awards under the 2023 Plan. Additionally, shares tendered or withheld by the Company in connection with tax withholding liabilities arising from an award (other than an option or stock appreciation right) under either the 2023 Plan or, if after December 31, 2022, any prior plan, will be added to the shares available for awards under the 2023 Plan.

Any shares that again become available for awards under the 2023 Plan will be added as (i) one share for every one share subject to options or stock appreciation rights granted under either the 2023 Plan or any prior plan, and (ii) as three shares for every one share subject to awards other than options or stock appreciation rights granted under either the 2023 Plan or any prior plan.

Equitable Adjustments

The number of shares covered by each outstanding award, the number of shares available for grant of additional awards, and the option price of outstanding options (and grant or exercise price of outstanding stock appreciation rights), will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from any merger, reorganization, recapitalization, stock split, reverse stock split, spin-off, or other subdivision or consolidation of shares, the payment of any dividend or distribution (whether in cash, shares or other property, other than a regular cash dividend), any other increase or decrease in the number of shares which is effected without receipt of consideration by the Company, or other change in corporate structure affecting the shares or their value.

Stock Options

The 2023 Plan authorizes the Compensation Committee to administer the 2023 Plan and to award options to eligible employees whom the Compensation Committee determines, in its discretion, to be key employees, and to officers of the Company. Each award agreement shall state the number of shares of the Company's common stock available under the option awarded. The option price for the shares available pursuant to the option shall be such price as is determined by the Compensation Committee; however, except in the case of a substitute award (as described in the plan), in no event shall the option price be less than the fair market value of the Company's shares of common stock as of the grant date. The term of each option shall be determined by the Compensation Committee in its discretion, however, in no event will an option be exercisable after the expiration of ten years from the option's grant date.

Notwithstanding the foregoing, in the event that on the last business day of the term of an option (i) the exercise is prohibited by applicable law or (ii) shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the option will be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

Unless otherwise provided in an award agreement, full payment of the purchase price shall be made at the time of exercise and shall be made in cash or cash equivalents, such as certified check, bank check, wire transfer, or by offering for payment previously acquired shares valued at the then fair market value. Shares in a number equal to the then fair value of a share at the time the option is exercised also may be withheld to make the full payment of the purchase price at the time of exercise.

An option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Compensation Committee. Shares of common stock delivered pursuant to the exercise of an option shall be subject to such conditions, restrictions and contingencies as the Compensation Committee may establish. The Compensation Committee may impose such conditions, restrictions and contingencies with respect to shares acquired pursuant to the exercise of an option as the Compensation Committee determines to be desirable.

Other Stock Awards

In addition to options, other awards available under the 2023 Plan include grants of restricted stock, restricted units, performance shares and performance units. Restricted stock awards and restricted unit awards will have a vesting period that is determined, in its sole discretion, by the Compensation Committee subject to limitations imposed by the Internal Revenue Service. Vesting periods will be set forth in the applicable award agreement.

Each grant of performance shares and performance units will be subject to the achievement of performance goals designated by the Compensation Committee and the corresponding award agreement. Grantees who have been awarded grants of restricted stock or performance shares will have the right to vote all the received shares during the restriction or performance period.

The Compensation Committee may also grant stock appreciation rights which may be associated with shares subject to a specific option and entitle the optionee to payment equal to the difference between the fair market value of a share at the time of grant versus the fair market value at the time the stock appreciation right is exercised. Stock appreciation rights have a maximum term of ten years. The Compensation Committee may grant dividend equivalent rights under the 2020 Plan, which may be made as discrete and separate awards, or in connection with shares associated with a grant of restricted stock, restricted units, performance shares or performance units (but not options or stock appreciation rights). The grantee will be eligible to receive payment of an amount equal to the dividends that would have been paid on the associated shares, as if the grantee held the shares on which the dividend equivalent rights were based. Any dividends or dividend equivalent rights granted in connection with an award shall be subject to the same restrictions and risks of forfeiture as the underlying award.

Award Pricing

The 2023 Plan provides that, except in accordance with certain equitable adjustments as described in the 2023 Plan, or in the event of a change in control of the Company, neither the Board nor the Compensation Committee may, without the approval of the Company's shareholders, cancel an option or stock appreciation right in exchange for cash when the exercise or grant price per share exceeds the fair market value of one share, or take any action with respect to an option or stock appreciation right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the shares are traded, including a reduction of the exercise price of an option or the grant price of a stock appreciation right or the exchange on which the shares are traded, including a reduction of the exercise price of an option or the grant price of a stock appreciation right or exchange of an option or stock appreciation right for another award.

Transferability

According to the terms of the 2023 Plan, with limited exceptions, no award granted under the 2023 Plan may be sold, transferred, pledged, or assigned.

Withholding

Tax withholding in connection with all awards under the 2023 Plan may be accomplished through the withholding of shares, provided that the number of shares withheld will be limited to the minimum required tax withholding rate for the grantee or such other rate that will not cause an adverse accounting consequence or cost, otherwise deliverable in connection with the award and as determined by the Compensation Committee; provided, further, that any shares withheld above minimum statutory tax rates will not be added to the shares available for grant under the 2023 Plan.

Performance Goals

Each grant of performance shares, performance units, and restricted stock or restricted units may be subject to the achievement of performance goals designated by the Compensation Committee and the corresponding award agreement. The performance goals that may be used by the Compensation Committee for such awards consist of goals measuring one or any combination of the following factors: revenue, net interest margin, net interest income, non-interest income, net income, pre- or post-tax income, earnings per share, return on equity, return on assets, share price performance, total shareholder return, improvement in or attainment of expense levels, asset growth, loan growth, deposit growth, growth in other components of the Company's balance sheet, asset quality, regulatory capital levels, or any other metric as determined by the Compensation Committee in its discretion. Performance goals may be measured solely on a corporate, subsidiary, division or business unit basis and performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entitles.

The Compensation Committee has the discretion to adjust the amount payable under a performance based award upwards or downwards.

Change in Control

Under the 2023 Plan, there is no automatic “single trigger” vesting acceleration of awards, and the 2023 Plan does not provide for any 280G excise tax gross-up payments. Except as otherwise provided in an award agreement, in the event of a merger or other reorganization of the Company with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Company), or in the event of a sale of substantially all of the assets of the Company, or in the event of a dissolution or liquidation of the Company, the Compensation Committee will have the discretion to determine whether, and to what extent, and under what circumstances an award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered in connection with such event, including (but not limited to) a cancellation of any outstanding awards and payment to the holders thereof, in cash or stock, or any combination thereof, the value of such awards based upon the price per share of common stock received or to be received by other shareholders of the Company in the event and the additional acceleration of vesting of unvested awards upon or after the event.

Recoupment

In the event of any restatement of the financial statements of the Company, by accepting an award under the 2023 Plan a grantee acknowledges that he or she may be required to reimburse or forfeit to the Company the excess (as defined below) from any award awarded to or received by such grantee in the following circumstances: (1) the Company’s financial statements are required to be restated as a result of material non-compliance with any financial reporting requirements under the federal securities laws (other than a restatement due to a change in financial accounting rules); and (2) the Board (or Board committee) determines in its discretion that a lower amount of such award would have been paid to a grantee based upon the restated financial results such that the grantee received an excess amount of compensation (the “excess”) as a result of the restatement.

Federal Income Tax Consequences

The following discussion is intended to be a summary and is not a comprehensive description of the federal tax laws, regulations and policies affecting awards that may be granted under the 2023 Plan. Any descriptions of the provisions of any law, regulation or policy are qualified in their entirety by reference to the particular law, regulation or policy. Any change in applicable law or regulation or in the policies of various taxing authorities may have a significant effect on this summary. The 2023 Plan is not a qualified plan under Section 401(a) of the Code.

Stock Options. Incentive Stock Options are no longer part of the 2023 Plan.

Non-qualified stock options will not create federal income tax consequences when they are granted. When they are exercised, federal income taxes at ordinary income tax rates must be paid on the amount by which the fair market value of the shares acquired by exercising the option exceeds the exercise price. When an option holder sells shares acquired by exercising a non-qualified stock option, he or she must pay federal income taxes on the amount by which the sale price exceeds the purchase price plus the amount included in ordinary income at option exercise. This amount will be taxed at capital gains rates, which will vary depending upon the time that has elapsed since the exercise of the option.

When a non-qualified stock option is exercised, the Company may be allowed a federal income tax deduction for the same amount that the option holder includes in his or her ordinary income.

Stock Appreciation Rights. Stock appreciation rights do not have federal income tax consequences for recipients or for the Company when they are granted. When a stock appreciation right is exercised, the amount paid in settlement is included in the recipient's gross income for federal income tax purposes, and the Company may be entitled to claim a federal tax deduction for a like amount.

Restricted Stock Awards. Generally, restricted stock awards granted under the 2023 Plan do not result in federal income tax consequences to either the Company or the award recipient when they are made. Once the award is vested and the shares subject to the award are distributed, the award recipient will generally be required to include in ordinary income, for the taxable year in which the vesting date occurs, an amount equal to the fair market value of the shares on the vesting date. The Company will generally be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid upon the vesting of the award under the 2023 Plan, such dividend amounts will also be included in the ordinary income of the recipient. Generally, the Company will be allowed to claim a deduction for compensation expense for this amount as well. In certain cases, a recipient of a restricted stock award may elect to include the value of the shares subject to a restricted stock award in income for federal income tax purposes when the award is made instead of when it vests.

Other Awards. Restricted stock unit awards, performance share and performance unit awards will not create federal income tax consequences when they are granted. Recipients generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or delivery. In the same taxable year, the Company generally will be allowed to claim a deduction for compensation expense in a like amount. If dividends are paid upon vesting of the award under the 2023 Plan, such dividend amounts will also be included in the ordinary income of the recipient. The Company will be allowed to claim a deduction for compensation expense for this amount as well.

Adoption, Amendment and Termination Provisions

The 2023 Plan shall expire ten years after its effective date, the effective date being the date of shareholder approval of the 2023 Plan. The Board may terminate the 2023 Plan at any time and the Board may amend the 2023 Plan at any time and from time to time when deemed necessary, except for certain revisions or amendments that would require the proper approval of shareholders.

Other Information
On March 31, 2023, the closing price of our shares of common stock as reported by the NASDAQ Global Select Market was $47.18 per share.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE NORTHRIM BANCORP, INC. 2023 STOCK INCENTIVE PLAN
PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
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Executive compensation is an important matter for our shareholders. The Company’s named executive officers are compensated in a manner consistent with the Company’s strategy, competitive practice, sound corporate governance principles, and shareholder interests and concerns. We believe our compensation program, with its balance of short and long-term incentives, is strongly aligned with the interests of our shareholders. We urge you to read the Compensation Discussion and Analysis section of this proxy statement for additional details on executive compensation, including the Company’s compensation philosophy and objectives and the 2022 compensation of the named executive officers.

In accordance with the Dodd-Frank Act and regulations passed by the Securities and Exchange Commission, the Company is providing shareholders with an advisory (nonbinding) vote on compensation programs for our named executive officers (sometimes referred to as "say on pay"). As an advisory vote, this proposal is nonbinding. Although the vote is nonbinding, the Board and the Compensation Committee value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE IN THIS PROXY STATEMENT.
PROPOSAL 4: ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION
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In addition to providing shareholders with the opportunity to cast an advisory vote on executive compensation, the Company this year is also providing shareholders with an advisory vote on whether the advisory vote on executive compensation should be held every one (1), two (2) or three (3) years.
The Board believes that a frequency of every "one year" for the advisory vote on executive compensation is the optimal interval for conducting and responding to a "say on pay" vote. Although this advisory vote on the frequency of the "say on pay" vote is nonbinding, the Board and the Compensation Committee will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE FREQUENCY OF "EVERY YEAR" FOR FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
PROPOSAL 5: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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Moss Adams currently serves as our independent registered public accounting firm, and that firm conducted the audit of our financial statements for the fiscal years ended December 31, 2022, 2021, and 2020.
Appointment of the Company’s independent registered public accounting firm is not required to be submitted to a vote of our shareholders for ratification. However, the Board determined that submitting the appointment of Moss Adams to the shareholders for ratification was a matter of good corporate practice. If the Company's shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain that firm. However, if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different principal independent registered public accounting firm at any time.
Representatives of Moss Adams are expected to be present at the Annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.
THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF MOSS ADAMS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2023.
INFORMATION CONCERNING SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
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A shareholder proposing to transact business at the Company’s 2024 Annual Shareholders’ Meeting must provide notice of such proposal to the Company on or before January 26, 2024. For shareholder proposals to be considered for inclusion in the Company’s proxy statement and form of proxy relating to its Annual Shareholders’ Meeting, such proposals must be received by the Company no later than January 26, 2024.

For shareholders seeking to include proposals in the proxy materials for the 2024 Annual Meeting, including nominations for director candidates, the proposing shareholder or shareholders must comply with our Bylaws, all applicable regulations, including Rule 14a-8 and Rule 14a-19 under the 1934 Act, and the proposals must be received by the Corporate Secretary of the Company on or before January 26, 2024. Upon receipt of such proposal, the Company will determine whether to include the proposal in its proxy materials for the 2024 Annual Meeting in accordance with the Bylaws and applicable law.

Shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees under Rule 14a-19 under the 1934 Act must comply with the requirements of the Bylaws, including providing the notice required under Rule 14a-19 by January 26, 2024 and complying with the requirements of Rule 14a-19 and Section 2.2 of the Bylaws. The Company will disregard any proxies solicited for a shareholder’s director nominees if such shareholder fails to comply with such requirements.

Shareholder proposals should be sent to the attention of the Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489. If the Company receives notice of a shareholder proposal after January 26, 2024, the persons named as proxies in the proxy statement and/or form of proxy will have discretionary authority to vote on such shareholder proposal.
HOUSEHOLDING
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The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as "householding," potentially means extra convenience for shareholders and cost savings for companies. We have not implemented householding rules with respect to our record holders. However, a number of brokers with account holders who are shareholders may be "householding" our proxy materials. If a shareholder receives a householding notification from their broker, a single proxy statement will be delivered to multiple shareholders sharing an address, unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise.
Shareholders who currently receive multiple copies of the proxy statement at their address and would like to request "householding" of their communications should contact their broker. In addition, if any shareholder that receives a "householding" notification wishes to receive a separate annual report or proxy statement at their address, such shareholder should also contact their broker directly. Shareholders who in the future wish to receive multiple copies may also contact the Company c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489.
Shareholders of record sharing an address can request delivery of a single copy of annual reports to security holders, proxy statements, and notices of Internet availability of proxy materials by contacting the Company at: c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489.
2022 REPORT TO SHAREHOLDERS AND ANNUAL REPORT — FORM 10-K
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The Company’s 2022 Annual Report (which is not part of the Company’s proxy soliciting materials), and 2022 Annual Report on Form 10-K for the fiscal year ended December 31, 2022, accompanies this proxy statement. These reports are also available on our website at www.northrim.com under "Investor Relations." Additional hard copies will be furnished to shareholders upon request to: c/o Corporate Secretary, Northrim BanCorp, Inc., P.O. Box 241489, Anchorage, AK 99524-1489, or by telephone to (907) 562-0062, or by fax to (907) 562-1758.
OTHER MATTERS
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The Board knows of no other matters to be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of the persons named in the proxy to vote the proxy in accordance with the recommendations of management on such matters.

WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY OR VOTE USING THE INTERNET AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY AND VOTE AT THE MEETING, IF YOU WISH. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

EXHIBIT A: AUDIT COMMITTEE CHARTER
NORTHRIM BANCORP, INC. AND SUBSIDIARIES

Reviewed and Accepted by the Audit Committee on January 25, 2023
Adopted by the Board of Directors on March 23, 2023
This Audit Committee Charter has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors (the “Board”) on recommendation by the Audit Committee of the Board (the “Committee”).
PURPOSE
The Committee is appointed by the Board to assist in fulfilling its oversight responsibilities. The purpose of the Committee is to oversee the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements. The Committee’s primary duties and responsibilities are to:
•Monitor the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company and its subsidiaries.
•Review the qualifications, independence and performance of the Company’s internal and external auditors.
•Provide a free and open avenue of communication among the external auditors, management, the internal auditing department, and the Board.
COMMITTEE COMPOSITION AND MEETINGS
The Committee shall be comprised of three (3) or more directors as determined by the Board, each of whom shall, in the opinion of the Board, be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. Each Committee member shall meet the requirements of applicable rules and regulations, including the rules of The NASDAQ Stock Market, Inc. or any other exchange on which the Company’s securities are traded, and the rules and regulations of the Securities and Exchange Commission (including the requirements of Rule 10A-3 of the Securities Exchange Act of 1934). Each member of the Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement and cash flow statement. At least one member of the Committee must have past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background that leads to financial sophistication. At least one member of the Committee must be an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. A person who satisfies this definition of audit committee financial expert will also be presumed to have financial sophistication. No member of the Committee can have participated in the preparation of the Company’s or any of its subsidiaries’ financial statements at any time during the past three years.
Committee members shall be appointed by the Board. If a Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership. The Committee shall maintain written minutes of its meetings and regularly report to the Board on its activities.
The presence of a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the acts of a majority of the members of the Committee at a meeting at which a quorum is present shall be the acts of the Committee. The Committee may, in its discretion, delegate any of its specific duties or responsibilities to individual Committee members or to subcommittees.
The Committee shall meet at least four times annually, or more frequently as the Committee considers necessary. At least once each year, the Committee or Chair shall have a private meeting with the internal and external auditors. The auditors and management may be invited by the Committee to participate in specific portions of Committee meetings to provide information and expertise and to facilitate discussion when appropriate.
RESPONSIBILITIES AND DUTIES
In fulfilling its oversight role, the Committee provides a vehicle for communication between the directors and the external auditors, the internal auditors, and financial management. It establishes a forum for an open exchange of views and information. The external auditors shall report directly to the Committee. The Committee shall report to the Board the matters reviewed and actions taken at each Committee meeting. The general activities of the Committee in carrying out its oversight role are described below. The Committee may consider undertaking additional duties to fulfill its oversight function.
1.Financial Reporting Generally. Meet to review and discuss, prior to filing with the Securities and Exchange Commission, the annual audited financial statements and quarterly financial statements with management, the internal auditors and the external auditors. These discussions shall include any matters raised by the auditors, including any matters required to be discussed under Auditing Standard No. 1301 (Communications with Audit Committees) and such other matters as the Committee or the auditors shall deem appropriate. Review other material written communications between the external auditors and management. Review with management and the external auditors the basis for their reports issued under 12 C.F.R. Part 363 and Section 404(b) of the Sarbanes-Oxley Act of 2002. Oversee the resolution of any disagreements between management and the external auditors.
2.Fraud. Establish, oversee and review procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
3.Appropriate Response. Determine that appropriate actions have been taken to resolve matters reported to the Committee that in the Committee’s judgment could materially jeopardize the Company’s financial condition, results of operations and accuracy of the Company’s financial statements.
4.Inclusion of Audited Financials in 10-K. Based on the Committee’s review of the financial statements and evaluation of the independence and qualifications of the auditors, the Committee shall make its recommendation to the Board as to whether the Company’s audited financial statements should be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders, if distributed prior to the filing of the Form 10-K).
5.Related Party Information and Audit. Keep the Company's independent auditors informed of the Committee’s understanding of the Company's relationships and transactions with related parties that are significant to the Company; and to review and discuss with the Company's independent auditors the auditors’ evaluation of the Company's identification of, accounting for, and disclosure of its relationships and transactions with related parties, including any significant matters arising from the audit regarding the Company's relationships and transactions with related parties.
6.Environmental, Social and Governance ("ESG"). With respect to ESG matters and/or any related reporting, oversee and receive a report from management and/or the Company’s Governance and Nominating Committee on a periodic basis outlining the Company’s ESG related activities, any information being reported externally and/or any initiatives for which the Board should be aware.

7.Retention; Approval of Services. Select, pre-approve, appoint, compensate and determine retention terms for, and oversee, all audit and all permitted non-audit and tax services that may be provided by the Company’s external auditors. Such auditors are ultimately accountable to the Board and the Committee, as representatives of the Company’s shareholders. Receive and review audit reports, provide the auditors full access to the Committee, and the Board as appropriate.
8.Auditor Independence. Obtain annually from the external auditors a formal written statement describing all relationships between the auditors and the Company, consistent with Independence Standards Board Standard Number 1 (Independence Discussions with Audit Committees). The Committee shall actively discuss with the external auditors any relationships that may impact the objectivity and independence of the auditors and shall take, or recommend that the Board take, appropriate actions to oversee and satisfy itself as to the auditors’ independence.
9.Accounting Report. Review and discuss with the Company’s external auditors (1) all critical accounting policies and practices to be used in the audit; (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of such alternative treatments and the treatment preferred by the external auditors; and (3) other material written communication between the external auditors and management.
10.Evaluation of Internal Controls. Discuss with management, the internal auditors and the external auditors the quality and adequacy of and compliance with the Company’s internal controls, including controls governing relevant cybersecurity risk disclosures, and review management's conclusions about the effectiveness of such internal controls and procedures.

11.Internal Audit Oversight. Oversee internal audit activities, including discussing with management and the internal auditors the internal audit function within the Company and its independence, objectivity, responsibilities, plans, results, budgets and staffing. Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports. Approve the appointment and replacement of the Internal Audit Director. The Internal Audit Director, together with the internal audit function, shall report functionally to the Committee and administratively to the Chief Operating Officer.
12.Legal. On at least an annual basis, review with management or Company’s counsel, any legal matters that could have a significant impact on the Company’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.
13.Committee Report. Issue annually a Report of the Audit Committee to be included in the Company’s proxy statement, as required by applicable rules and regulations.
14.Bank Audit Committee. Perform the audit committee functions specified by 12 C.F.R. Part 363 for depository institution subsidiaries of the Company.
The Committee’s job is one of oversight. Management is responsible for the preparation of the Company’s financial statements and the external auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management, the internal audit staff and the external auditors have more resources, time, detailed knowledge and information regarding the Company’s accounting, auditing, internal control and financial reporting practices than the Committee does. Accordingly, the Committee’s oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.
COMMITTEE CHARTER AND PERFORMANCE EVALUATION
The Committee shall review and assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
COMMITTEE RESOURCES
In discharging its oversight responsibilities, the Committee is authorized to retain and obtain advice from legal, accounting, or other consultants or experts at its discretion and at the Company’s expense without prior permission of the Board or management. The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities. It has direct access to the internal and external auditors as well as anyone in the Company or its subsidiaries. The Committee also will receive appropriate funding, as determined by the Committee, to accomplish its duties.

EXHIBIT B: COMPENSATION COMMITTEE CHARTER
NORTHRIM BANCORP, INC.

Reviewed and Accepted by the Compensation Committee on March 8, 2023
Approved and Adopted by the Board of Directors March 23, 2023
This Charter of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Northrim Bancorp, Inc. (the “Company”) was adopted by the Board.
The membership of the Committee shall consist of at least three (3) members of the Board, each of whom is not an employee of or service provider to the Company and is free of any other relationship that, in the opinion of the Board, may interfere with such member’s individual exercise of independent judgment. Each member of the Committee must qualify as “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, the income tax regulations promulgated thereunder, and as “non-employee directors” for the purposes of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, each Committee member shall also be independent in accordance with the provisions of Rule 10C-1(b)(1) under the Exchange Act and meet the requirements of any other applicable rules and regulations, including the rules of the NASDAQ Stock Market or any other exchange on which the Company’s securities are traded. Members of the Committee shall be appointed by and may be removed at any time with or without cause by the Board.

The operation of the Committee shall be subject to the Company’s Bylaws and Alaska General Corporation Law as well as applicable banking and other law. The Board shall appoint one member of the Committee as its Chair. In the absence of the Chair, a quorum of the members may select an interim Chair. The Chair shall report to the Board from time to time or whenever requested by the Board.

The Committee shall have at least three regular meetings each year and shall have such additional meetings as the Committee members deem appropriate. Officers of the Company may attend these meetings at the invitation of the Committee, except that (i) only Committee members may be present during any deliberations regarding the compensation of the Company’s Chief Executive Officer, and (ii) the Chief Executive Officer may be present (but cannot vote) during any deliberations regarding the compensation of any other officer (as such term is defined in Rule 16a-1 promulgated under the Exchange Act).

Committee Responsibilities
A. In addition to such other duties as the Board may from time to time assign to it, the Committee shall perform the following functions:

Review and approve annually the Company’s stated compensation strategy and The Compensation Discussion and Analysis and related executive compensation information included in the Company’s Proxy Statement.

On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

Review and recommend for approval by the Board the individual elements of total compensation for the Chief Executive Officer, President, Chief Operating Officer and Chief Financial Officer of both Northrim Bank and the Company. In reviewing and recommending compensation of the Company’s executive officers, the Committee shall consider the results of the most recent shareholder advisory vote on executive compensation required by Section 14A of the Exchange Act.

Review and recommend for approval by the Board the frequency with which the Company will conduct a shareholder advisory vote on executive compensation, taking into account the results of the most recent shareholder advisory vote on the frequency of shareholder advisory votes on executive compensation required by Section 14A of the Exchange Act, and review and approve the proposals regarding the shareholder advisory vote on executive compensation and the frequency of the shareholder advisory vote on executive compensation to be included in the Company's proxy statement.

Approve for submission to the Board and shareholders all new equity-related incentive plans for management and require that such plans be administered in a manner consistent with their terms.

Fix the terms and awards of stock compensation, if any, for key employees in accordance with the rules in effect under Section 16 of the Exchange Act.

Review with Management the Company’s incentive compensation arrangements to determine if they are consistent with the safety and soundness of the Company and its subsidiaries and determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

To oversee engagement with shareholders and proxy advisory firms on executive compensation matters.

To oversee environmental, social and governance matters related to human resource management in coordination with the Governance and Nominating Committee.

Review with Management the effectiveness and continuous improvement of the Company’s strategies and practices regarding its human resources management function, including, but not limited to, total rewards, corporate culture, human capital and talent management, management succession, and diversity and inclusion practices.

Review the list of peer group companies to which the Company shall compare themselves for compensation purposes.

To review and approve the publication to shareholders on an annual basis a report discussing the Company’s diversity and inclusion objectives, progress in meeting those goals, and accompanying metrics, including the Company’s consolidated EEO-1 statement, detailing the racial and gender diversity of the Company’s employees.

Review the Company’s employee benefit programs and approve changes subject, where appropriate, to Board or shareholder approval.

Administer, construe and interpret the Deferred Compensation Plan, Supplemental Executive Retirement Deferred Compensation Plan, and Supplemental Executive Retirement Plan.

Oversee the Company’s 401(k) Plan and recommend for Board approval, the amount of any discretionary matches or contributions to participants.

Oversee the Northrim BanCorp, Inc. Profit Sharing Plan, determine participants, establish performance criteria, assess achievement of criteria, determine and authorize aggregate and individual award amounts subject to the requirements of the Profit Sharing Plan.

Review with the Chief Executive Officer revisions to the Company’s salary range structure, salary increase guidelines, and approve annual salaries for officers Senior Vice President and above.

Approve, subject to ratification by the Board, officer promotions to Senior Vice President and above.

Recommend to the Board key employees the Company should have under contract and negotiate (or, subject to the Committee’s review, delegate to the proper executive officers the negotiation of) terms of such contracts, subject to Board ratification.

To the extent deemed appropriate by the Committee in its sole discretion, retain independent compensation consultants for advice on executive compensation and other compensation matters. The Committee shall set the compensation, and oversee the work, of the compensation consultants. The Committee shall have the authority, in its sole discretion, to retain and obtain the advice and assistance of outside legal counsel and such other advisors as it deems necessary to fulfill its duties and responsibilities under this Charter. The Committee shall set the compensation, and oversee the work, of its outside legal counsel and other advisors it has retained. The Committee shall receive appropriate funding from the Company, as determined by the Committee in its capacity as a committee of the Board, for the payment of compensation to its compensation consultants, outside legal counsel and any other advisors. However, the Committee shall not be required to implement or act consistently with the advice or recommendations of its compensation consultant, legal counsel or other advisor to the compensation committee, and the authority granted in this Charter shall not affect the ability or obligation of the Committee to exercise its own judgment in fulfillment of its duties under this Charter. The Committee shall evaluate whether any independent compensation consultant retained by it has any conflict of interest in accordance with Item 407(e) (3) (iv) of Regulation S-K.

Keep minutes of each meeting of the Committee, and distribute those minutes to each Committee member, each Board member who is not a Committee member, and the Secretary of the Company.

B. In addition to performing the duties outlined above, the Committee shall have the authority to perform any and all other actions as it may deem necessary or appropriate in order to discharge its duties hereunder.

EXHIBIT C: GOVERNANCE AND NOMINATING COMMITTEE CHARTER
NORTHRIM BANCORP, INC.

Reviewed and Accepted by the Governance and Nominating Committee on January 25, 2023
Adopted by the Board of Directors on March 23, 2023

Governance and Nominating Committee Charter
This Governance and Nominating Committee Charter (the “Charter”) has been adopted by the Northrim BanCorp, Inc. (the “Company”) Board of Directors.
Purpose
The Governance and Nominating Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to: (a) assist the Board in identifying individuals qualified to become Board members and Board committee members; (b) make recommendation to the Board of Director nominees at each annual meeting of shareholders; (c) make recommendations for the Board committee appointments; (d) develop and recommend to the Board corporate governance principles applicable to the Company; (e) to review the Company's policies and programs that relate to matters of corporate social responsibility; and, (f) take such other actions within the scope of this Charter as the Committee deems necessary or appropriate.
Committee Membership
The Committee shall consist of at least three members, each of whom shall be independent Directors. The term “independent directors” describes Directors: (a) who qualify as independent Directors pursuant to the applicable provisions of the Securities Exchange Act of 1934, as amended, the rules promulgated thereunder and the rules and regulations of the NASDAQ Stock Market and, (b) who, in the Board’s judgment, do not have a material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) which, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Members of the Committee shall be appointed by and may be removed at any time with or without cause by the Board.
Committee Chair
The Chair of the Committee shall be as appointed by the Board from time to time. The Chair shall preside over meetings of the Committee. The Chair shall also serve as Lead Director with respect to non-management Board member duties. The Lead Director’s responsibilities shall be: (a) to preside over executive sessions of non-management directors conducted pursuant to the Corporate Governance Guidelines; (b) to conduct Director interviews annually including a discussion of each individual Director’s self-assessment of his/her contribution, prior to nomination for election at the next annual meeting; (c) to discuss any proposed changes to committee assignments with each affected Director annually in advance of the Committee making its committee recommendations to the Board; and, (d) such other duties as described in the Corporate Governance Guidelines.
Specific Responsibilities and Duties
The Board delegates to the Committee responsibility to review and make recommendations to the Board as to:
•Board Composition. In accordance with the Company’s Articles of Incorporation, Bylaws and Corporate Governance Guidelines and the listing rules of the NASDAQ Stock Market, evaluate the size and composition of the Board, develop criteria for Board membership, and evaluate the independence of existing and prospective directors.
•Board Compensation. Recommend for approval by the Board of Directors changes in Board compensation and insurance.
•Selection of New Director Nominees. The Chairman of the Board shall consult with the Committee and shall cause the Committee to be provided with such support as the Committee may request. The Committee shall actively identify, recruit, interview and evaluate individuals qualified to become Board members. The Committee shall recommend to the Board the persons to be nominated by the Board for elections as Directors at the annual meeting of shareholders and the persons to be elected by the Board to fill any vacancies on the Board.

•Shareholder Director Nominees. In accordance with the procedures set forth in the Company’s Bylaws, the Committee shall also consider director nominations from the Company’s shareholders and recommend to the Board whether or not to include such candidates for nomination in the Company’s proxy materials. Nominations from shareholders submitted for the Board’s consideration shall be considered and evaluated using the same criteria as all other nominations.
•Criteria for Selecting Directors. The Board’s criteria for selecting Directors are set forth in the Company’s Corporate Governance Guidelines. Such criteria shall guide the Committee when selecting Director Nominees. The Committee shall review, on an annual basis, the requisite skills and criteria for new Board members as well as the composition of the Board as a whole. This review shall include consideration of age, Board tenure, expertise, and diversity of knowledge, skills, and experience in the context of the needs of the Board.
•Committees. The Committee shall periodically review the Board’s Committee structure and recommend to the Board the Directors to be appointed to each of the Board’s Committees. This review shall include assessment of independence of the members of the Board’s Committees under applicable federal securities laws and the rules and regulations of the NASDAQ Stock Market.
•Related Party Transactions. The Committee shall review and approve the related party nature of all “related party” transactions, as defined under applicable federal securities laws.
•Independence of the Board. The Committee shall monitor the independence of the Board, assuring that the majority of the Board consists of independent Directors (as defined in the Committee Membership section above) and review and assess any potential conflicts of interest between Directors and the Company.
•Corporate Governance Guidelines. The Committee shall periodically review and reassess the adequacy of the Company’s Corporate Governance Guidelines and recommend any proposed changes to the Board for approval.
•Environmental, Social and Governance. The Committee shall periodically review and reassess management's environmental, social and governance framework and initiatives.
•Code of Business Conduct and Ethics. The Committee shall periodically review and reassess the adequacy of the Company’s Code of Business Conduct and Ethics and recommend any proposed changes to the Board for approval.
•Charter. On at least an annual basis, the Committee shall review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.
•General Authority. The Committee shall perform any other activities consistent with this Charter, the Company’s Bylaws, and governing law as the Board or the Committee deems necessary or appropriate.
Powers
•Search Firms. The Committee shall have the sole authority to retain and terminate any search firm used to identify director nominees. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any search firm engaged by the Committee.
•Independent Advisors. The Committee shall have the authority to retain independent advisors (including without limitation legal and accounting advisors) to assist in carrying out its responsibilities and duties. The Committee shall have the sole authority to approve the terms of any such engagement, including fees. The Committee is empowered to cause the Company to pay the compensation of any such advisors retained by the Committee.
Procedures and Administration
•Meetings. The Committee shall meet at such times as it deems necessary or appropriate but not less than three (3) times per year.. Meetings may be held in person or telephonically. Members of management and/or consultants or advisors may be invited by the Committee to participate in meetings to provide information and expertise and to facilitate discussion when appropriate.
•Quorum. A simple majority of the members of the Committee shall constitute a quorum for the taking of any action by the Committee.

•Notice. Notice of any meeting shall be deemed given and received if transmitted at a time and in the manner set forth in the Company’s Bylaws for a notice of meetings of directors generally, and if so transmitted shall be deemed effective as set forth in the Bylaws.
•Minutes. The Committee shall maintain written minutes of each Committee meeting. Such minutes shall be distributed to each member of the Committee and to the other members of the Board.
•Reports. The Committee shall report to the Board concerning each meeting of the Committee and as otherwise requested by the Chairman of the Board.
•Self-Evaluation. The Committee shall evaluate its own performance at least annually.

EXHIBIT D:
NORTHRIM BANCORP, INC.
2023 STOCK INCENTIVE PLAN
I.
GENERAL PROVISIONS
1. Purpose

The purpose of this Plan is to provide additional incentives to selected key employees and officers of Northrim BanCorp, Inc. and related entities, thereby helping to attract and retain the best available personnel for positions of responsibility with such corporations and otherwise promoting the success of the business activities of such corporations. The incentives will be in the form of options to purchase shares of the Company’s common stock, other awards of the Company’s common stock (whether payable or denominated in common stock), and Stock Appreciation Rights.

2. Definitions

As used in this Plan, the following definitions shall apply:

“Award” shall mean any grant of an Option, Restricted Stock, Restricted Unit, Performance Shares, Performance Units, Stock Appreciation Right, or Dividend Equivalent Right.

“Award Agreement” shall mean a written agreement (which may also be in electronic form) that details the terms and conditions of a particular Award.

“Board” shall mean the Board of Directors of the Company.

“Cause” shall mean, when used in connection with the termination of a Grantee’s employment or other service relationship with the Employer, a termination attributable to the Grantee’s (a) willful refusal to perform his or her obligations to the Employer, following a reasonable notice and cure period, (b) misappropriation of the Employer’s assets or flagrant mistreatment of subordinate employees, (c) commission of a serious criminal act, whether denominated a felony, misdemeanor or otherwise, which is likely to have a detrimental impact on the Employer and its operations, or (d) engaging in activities directly in competition or antithetical to the best interests of the Employer. To the extent a Grantee is a party to an employment agreement or offer letter of employment with the Employer that defines “cause” or a similar term, then the meaning set forth in that agreement shall also be considered “Cause” for purposes of this Plan.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Common Stock” shall mean the Company’s common stock.

“Committee” shall mean the Committee appointed by the Board in accordance with Section 4(a) of this Part I.

“Company” shall mean Northrim BanCorp, Inc., a bank holding company headquartered in Anchorage, Alaska.

“Dividend Equivalent Right” shall mean a right awarded to a Grantee pursuant to Part IV of this Plan to receive payment of an amount equivalent to the dividend that would be paid on a specified number of Shares just as if the Grantee owned the Shares. Dividend Equivalent Rights may be granted alone or in connection with any other Award other than an Option or Stock Appreciation Right.

“Effective Date” shall mean May ___, 2023, the date the shareholders of the Company approve this Plan.

“Eligible Participants” shall mean the key employees and officers of the Employer who are eligible to receive Awards under this Plan, in accordance with Section 4(c) of this Part I.

“Employer” shall mean the Company or any Related Entity that now exists or is hereafter organized or acquired by the Company.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(a)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or the Nasdaq Small Market of the Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or
(b)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for such stock on the date of such determination, as reported in The Wall Street Journal or other source as the Committee deems reliable; or
(c)    In the absence of an established market for the Common Stock, the Fair Market Value shall be determined by the Committee.

The Company acknowledges that Code Section 409A generally applies to deferred compensation, but provides an exception for stock options and stock appreciation rights with an exercise price no less than the fair market value of the underlying stock as of the time of grant. To satisfy the applicable exception, “Fair Market Value” under this Plan is intended to satisfy the standards of fair market value for purposes of Code Section 409A.

“Good Reason” shall mean, unless otherwise provided in an Award Agreement or other agreement between the Grantee and the Company, the occurrence of one or more of the following without the Grantee’s express written consent, which circumstances are not remedied by the Company within thirty (30) days of its receipt of a written notice from the Grantee describing the applicable circumstances (which notice must be provided by the Grantee within ninety (90) days of the Grantee’s knowledge of the applicable circumstances): (i) any material, adverse change in the Grantee’s duties, responsibilities, or authority; (ii) a material reduction in the Grantee’s base salary or bonus opportunity; or (iii) a geographical relocation of the Grantee’s principal work location by more than fifty (50) miles.

“Grant Date” shall mean the date on which the Committee completes the corporate action relating to the grant of an Award and all conditions to the Grant have been satisfied, provided that conditions relating to exercisability, vesting or similar conditions shall not defer the Grant Date.

“Grantee” shall mean an individual or entity who has received an Award under this Plan.

“Option” shall mean a right to purchase Shares in accordance with the provisions of Part II of this Plan. No Options under this Plan are intended to qualify as “incentive stock options” as defined in Code Section 422.

“Option Price” shall mean the amount to be paid by a Grantee to exercise an Option.

“Performance Shares” shall mean Shares awarded to a Grantee, where the Grantee’s continued retention of the Shares is subject to the satisfaction of specific performance-based criteria, pursuant to Part III of this Plan.

“Performance Units” shall mean a right awarded to a Grantee to receive Shares (one Share for each Performance Unit) upon the satisfaction of specified performance-based criteria, pursuant to Part III of this Plan. At the discretion of the Committee, Performance Units may be paid in cash in an amount equivalent to the Fair Market Value of the Shares otherwise payable to the Grantee, or a combination of cash and Shares.

“Plan” shall mean this Northrim BanCorp, Inc. 2023 Stock Incentive Plan.

“Prior Plans” shall mean the Company’s 2010 Stock Incentive Plan, the Company’s 2014 Stock Incentive Plan, the Company’s 2017 Stock Incentive Plan, and the Company’s 2020 Stock Incentive Plan.

“Related Entity” shall mean any entity that, directly or indirectly, is in control of, or under control with, the Company. For this purpose, the term “control” shall have the meanings assigned such term for the purposes of registration of securities on Form S-8 under the Securities Act.

“Restricted Stock” shall mean Shares awarded to a Grantee, where the Grantee’s continued retention of the Shares is subject to various restrictions, such as continued employment for a designated period, etc.

“Restricted Units” shall mean a right awarded to a Grantee to receive Shares (one Share for each Restricted Unit) upon the satisfaction of specified conditions, such as continued employment for a designated period, etc. At the discretion of the

Committee, Restricted Units may be paid in cash in amount equivalent to the Fair Market Value of the Shares otherwise payable to the Grantee, or a combination of cash and Shares.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Shares” shall mean shares of Common Stock.

“Stock Appreciation Right” shall mean a right awarded to a Grantee pursuant to Part IV of this Plan to receive a cash payment equal to the appreciation (if any) in the Fair Market Value of a Share from the date of grant until the Stock Appreciation Right is exercised. At the discretion of the Committee, payment may be made by delivering an amount of Shares that have a Fair Market Value equal to the cash otherwise payable to the Grantee, or a combination of cash and Shares.

“Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines.

3. Shares Subject to the Plan.

(a) Total Shares Available. Subject to adjustment under Section 3(b) below, a total of 325,000 Shares shall be authorized for Awards granted under the Plan, less one Share for every one Share that was subject to an option or stock appreciation right granted under the Company’s 2020 Stock Incentive Plan (the “2020 Plan”) after December 31, 2022 and prior to the Effective Date and three Shares for every one Share that was subject to an award other than an option or stock appreciation right granted under the 2020 Plan after December 31, 2022 and prior to the Effective Date. Any Shares that are subject to Options or Stock Appreciation Rights shall be counted against this limit as one Share for every one Share granted, and any Shares that are subject to Awards other than Options or Stock Appreciation Rights shall be counted against this limit as three Shares for every one Share granted. No awards may be granted under any Prior Plan on or after the Effective Date. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise.

If (i) any Shares subject to an Award are forfeited, an Award expires or an Award is settled for cash (in whole or in part), or (ii) after December 31, 2022 any Shares subject to an award under any Prior Plan are forfeited, an award under any Prior Plan expires or is settled for cash (in whole or in part), then in each such case the Shares subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration or cash settlement, be added to the Shares available for Awards under the Plan, as provided below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 31, 2022, an award other than an option or stock appreciation right under any Prior Plan are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Shares available for Awards under the Plan as provided below. Notwithstanding any other Plan provision to the contrary, the following Shares shall not be added to the Shares authorized for grant under this Section: (i) Shares tendered by the Grantee or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2022, an option under any Prior Plan, (ii) Shares tendered by the Grantee or withheld by the Company to satisfy any tax withholding obligation with respect to Options or Stock Appreciation Rights or, after December 31, 2022, options or stock appreciation rights under any Prior Plan, (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2022, a stock appreciation right under any Prior Plan that are not issued in connection with its stock settlement on exercise thereof, (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2022, options under any Prior Plan; and (v) Shares withheld above minimum statutory tax rates pursuant to Section 4(e) of this Part I.

Any Shares that again become available for Awards under the Plan pursuant to this Section shall be added as (i) one Share for every one Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under any Prior Plan, and (ii) as three Shares for every one Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under any Prior Plan.

Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided above in this Section 3(a). Additionally, in the event that a company acquired by the Company or any Company subsidiary or with which the Company or any Company subsidiary combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan

(as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan (and Shares subject to such Awards shall not be added to the Shares available for Awards under the Plan as provided above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company prior to such acquisition or combination.

(b) Adjustments to Shares Available. The number of Shares covered by each outstanding Award, the number of Shares available for grant of additional Awards, and the Option Price of outstanding Options (and grant or exercise price of outstanding Stock Appreciation Rights), shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any merger, reorganization, recapitalization, stock split, reverse stock split, spin-off, or other subdivision or consolidation of Shares, the payment of any dividend or distribution (whether in cash, Shares or other property, other than a regular cash dividend), any other increase or decrease in the number of Shares which is effected without receipt of consideration by the Company, or other change in corporate structure affecting the Shares or value thereof; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee (taking into consideration the accounting and tax consequences), whose determination in that respect shall be final, binding and conclusive.

(c) Payment With Shares. Subject to the overall limitation on the number of Shares that may be delivered under this Plan, the Committee may, in addition to granting Awards, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

4. Plan Administration.

(a) The Committee. This Plan shall be administered by the Compensation Committee of the Board or such other Committee as shall be appointed by the Board. The Committee shall consist solely of two or more non-employee members of the Board, with the intent that the Committee members satisfy any applicable requirements under the NASDAQ rules and the insider trading requirements of Rule 16b issued under the Exchange Act. If the Committee does not exist, or if the Board chooses to directly exercise its powers under this Plan, then the Board may take any action under this Plan that would otherwise be the responsibility of the Committee. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause), appoint new members in substitution for existing members, and fill vacancies (however caused). The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as the chairman or a majority of the Committee may determine.

At least annually, the Committee shall present a written report to the Board indicating the Eligible Participants to whom Awards have been granted since the date of the last such report, and, in each case, the Awards’ Grant Dates, the number of Shares covered by the Awards, and the Option Price or Fair Market Value of the shares awarded.

To the extent not inconsistent with applicable law or the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded, the Committee may (i) delegate to a committee of one or more directors of the Company any of the authority of the Committee under the Plan, including the right to grant, cancel or suspend Awards and (ii) authorize one or more executive officers to do one or more of the following with respect to employees who are not directors or executive officers of the Company: (A) designate employees to be recipients of Awards, (B) determine the number of Shares subject to such Awards to be received by such employees and (C) cancel or suspend Awards to such employees; provided that (x) any resolution of the Committee authorizing such officer(s) must specify the total number of Shares subject to Awards that such officer(s) may so award and (y) the Committee may not authorize any officer to designate himself or herself as the recipient of an Award.

(b) Powers of the Committee. Subject to the provisions and limitations of this Plan, the Committee shall have the authority and discretion:

i.to determine the Eligible Participants to whom Awards are to be granted, the times of grant, and the number of Shares covered by each Award;
ii.to determine the Option Price, subject to the provisions of Subparagraph 2(b) of Part II of this Plan;

iii.to determine the types and other terms and conditions of each Award granted under this Plan (which need not be identical), including performance and/or vesting contingencies;
iv.to modify, waive, or amend the terms of any Award previously granted, or to grant substitute Awards, subject to Part V;
v.to interpret this Plan, and all actions of the Committee in connection with the construction, interpretation and administration of the Plan and the Awards shall be final, conclusive, and binding upon all parties;
vi.Subject to Part V, Section 2, to correct any defect, supply any omission, or reconcile any inconsistency (a) within this Plan, (b) between this Plan and any related agreement, or (c) between this Plan and any rule or regulation promulgated under this Plan, in the manner and to the extent the Committee deems appropriate to carry out this Plan;
vii.to authorize any person or persons to execute and deliver Award Agreements or to take any other actions deemed by the Committee to be necessary or appropriate to effectuate the grant of Awards by the Committee; and
viii.to make all other determinations and take all other actions that the Committee deems necessary or appropriate to administer this Plan in accordance with its terms and conditions and applicable law.

All decisions, determinations, and interpretations of the Committee shall be final and binding upon all persons, including all Grantees and any other holders or persons interested in any Award, unless otherwise expressly determined by a vote of the majority of the entire Board. No member of the Committee or of the Board shall be liable for any action or determination made in good faith with respect to this Plan or an Award.

(c) Eligibility. Awards may be granted to any Eligible Participant whom the Committee determines, in its discretion, to be a key employee or officer of the Employer. Granting of Awards pursuant to this Plan shall be entirely within the Committee’s discretion, and the adoption of this Plan shall not confer upon any individual a right to receive any Award, unless and until such Awards are granted by the Committee, in its sole discretion. Neither the adoption of this Plan nor the granting of any Awards shall confer upon any individual any right with respect to continuation of employment, nor shall the same interfere in any way with his or her right (or with the right of the Company or a Related Entity) to terminate his or her employment at any time.

(d) Transferability of Awards. Except as provided below, no Award shall be transferable by a Grantee other than (i) by the Grantee’s last will and testament, (ii) in accordance with the beneficiary designation in the form approved by the Committee and filed by the Grantee with the Committee during the Grantee’s lifetime or (iii) by the applicable laws of descent and distribution. In particular, except as provided below, during a Grantee’s lifetime only the Grantee, or his or her guardian or legal representative, may exercise Options possessed by the Grantee. No Shares associated with grants of Restricted Stock, Restricted Units, Performance Shares or Performance Units may be sold, exchanged, transferred, pledged or otherwise disposed of during the corresponding restriction or performance period. Notwithstanding the foregoing, to the extent and under such terms and conditions as determined by the Committee, a Grantee may assign or transfer an Award without consideration (each transferee thereof, a “Permitted Assignee”) (i) to the Grantee’s spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Grantee or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Grantee or the persons referred to in clause (i) are the only partners, members or shareholders or (iv) for charitable donations; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Grantee shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Section.

(e) Tax Withholding. As described in various provisions of this Plan, the payment of benefits in connection with Awards may impose on the Employer the obligation to withhold taxes. The Employer may delay payment or transfer of Shares until arrangements have been made to satisfy any tax withholding obligations. In addition, tax withholding in connection with all Awards under this Plan may be accomplished through the withholding of Shares, provided that the number of Shares withheld shall be limited to the minimum required tax withholding rate for the Grantee (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost, otherwise deliverable in connection with the Award and as determined by the Committee; provided, further, that pursuant to Section 3(a) of Part I, any Shares withheld above minimum statutory tax rates shall not be added to the Shares available for grant under the Plan.

(f) Settlement of Awards; Deferral of Income. Except to the extent provided otherwise in the corresponding Award Agreement, the Committee has the discretionary authority to determine that any payment or settlement pursuant to an Award issued under this Plan may be paid or settled in cash or Shares of equivalent value. To the extent available under non-qualified deferred compensation arrangements maintained by the Employer, the Committee may extend to a Grantee the ability to elect to defer the receipt of cash otherwise payable pursuant to any Awards, except Options and the Stock Appreciation Rights, which deferral elections may serve to delay the recognition of taxable income by the Grantee. The ability of a Grantee to make a deferral election with respect to an Award shall be controlled by the provisions of the particular Award Agreement, which may be modified by the Committee, in its complete discretion, after the initial grant of the Award.

(g) Termination for Cause. Except to the extent provided otherwise in the corresponding Award Agreement, to the extent a Grantee’s employment with the Company or a Related Entity is terminated for Cause, the Grantee’s outstanding and still contingent Awards shall immediately become null and void. Specifically, any outstanding unexercised Options, whether vested or unvested, shall immediately terminate. Similarly, any grants of Restricted Stock, Restricted Units, Performance Shares, Performance Units, Stock Appreciation Rights or Dividend Equivalent Rights under this Plan, which have not yet been paid to the Grantee, or remain subject to performance or other criteria that the Grantee has not yet fulfilled, shall immediately forfeit and become null and void.

5. Code Section 409A. The Company acknowledges that Code Section 409A applies to deferred compensation, including stock options and stock appreciation rights which do not satisfy an exemption from Code Section 409A. The Company intends for this Plan and the Options and the Stock Appreciation Rights issued hereunder to satisfy an exemption under Code Section 409A (or otherwise to be in compliance), and this Plan and all Award Agreements will be interpreted to that end. The Company reserves the right to amend this Plan and any Award Agreement as necessary to comply with Code Section 409A or an applicable exemption, including (but not limited to) an amendment that adjusts the Option Price associated with an Option or the exercise price associated with a Stock Appreciation Right, which may be necessary for an Option or Stock Appreciation Right to comply with an exemption available for stock options and stock appreciation rights under the regulations issued pursuant to Code Section 409A.

6. Section 16(b) Compliance; Bifurcation of Plan. As long as the Company registers any of its equity securities pursuant to Section 12(b) or 12(g) of the Exchange Act, this Plan and the Awards granted under this Plan shall comply in all respects with Rule 16b-3 under the Exchange Act (or any successor rule). If any Plan provision is later found not to be in compliance with Rule16b-3, the provision shall be deemed null and void, or if possible construed in favor of its meeting the requirements of Rule 16b-3. Notwithstanding anything in this Plan to the contrary, the Committee, in its absolute discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan to Grantees who are officers and directors subject to Section 16(b) of the Exchange Act without so restricting, limiting or conditioning other Grantees. This provision shall not obligate the Company to undertake registration of any of the Awards or shares of Common Stock.

7. Applicable Law. This Plan shall be governed and construed in accordance with the laws of the State of Alaska.

II.
STOCK OPTIONS

1. Eligibility.

Options may be awarded to any Eligible Participant, as determined in the complete discretion of the Committee.

2. Terms and Conditions of Options.

All Options granted pursuant to this Plan must be authorized by the Committee or its designees and shall be subject to such terms and conditions, not inconsistent with this Plan, as the Committee shall prescribe, and documented in written Award Agreements in such form as the Committee shall from time to time approve. Unless waived or modified by the Committee, all Options shall be subject to the following terms and conditions:

(a) Number of Shares; Annual Limitation. Each Award Agreement shall state the number of Shares available under the Option. Any number of Options may be granted to a single Grantee at any time and from time to time. The Option Price for the Shares available pursuant to the Option shall be such price as is determined by the Committee, but in no event less than the Fair Market Value of the Common Stock as of the Grant Date, except as provided under Section 2(g) of this Part II.

(b) Option Price and Consideration. Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) with the consent of the Committee, by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) with the consent of the Committee, by withholding Shares otherwise issuable in connection with the exercise of the Option, (v) through any other method specified in an Award Agreement (including same-day sales through a broker), or (vi) any combination of any of the foregoing.

(c) Term of Option. No Stock Option granted pursuant to this Plan shall in any event be exercisable after the expiration of ten (10) years from the Option’s Grant Date. Subject to the foregoing and other applicable provisions of this Plan, the term of each Option shall be determined by the Committee in its discretion. Notwithstanding the foregoing, in the event that on the last business day of the term of an Option (i) the exercise of the Option is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Option shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

(d) Manner of Exercise; Conditions. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. Shares of Common Stock delivered pursuant to the exercise of an Option shall be subject to such conditions, restrictions and contingencies as the Committee may establish. The Committee may impose such conditions, restrictions and contingencies with respect to Shares acquired pursuant to the exercise of an Option as the Committee determines to be desirable. Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of an Option the Fair Market Value of one Share exceeds the option price per Share, the Grantee has not exercised the Option (or a tandem Stock Appreciation Right, if applicable) and the Option has not expired, the Option shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Option. In such event, the Company shall deliver to the Grantee the number of Shares for which the Option was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (in accordance with Section 4(e) of Part I); provided, however, any fractional Share shall be settled in cash.

(e) Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto complies with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the Alaska Securities Act or applicable securities statutes of other states, the rules and regulations promulgated under all such statutes, and the requirements of any stock exchange upon which the Common Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

The Company will use its best efforts to obtain from the appropriate regulatory agencies any requisite authorization in order to issue the number of shares of its Common Stock as needed to satisfy the requirements of this Plan. The Company’s inability to obtain the authority that Company’s counsel deems to be necessary for the lawful issuance of any shares under this Plan, or the unavailability of an exemption from registration for the issuance and sale of any shares under this Plan, shall relieve the Company of any liability with respect to the non-issuance of such shares.

As a condition to the exercise of an Option, the Company may require the person exercising the Option to represent and warrant at the time of exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute the Shares if, in the opinion of counsel for the Company, such a representation is required by any applicable law.

(f) Merger, Sale of Assets, etc. Except as otherwise provided in the Award Agreement that evidences an Option, in the event of a merger or other reorganization of the Company with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Company), or in the event of a sale of substantially all of the assets of the Company, or in the event of a dissolution or liquidation of the Company, the disposition of all outstanding and unexercised Options shall proceed as determined by the Committee, which determination may include (but shall not be limited to) an elimination of all unvested Options and termination of all vested Options following a reasonable period of time during which Grantees may exercise their vested Options and the additional acceleration with respect to the vesting and exercisability of unvested Options upon or after the merger or other transaction. Notwithstanding the foregoing, any acceleration of vesting or exercisability of Options in connection with such merger or other transaction described above, shall be contingent on the consummation of the merger or other transaction.

(g) Substitute Stock Options. In connection with the acquisition by the Company or any Related Entity, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business whose employees have been granted stock options, the Committee is authorized to issue, in substitution of any such unexercised stock option, a new Option under this Plan that confers upon the Grantee substantially the same benefits as the old option. Notwithstanding Section 2(a) of this Part II, an Option may be granted with an Option Price lower than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option if such Option is granted pursuant to an assumption of or substitution for another option pursuant to such a corporate transaction and in a manner consistent with the provisions of Sections 409A and 424(a) of the Code (whether or not such Option is an “incentive stock option” (within the meaning of Section 422 of the Code), or is otherwise compliant with Section 409A of the Code).

(h) Tax Compliance. The Employer, in its sole discretion, may take any actions reasonably believed by it to be required to comply with any local, state, or federal tax laws relating to the reporting or withholding of taxes attributable to the grant or exercise of any option or the disposition of any Shares issued upon exercise of an Option, including, but not limited to, (i) withholding from any Grantee exercising an Option a number of Shares having a Fair Market Value equal to the amount required to be withheld by the Employer under applicable tax laws (up to the minimum required tax withholding rate for the Grantee (or Permitted Assignee) or such other rate that will not cause an adverse accounting consequence or cost, in accordance with Section 4(e) of Part I), and (ii) withholding from any form of compensation or other amount due a Grantee or holder of Shares issued upon exercise of an Option any amount required to be withheld by the Employer under applicable tax laws.
(i) Other Provisions. Award Agreements executed pursuant to this Plan may contain such other provisions as the Committee shall deem advisable. The possession of an Option shall not, in and of itself, convey to the Grantee any of the rights or attributes of a shareholder, but only the right (subject to certain conditions) to exercise the Option and receive Shares.

III.
OTHER STOCK AWARDS

1. Types of Awards.

In addition to Options, Stock Appreciation Rights and Dividend Equivalent Rights, other Awards available under this Plan include grants of Restricted Stock, Restricted Units, Performance Shares and Performance Units. Awards of Restricted Stock, Restricted Units, Performance Shares and Performance Units shall be subject to any vesting and forfeiture provisions set forth in the applicable Award Agreement; provided that the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under such terms and conditions as the Committee shall deem appropriate. Awards under this Part III may be subject to the achievement of performance goals designated by the Committee and the corresponding Award Agreement. Any performance goals that are financial metrics, may be determined in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), or may be adjusted when established to include or exclude any items otherwise includable or excludable under GAAP. The performance goals that may be used by the Committee for such Awards will consist of goals measuring one or any combination of the following factors: Revenue; net interest margin; net interest income; non-interest income; net income; pre- or post-tax income; earnings per share; return on equity; return on assets; share price performance; total shareholder return; improvement in or attainment of expense levels; asset growth; loan growth; deposit growth; growth in other components of the Company’s balance sheet; asset quality, regulatory capital levels; or any other metric as determined by the Committee in its discretion. Performance goals may be measured solely on a corporate, subsidiary or division or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, other unusual infrequently occurring or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with U.S. generally accepted accounting principles. Such performance goals (and any exclusions) shall, unless otherwise determined by the Committee, be set by the Committee prior to the earlier of (i) 90 days after the commencement of the applicable performance period and (ii) the expiration of 25% of the performance period.

The Committee may adjust downwards or upwards the amount payable pursuant to such an Award. The Committee must certify, in writing, the amount of the Award for each Grantee for such performance period before payment of the Award is made.

2. Eligibility.

Awards under this Part III may be granted to any Eligible Participant, as determined by the Committee in its complete discretion.

3. Shares Subject to Award.

The Shares subject to Awards under this Part III are as described in Section 3 of Part I of this Plan.

4. Voting Rights and Dividends.

Grantees who have been awarded grants of Restricted Stock or Performance Shares shall have the right to vote all the received Shares during the restriction or performance period. Whenever such voting rights are to be exercised, the Company shall provide the Grantee with the same notices and other materials as provided to other shareholders, and the Grantee shall be provided adequate opportunity to review the notices and materials and vote the Shares associated with the grants of Restricted Stock and Performance Shares. As provided in the applicable Award Agreements, dividends or Dividend Equivalent Rights authorized by the Company and payable in connection with Shares that are subject to grants of Restricted Stock or Performance Shares may be reinvested in additional Shares, otherwise reinvested, or accumulated and credited to a bookkeeping account, but in any event shall be subject to the same restrictions and risk of forfeiture as the underlying Award and shall not be paid unless and until the underlying Award is vested.

5. Effect of Change in Control Transaction.

Except as otherwise provided in an Award Agreement that evidences an Award, in the event of a merger or other reorganization of the Company with and into any other corporation (other than a reorganization where the ownership of the surviving company is substantially the same as that of the Company), or in the event of a sale of substantially all of the assets of the Company, or in the event of a dissolution or liquidation of the Company, the Committee shall have the discretion to determine whether, and to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, accelerated, exchanged, or surrendered in connection with such event, including (but not limited to) a cancellation of any outstanding Awards and payment to the holders thereof, in cash or stock, or any combination thereof, the value of such Awards based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event and the additional acceleration of vesting of unvested Awards upon or after the event. Notwithstanding the foregoing, any acceleration of vesting of Awards in connection with such merger or other transaction described above, shall be contingent on the consummation of the transaction event. In addition, in connection with the acquisition by the Company or any Related Entity, whether by merger, acquisition of stock or assets, or other reorganization transaction, of a business whose employees have been granted stock awards, the Committee is authorized to issue, in substitution of any such award, a new Award under this Plan that confers upon the Grantee substantially the same benefits as the old award.

IV.
STOCK APPRECIATION AND DIVIDEND EQUIVALENT RIGHTS

1. Stock Appreciation Rights.

In addition to other Awards available under this Plan, the Committee may grant Stock Appreciation Rights. Any grant of Stock Appreciation Rights may, but need not be, associated with Shares subject to a specific Option. If a grant of Stock Appreciation Rights is associated with Shares subject to a specific Option, then, unless otherwise provided in the applicable Award Agreement, the Stock Appreciation Rights shall terminate upon (a) the expiration, termination, forfeiture or cancellation of the Option or (b) the exercise of such Option. Similarly, if a grant of Stock Appreciation Rights is associated with Shares subject to a specific Option, then, unless otherwise provided in the applicable Award Agreement, the Option associated with the Stock Appreciation Rights shall terminate upon the exercise of the Stock Appreciation Rights. Each grant of Stock Appreciation Rights shall be evidenced by an Award Agreement that specifies the term, which in no event may exceed ten years from the date of grant. In addition, each Award Agreement representing a grant of Stock Appreciation Rights will designate the applicable Fair Market Value of a Share as of the Grant Date (provided that, substitute Stock Appreciation Rights Awards may be granted under terms and circumstances similar to those described in Part II, Section 2(g) with respect to substitute Options).

The possession of a Stock Appreciation Right shall not, in and of itself, convey to the Grantee any of the rights or attributes of a shareholder, but only the right (subject to certain conditions) to receive payment in connection with appreciation (if any) of the Shares.

Notwithstanding the foregoing, in the event that on the last business day of the term of a Stock Appreciation Right (i) the exercise of the Stock Appreciation Right is prohibited by applicable law or (ii) Shares may not be purchased or sold by certain employees or directors of the Company due to the “black-out period” of a Company policy or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, the term of the Stock Appreciation Right shall be extended for a period of 30 days following the end of the legal prohibition, black-out period or lock-up agreement.

2. Dividend Equivalent Rights.

In addition to other Awards available under this Plan, the Committee may grant Dividend Equivalent Rights. The grant of Dividend Equivalent Rights may be made as discrete and separate Awards, or in connection with Shares associated with a grant of Restricted Stock, Restricted Units, Performance Shares, or Performance Units. A Grantee holding Dividend Equivalent Rights will be entitled to payment of an amount equivalent to the dividends that would have been paid on the associated Shares, just as if the Grantee held the Shares on which the Dividend Equivalent Rights were based (less applicable withholding taxes). As provided in the corresponding Award Agreement, the grant of Dividend Equivalent Rights may be subject to various restrictions, which the Grantee must first satisfy before receiving payment pursuant to the Dividend Equivalent Rights. Notwithstanding the foregoing, Dividend Equivalent Rights credited in connection with any Award shall be subject to restrictions and risk of forfeiture to the same extent as the underlying Award and shall not be paid unless and until the underlying Award vests.

3. Eligibility.

Awards under this Part IV may be granted to any Eligible Participant, as determined by the Committee in its complete discretion.

4. Shares Subject to Stock Appreciation and Dividend Equivalent Rights.

The Shares subject to Awards under this Part IV are as described in Section 3 of Part I of this Plan.

5. Exercise of Stock Appreciation Rights.

Upon the exercise of a Stock Appreciation Right, the Grantee shall be entitled to receive a cash payment for each Share covered by the portion of the Stock Appreciation Right being exercised, which payment is equal to the excess of (a) the Fair Market Value of a Share on the exercise date over (b) the Fair Market Value of a Share as of the date the Stock Appreciation Right was granted, as designated in the corresponding Award Agreement, or such greater amount as designated in the Award Agreement. All payments in connection with the exercise of Stock Appreciation Rights shall be made as soon as practicable, but in no event later than seven (7) business days after the effective date of the exercise of the Stock Appreciation Right. Each Stock Appreciation Right may be exercised on such date or dates, and during such period and with respect to a number of Shares, as determined by the Committee and as set forth in the corresponding Award Agreement. The exercise of a Stock Appreciation Right shall also be subject to such terms and conditions as specified in the corresponding Award Agreement, which conditions may include minimum exercise amounts and the ability to elect a partial exercise. Unless provided otherwise in the Award Agreement, each Stock Appreciation Right shall be exercised by delivering notice to the Company’s principal office, to the attention of its Secretary, no less than five (5) business days in advance of the effective date of the proposed exercise. The notice shall be accompanied by the applicable Award Agreement and specify the number of Shares with respect to which the Stock Appreciation Right is being exercised and the effective date of the proposed exercise.

Notwithstanding the foregoing, an Award Agreement may provide that if on the last day of the term of a Stock Appreciation Right the Fair Market Value of one Share exceeds the price per Share, the Grantee has not exercised the Stock Appreciation Right, and the Stock Appreciation Right has not expired, the Stock Appreciation Right shall be deemed to have been exercised by the Grantee on such day with payment made by withholding Shares otherwise issuable in connection with the exercise of the Stock Appreciation Right. In such event, the Company shall deliver to the Grantee the number of Shares for which the Stock Appreciation Right was deemed exercised, less the number of Shares required to be withheld for the payment of the total purchase price and required withholding taxes (in accordance with Section 4(e) of Part I); provided, however, any fractional Share shall be settled in cash.

V.
ADOPTION, AMENDMENT, TERMINATION PROVISIONS, AND RECOUPMENT

1. Term of this Plan.

(a)    The Plan, as adopted by the Board on March ___, 2023, shall become effective upon and subject to shareholder approval at the Company’s 2023 shareholder annual meeting (the “2023 Annual Meeting”). This Plan shall expire on the tenth (10th) anniversary of the Effective Date, provided that any outstanding Awards at that time will continue for the duration of the Award, in accordance with the terms of this Plan and the applicable Award Agreement. Upon the Board’s adoption of this Plan and subject to approval of this Plan by the Company’s shareholders at the 2023 Annual Meeting, no new awards shall be granted under the Company’s 2020 Stock Incentive Plan. For the avoidance of doubt, if this Plan is not approved by the Company’s shareholders at the 2023 Annual Meeting, then the Northrim Bancorp, Inc. 2020 Stock Incentive Plan, as in effect immediately prior to the Board’s adoption of this Plan, shall continue to exist and operate according to all of its terms and conditions.

2. Amendment, Early Termination of the Plan, and Modification of Awards.

(a) Amendment or Early Termination. The Board may terminate this Plan at any time. The Board may amend this Plan at any time and from time to time in such respects as the Board may deem advisable, except that, without proper approval of shareholders of the Company, no such revision or amendment shall:

i.increase the number of shares of Common Stock subject to the Plan other than in connection with an adjustment under Section 3(b) of Part I,
ii.increase the parameters of Eligible Participants, or
iii.make any amendment to this Plan that would require shareholder approval under any applicable law or regulation.

(b) Modification and Amendment of Awards; Prohibition on Repricing. Subject to the requirements of the Code and to the terms and conditions and within the limitations of this Plan, the Committee may modify or amend outstanding Options granted under this Plan. The modification or amendment of an outstanding Option shall not, without the consent of the Grantee, impair or diminish any of his or her rights or any of the obligations of the Company under such Option. Except as otherwise provided in this Plan, no outstanding Option shall be terminated without the consent of the Grantee. In addition, except as provided in Section 3(b) of Part I or in connection with Section 5 of Part III, neither the Board nor the Committee may, without the approval of the Company’s shareholders, cancel an Option or Stock Appreciation Right in exchange for cash when the exercise or grant price per share exceeds the Fair Market Value of one Share or take any action with respect to an Option or Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal securities exchange on which the Shares are traded, including a reduction of the exercise price of an Option or the grant price of a Stock Appreciation Right or the exchange of an Option or Stock Appreciation Right for another Award.

3. Shareholder Approval.

Continuance of the Plan shall be subject to proper approval of this Plan by the shareholders of the Company at a duly convened meeting of the shareholders of the Company, which approval must occur within twelve (12) months before or after the date of adoption of the Plan by the Board.

4. Recoupment.

By accepting an Award hereunder the Grantee acknowledges that, in the event of any restatement of the financial statements of the Company, he or she may be required to reimburse or forfeit to the Company the Excess (as defined below) from any Award awarded to or received by such Grantee in the following circumstances: (1) the Company’s financial statements are required to be restated as a result of material non-compliance with any financial reporting requirements under the federal securities laws (other than a restatement due to a change in financial accounting rules); and (2) the Board (or Board committee) determines in its discretion that a lower amount of such Award would have been paid to a Grantee based upon the restated financial results such that the Grantee received an excess amount of compensation (the “Excess”) as a result of the restatement. This provision shall apply to Awards granted during the three-year period preceding the date on which the Company discloses that it is required to restate its financial statements.

CERTIFICATE OF ADOPTION

I certify that the foregoing Plan was adopted by the Board of Directors of Northrim BanCorp, Inc. on March 23, 2023 and by the shareholders of Northrim BanCorp, Inc. on May __, 2023.

Stefan Saldanha
Corporate Secretary

Northrim BanCorp, Inc.

3111 C STREET
ANCHORAGE, AK 99503

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NRIM2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99688-P87855 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NORTHRIM BANCORP, INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect thirteen (13) Directors FOR the term of one year until their successors have been elected or qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Election of Directors
Nominees

01) Larry S. Cash
02) Anthony J. Drabek
03) Karl L. Hanneman
04) David W. Karp
05) Joseph P. Marushack
06) David J. McCambridge
07) Krystal M. Nelson
08) Marilyn F. Romano
09) Joseph M. Schierhorn
10) Aaron M. Schutt
11) John C. Swalling
12) Linda C. Thomas
13) David G. Wight

The Board of Directors recommends you vote FOR proposal 2.

	For	Against	Abstain
2. APPROVAL OF THE 2023 STOCK INCENTIVE PLAN. To approve the Northrim BanCorp, Inc. 2023 Stock Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 3.

	For	Against	Abstain
3. ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, by nonbinding vote, the compensation of the named executive officers.	☐	☐	☐

The Board of Directors recommends you vote "ONE YEAR" for proposal 4.

	1 Year	2 Years	3 Years	Abstain
4. ADVISORY VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON EXECUTIVE COMPENSATION. To approve, by nonbinding vote, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR proposal 5.

	For	Against	Abstain
5. RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. To ratify the selection of Moss Adams LLP as the independent registered accounting firm for Northrim BanCorp, Inc. for the fiscal year 2023.	☐	☐	☐

To take such action, in their discretion, upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

NOTE: THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED ABOVE. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR LISTED ABOVE, FOR THE ADVISORY VOTE ON EXECUTIVE COMPENSATION, AND FOR THE RATIFICATION OF MOSS ADAMS LLP AS NORTHRIM BANCORP, INC.'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Note: Signature(s) should agree with name(s) on Northrim stock certificate(s). Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations or partnerships, should so indicate when signing. All joint owners must sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date